Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of February 10, 2011

among

ROCKWOOD SPECIALTIES GROUP, INC.,
as Borrower

ROCKWOOD SPECIALTIES INTERNATIONAL, INC.,
as a Guarantor

The Several Lenders
from Time to Time Parties Hereto

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Administrative Agent

CREDIT SUISSE SECURITIES (USA) LLC

DEUTSCHE BANK SECURITIES INC.

MORGAN STANLEY SENIOR FUNDING, INC. and

UBS SECURITIES LLC

as Joint Lead Arrangers and Joint Bookrunners

and

KKR CAPITAL MARKETS LLC
as Joint Arranger and Syndication Agent

i

6.4	Closing Certificates	75
6.5	Corporate Proceedings of Each Credit Party	75
6.6	Corporate Documents	76
6.7	Fees	76
6.8	Patriot Act	76
6.9	Existing Credit Agreement	76

SECTION 7.	Conditions Precedent to All Credit Events	76
7.1	No Default; Representations and Warranties	76
7.2	Notice of Borrowing; Letter of Credit Request	76
7.3	Revolving Credit Loans	77

SECTION 8.	Representations, Warranties and Agreements	77
8.1	Corporate Status	77
8.2	Corporate Power and Authority	77
8.3	No Violation	77
8.4	Litigation	78
8.5	Margin Regulations	78
8.6	Governmental Approvals	78
8.7	Investment Company Act	78
8.8	True and Complete Disclosure	78
8.9	Financial Condition; Financial Statements	79
8.10	Tax Returns and Payments	79
8.11	Compliance with ERISA	79
8.12	Subsidiaries	80
8.13	Patents, etc.	80
8.14	Environmental Laws	80
8.15	Properties	81
8.16	Solvency	81

SECTION 9.	Affirmative Covenants	81
9.1	Information Covenants	81
9.2	Books, Records and Inspections	84
9.3	Maintenance of Insurance	84
9.4	Payment of Taxes	85
9.5	Consolidated Corporate Franchises	85
9.6	Compliance with Statutes, Obligations, etc.	85
9.7	ERISA	85
9.8	Good Repair	86
9.9	Transactions with Affiliates	86
9.10	End of Fiscal Years; Fiscal Quarters	86
9.11	Additional Guarantors and Grantors	87
9.12	Pledges of Additional Stock and Evidence of Indebtedness	87
9.13	Use of Proceeds	88
9.14	Changes in Business	88
9.15	Further Assurances	88
9.16	Post-Closing Obligations	89

SECTION 10.	Negative Covenants	90
10.1	Limitation on Indebtedness	90
10.2	Limitation on Liens	93
10.3	Limitation on Fundamental Changes	95
10.4	Limitation on Sale of Assets	97
10.5	Limitation on Investments	98
10.6	Limitation on Dividends	100
10.7	Limitations on Debt Payments	101
10.8	Limitations on Sale Leasebacks	102
10.9	Senior Secured Debt to Consolidated EBITDA Ratio	102
10.10	Consolidated EBITDA to Consolidated Interest Expense Ratio	102
10.11	Capital Expenditures	102

SECTION 11.	Events of Default	103
11.1	Payments	103
11.2	Representations, etc.	103
11.3	Covenants	103
11.4	Default Under Other Agreements	103
11.5	Bankruptcy, etc.	104
11.6	ERISA	104
11.7	Guarantee	105
11.8	Pledge Agreement	105
11.9	Security Agreement	105
11.10	Mortgages	105
11.11	Subordination	105
11.12	Judgments	105
11.13	Change of Control	106

SECTION 12.	The Administrative Agent	106
12.1	Appointment	106
12.2	Delegation of Duties	107
12.3	Exculpatory Provisions	107
12.4	Reliance by Administrative Agent	107
12.5	Notice of Default	108
12.6	Non-Reliance on Administrative Agent and Other Lenders	108
12.7	Indemnification	109
12.8	Administrative Agent in its Individual Capacity	109
12.9	Successor Agent	109
12.10	Withholding Tax	110

SECTION 13.	Miscellaneous	110
13.1	Amendments and Waivers	110
13.2	Notices	112
13.3	No Waiver; Cumulative Remedies	113
13.4	Survival of Representations and Warranties	113
13.5	Payment of Expenses and Taxes	113
13.6	Successors and Assigns; Participations and Assignments	114

13.7	Replacements of Lenders under Certain Circumstances	119
13.8	Adjustments; Set-off	119
13.9	Counterparts	120
13.10	Severability	120
13.11	Integration	120
13.12	GOVERNING LAW	120
13.13	Submission to Jurisdiction; Waivers	120
13.14	Acknowledgments	121
13.15	WAIVERS OF JURY TRIAL	121
13.16	Confidentiality	121
13.17	Judgment Currency	122
13.18	Permitted Amendments	122

SCHEDULES

Schedule 1.1 (a)	Additional Cost
Schedule 1.1 (b)	Mortgaged Properties
Schedule 1.1 (c)	Commitments and Addresses of Lenders
Schedule 1.1 (d)	Converting Letters of Credit
Schedule 8.12	Subsidiaries
Schedule 10.1	Closing Date Indebtedness
Schedule 10.2	Closing Date Liens
Schedule 10.5	Closing Date Investments

EXHIBITS

Exhibit A	Form of Guarantee
Exhibit B	Form of Mortgage (Real Property)
Exhibit C	Form of Perfection Certificate
Exhibit D	Form of Pledge Agreement
Exhibit E-1	Form of First Lien Intercreditor Agreement
Exhibit E-2	Form of Second Lien Intercreditor Agreement
Exhibit F	Form of Security Agreement
Exhibit G	Form of Letter of Credit Request
Exhibit H-1	Form of Opinion of Simpson Thacher & Bartlett LLP
Exhibit H-2	Form of Opinion of Tom Riordan
Exhibit I	Form of Closing Certificate
Exhibit J	Form of Assignment and Acceptance
Exhibit K-1	Form of Promissory Note (Term Loans)
Exhibit K-2	Form of Promissory Note (Revolving Credit Loans and Swingline Loans)
Exhibit L	Form of Confidentiality Agreement
Exhibit M	Form of Post-Closing Schedule
Exhibit N	Form of Joinder Agreement

CREDIT AGREEMENT dated as of February 10, 2011, among ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Borrower”), ROCKWOOD SPECIALTIES INTERNATIONAL, INC., a Delaware corporation (“Holdings”), the lending institutions from time to time parties hereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and as Collateral Agent (such terms and each other capitalized term used but not defined in this introductory statement having the meaning provided in Section 1), and KKR CAPITAL MARKETS LLC, as Syndication Agent.

WHEREAS, the Borrower, the lenders from time to time party thereto and Credit Suisse, as administrative agent, have entered into that certain Amended and Restated Credit Agreement, dated as of June 15, 2009 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, the Borrower intends to (i) terminate the Existing Credit Agreement and repay the outstanding obligations and terminate outstanding commitments thereunder, including with the proceeds of credit facilities comprised of (a) an $850,000,000 term loan facility and (b) a $180,000,000 revolving credit facility, and (ii) release and discharge all guarantees, liens and security interests associated therewith, in each case, as described in this Agreement (collectively, the “Refinancing”);

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.           Definitions

1.1           Defined Terms.  (a)  As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“ABR” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the British Bankers’ Associate Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized vendor for the purpose of displaying such rates).  Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate for a one-month Interest Period shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate for a one-month Interest Period, respectively.

“ABR Loan” shall mean each Loan bearing interest at the rate provided in Section 2.8(a) and, in any event, shall include all Swingline Loans.

“Accepting Lenders” shall have the meaning provided in Section 13.18.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business, any Converted Restricted Subsidiary, any Sold Entity or Business or any Converted Unrestricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the sum of the amounts for such period of, without duplication, (a) income from continuing operations before income taxes and extraordinary items, (b) interest expense, (c) depreciation expense, (d) amortization expense, including amortization of deferred financing fees, (e) non-recurring charges, (f) non-cash charges, (g) losses on asset sales and (h) restructuring charges or reserves less the sum of the amounts for such period of (i) non-recurring gains, (j) non-cash gains, (k) gains on asset sales and (l) interest income, all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Acquisition Agreements” shall mean the Purchase Agreement and the Sale and Purchase Agreement.

“Additional Cost” shall mean, in relation to any Foreign Currency Borrowing, the cost as calculated by the Administrative Agent in accordance with Schedule 1.1(a) imputed to each Lender participating in such Borrowing of compliance with the mandatory liquid assets requirements of the Financial Services Authority (or other applicable regulatory authority) during the applicable Interest Period, expressed as a percentage.

“Adjusted Total Revolving Credit Commitment” shall mean at any time the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders.

“Adjusted Total Term Loan Commitment” shall mean at any time the Total Term Loan Commitment less the Term Loan Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean CS, together with its Affiliates, as the administrative agent for the Lenders under this Agreement and the other Credit Documents.  With respect to Foreign Currency Borrowings, the Administrative Agent may be an Affiliate of CS for purposes of administering such Borrowings, and all references herein to the term “Administrative Agent” shall be deemed to refer to the Administrative Agent in respect of the applicable Borrowing or to all Administrative Agents, as the context requires.

“Administrative Agent’s Office” shall mean the office of the Administrative Agent located at Eleven Madison Avenue, New York, NY 10010, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.  A Person shall be deemed to control (i) a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise and (ii) any other Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such specified Person, whether through the ownership of voting securities, by contract or otherwise.

“Agents” shall mean the Administrative Agent, the Collateral Agent, the Syndication Agents and the Co-Documentation Agents.

“Aggregate Revolving Credit Outstanding” shall have the meaning provided in Section 5.2(b).

“Agreement” shall mean this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Amortization Amount” shall have the meaning provided in Section 5.2(c).

“Applicable ABR Margin” shall mean at any date, with respect to each ABR Loan, 1.75% per annum.  Notwithstanding the foregoing, after the Initial Financial Statement Delivery Date, the Applicable ABR Margin will be determined in accordance with the pricing grid (the “Pricing Grid”) set forth below:

Consolidated Total Debt to Consolidated EBITDA Ratio	Applicable Eurodollar Margin	Applicable ABR Margin
Greater than 2.00:1.00	2.75%	1.75%
Less than or equal to 2.00:1.00	2.50%	1.50%

In the event that any financial statement or compliance certificate delivered pursuant to Section 9.1 is inaccurate (regardless of whether this Agreement or the Commitments are in effect or any Loans are outstanding when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable ABR Margin or Applicable Eurodollar Margin for any period (an “Applicable Period”) than the Applicable ABR Margin or the Applicable Eurodollar Margin, as applicable, applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected financial statement and a corrected compliance certificate for such Applicable Period, (ii) the Applicable ABR Margin or the Applicable Eurodollar Margin, as applicable, shall be determined based on the corrected compliance certificate for such Applicable Period, and (iii) the Borrower shall immediately pay to the Administrative Agent (for the account of the Lenders during the Applicable Period or their successors and assigns) the accrued additional interest owing as a result of such increased Applicable ABR Margin or Applicable Eurodollar Margin, as applicable, for such Applicable Period. This paragraph shall not limit the rights of the Administrative Agent or the Lenders with respect to Sections 2.8(c) and Section 11 hereof, and shall survive the termination of this Agreement.

“Applicable Eurodollar Margin” shall mean at any date, with respect to each Eurodollar Loan, 2.75% per annum.  Notwithstanding the foregoing, after the Initial Financial Statement Delivery Date, the Applicable Eurodollar Margin will be determined in accordance with the Pricing Grid.

“Applicable Period” shall have the meaning provided in the definition of “Applicable ABR Margin.”

“Approved Fund” shall have the meaning provided in Section 13.6.

“Asset Sale Prepayment Event” shall mean any sale, transfer or other disposition of any business units, assets or other properties of the Borrower or any of the Restricted Subsidiaries not in the ordinary course of business (including any sale, transfer or other disposition of any capital stock of any Subsidiary of the Borrower owned by the Borrower or a Restricted Subsidiary).  Notwithstanding the foregoing, the term “Asset Sale Prepayment Event” shall not include any transaction permitted by Section 10.4, other than transactions permitted by Section 10.4(b) and the transactions permitted by Section 10.4(e) to the extent any Net Cash Proceeds in respect of accounts receivable subject to receivables financing facilities or factoring arrangements thereunder shall exceed $200,000,000 at any one time.

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit J.

“Authorized Officer” shall mean the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or any other senior officer of the Borrower designated as such in writing to the Administrative Agent by the Borrower.

“Available Amount” shall mean, on any date (the “Reference Date”), an amount equal at such time to (a) the sum of, without duplication, (i) the greater of (x) $600,000,000 and (y) 15% of Consolidated Total Assets as of the most recent fiscal quarter for which Section 9.1 Financials have been delivered to the Lenders under Section 9.1, (ii) the aggregate amount of Net Cash Proceeds from Prepayment Events refused by Term Loan Lenders and retained by the Borrower in accordance with Section 5.2(c)(iv) after the Closing Date and on or prior to the Reference Date, (iii) an amount equal to (x) the cumulative amount of Excess Cash Flow for all fiscal years completed after the Closing Date and prior to the Reference Date minus (y) the portion of such Excess Cash Flow that has been after the Closing Date and on or prior to the Reference Date (or will be) applied to (A) the prepayment of Loans in accordance with

Section 5.2(a)(ii), (B) the payment by the Borrower of cash interest of the Senior Subordinated Notes, (C) the redemption, repurchase or retirement of the Senior Subordinated Notes or (D) the payment of dividends and distributions by the Borrower pursuant to sub-clause (ii) of the proviso to Section 10.6(d), (iv) the amount of any capital contributions made in cash to the Borrower from and including the Business Day immediately following the Closing Date through and including the Reference Date, including contributions with the proceeds from any issuance of equity securities by any of the Borrower, the Parent Companies or Holdings, (v) the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary so long as such dividends or distributions are then immediately distributed to the Borrower or a Guarantor from any Minority Investments or Unrestricted Subsidiaries after the Closing Date and on or prior to the Reference Date (other than the portion of any such dividends and other distributions that is used by the Borrower or any Guarantor to pay taxes), (vi) the aggregate amount of all cash repayments of principal received by the Borrower or any Guarantor from any Minority Investments or Unrestricted Subsidiaries after the Closing Date and on or prior to the Reference Date in respect of loans made by the Borrower or any Guarantor to such Minority Investments or Unrestricted Subsidiaries and (vii) the aggregate amount of all net cash proceeds received by the Borrower or any Restricted Subsidiary so long as such proceeds are then immediately distributed to the Borrower or a Guarantor in connection with the sale, transfer or other disposition of its ownership interest in any Minority Investment or Unrestricted Subsidiary after the Closing Date and on or prior to the Reference Date minus (b) the sum at such time of (i) the aggregate amount of any investments (including loans) made by the Borrower or any Restricted Subsidiary pursuant to Section 10.5(m) after the Closing Date and on or prior to the Reference Date and (ii) the aggregate amount of Capital Expenditures made by the Borrower or any of the Restricted Subsidiaries after the Closing Date and on or prior to the Reference Date pursuant to Section 10.11(b).

“Available Commitment” shall mean an amount equal to the excess, if any, of (a) the Dollar Equivalent of the amount of the Total Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans then outstanding and (ii) the aggregate applicable Letter of Credit Outstanding at such time.

“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning provided in the introductory statement to this Agreement.

“Borrowing” shall mean and include (a) the incurrence of Swingline Loans from the Swingline Lender on a given date, (b) the incurrence of one Type of Term Loan on the Closing Date (or resulting from conversions on a given date after the Closing Date) having, in the case of Eurodollar Term Loans, the same Interest Period (provided, that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Eurodollar Term Loans) and (c) the incurrence of one Type of Revolving Credit Loan on a given date (or resulting from conversions on a given date) having, in the case of Eurodollar Revolving Credit Loans, the same Interest Period (provided, that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Eurodollar Revolving Credit Loans).

“Business Day” shall mean (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day that shall be in The City of New York or London a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans denominated in Euro, any day that is a Business Day described in clause (a) and which is also a day on which the TARGET payment system is open for the settlement of payment in Euro; provided, that when used in connection with any Eurodollar Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term “Business Day” shall also exclude any day on which banks are not open for dealing in the London interbank market.

“Calculation Date” means (a) each date on which a Borrowing of Foreign Currency Revolving Credit Loans is requested, (b) each date on which a Foreign Currency Letter of Credit is issued, (c) if requested by the Administrative Agent, the last Business Day of a calendar month, (d) if at any time the Aggregate Revolving Credit Outstandings exceed 75% of the Total Revolving Credit Commitment, the last Business Day of each week and (e) if a Default or an Event of Default shall have occurred and be continuing, such additional dates as the Administrative Agent or the Required Lenders shall specify.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases, but excluding any amount representing capitalized interest) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries; provided, that the term “Capital Expenditures” shall not include (a) expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (c) the purchase of plant, property or equipment made within one year of the sale of any asset to the extent purchased with the proceeds of such sale or (d) expenditures that constitute any part of Consolidated Lease Expense.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person; provided, that the adoption or issuance of any accounting standards after the Closing Date will not cause any lease that was not or would not have been a Capital Lease prior to such adoption or issuance to be deemed a Capital Lease.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Change of Control” shall mean (a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder, (b) the Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d—5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Borrower or any of its direct or indirect parent corporations or (c) any Person, other than Holdings (directly) or any of the Parent Companies (indirectly), acquires ownership, directly or indirectly, beneficially or of record, of any equity interest of any nature in the Borrower.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, New Revolving Loans, Term Loans or New Term Loans (or any New Term Loans issued after the date hereof on a single date of a separate Series) or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, New Revolving Loan Commitment, Term Loan Commitment or New Term Loan Commitment.

“Closing Date” shall mean the date upon which all conditions precedent specified in Section 6 have been satisfied or waived in accordance with this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder and Section references to the Code are to the Code, as in effect at the Closing Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor, in each case except as otherwise provided herein.

“Co-Documentation Agents” shall mean Deutsche Bank Securities, Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC.

“Collateral Agent” shall mean CS, together with its Affiliates, as the collateral agent for the Lenders and the other Secured Parties under this Agreement and the other Credit Documents.

“Collateral” shall have the meaning provided in the Pledge Agreement, the Security Agreement or any Mortgage, as applicable.

“Commitments” shall mean, with respect to each Lender, such Lender’s Term Loan Commitment, Revolving Credit Commitment, New Revolving Loan Commitment (if applicable) or New Term Loan Commitment (if applicable).

“Commitment Fee Rate” shall mean, with respect to the Available Commitment on any day, 0.50% per annum.

“Confidential Information” shall have the meaning provided in Section 13.16.

“Consolidated Earnings” shall mean, for any period, “income (loss) before the deduction of income taxes” of the Borrower and the Restricted Subsidiaries, excluding extraordinary items, for such period, determined in a manner consistent with the manner in which such amount was determined in accordance with the audited financial statements most recently required to be delivered pursuant to Section 9.1(a).

“Consolidated EBITDA” shall mean, for any period, the sum, without duplication, of the amounts for such period of (a) Consolidated Earnings, (b) Consolidated Interest Expense, (c) depreciation expense, (d) amortization expense, including amortization of deferred financing fees, (e) extraordinary losses and non-recurring charges, (f) non-cash charges, (g) losses on asset sales, (h) restructuring charges or reserves (including severance, relocation costs and one-time compensation charges and costs relating to the closures of facilities), (i) Transaction Expenses to the extent deducted in determining Consolidated Earnings, (j) any expenses or charges incurred in connection with any issuance of debt or equity securities, (k) any fees and expenses related to Permitted Acquisitions, (l) any deduction for minority interest expense and (m) items arising in connection with litigation related to the timber business of the Borrower and its Subsidiaries (not exceeding $4,000,000 in the aggregate for any such period and $9,000,000 in the aggregate during the term of this Agreement), less the sum of the amounts for such period of (n) extraordinary gains and non-recurring gains, (o) non-cash gains including any non-cash cancellation of indebtedness income and (p) gains on asset sales, all as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided, that (i) except as provided in clause (iv) below, there shall be excluded from Consolidated Earnings for any period the income from continuing operations before income taxes and extraordinary items of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Earnings, except to the extent actually received in cash by the Borrower or its Restricted Subsidiaries during such period through dividends or other distributions (it being understood that, to the extent that such income from continuing operations before income taxes and extraordinary items of any such Unrestricted Subsidiaries is excluded, the amounts set forth in clauses (b) through (p) above with respect to any such Unrestricted Subsidiaries shall not be included for purposes of determining Consolidated EBITDA for such period), (ii) there shall be excluded from Consolidated Earnings for any period the income from continuing operations before income taxes and extraordinary items of each Foreign Joint Venture for such period corresponding to the percentage of capital stock or other equity interests in such Foreign Joint Venture not owned by the Borrower or its Restricted Subsidiaries (other than Foreign Joint Ventures) (it being understood that, to the extent that such income from continuing operations before income taxes and extraordinary items of such Foreign Joint Venture is excluded, the ratable amounts allocable to such non-owned capital stock or equity interests of the amounts set forth in clauses (b) through (p) above with respect to such Foreign Joint Venture shall not be included for purposes of determining Consolidated EBITDA for such period), (iii) there shall be excluded in determining Consolidated EBITDA non-operating currency transaction gains and losses and (iv)(x) there shall be included in determining Consolidated EBITDA for any period (A) the Acquired EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) acquired to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) for the purposes of the definition of the term “Permitted Acquisition” and Sections 10.3, 10.9 and 10.10, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in the Pro Forma Adjustment Certificate delivered to the Lenders and the Administrative Agent and (y) for purposes of determining the Consolidated Total Debt to Consolidated EBITDA Ratio and Senior Secured Debt to Consolidated EBITDA Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Acquired EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), and the Acquired EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the actual Acquired EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition or conversion).

“Consolidated EBITDA to Consolidated Interest Expense Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA for the relevant Test Period to (b) Consolidated Interest Expense for such Test Period.

“Consolidated Interest Expense” shall mean, for any period, cash interest expense (including that attributable to Capital Leases), net of cash interest income, of the Borrower and the Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements (other than currency swap agreements, currency future or option contracts and other similar agreements), but excluding, however, amortization of deferred financing costs and any other amounts of non-cash interest, all as calculated on a consolidated basis in accordance with GAAP; provided, that (a) except as provided in clause (b) below, there shall be excluded from Consolidated Interest Expense for any period the cash interest expense (or income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Interest Expense and (b) for purposes of the definition of the term “Permitted Acquisition” and Sections 10.3, 10.9 and 10.10, there shall be included in determining Consolidated Interest Expense for any period the cash interest expense (or income) of any Acquired Entity or Business acquired during such period and of any Converted Restricted Subsidiary converted during such period, in each case based on the cash interest expense (or income) of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or prepaid on the first day of such period..

“Consolidated Lease Expense” shall mean, for any period, all rental expenses of the Borrower and the Restricted Subsidiaries during such period under operating leases for real or personal property (including in connection with Permitted Sale Leasebacks), excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income, other than (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to a Permitted Acquisition to the extent that such rental expenses relate to operating leases in effect at the time of (and immediately prior to) such acquisition and (c) Capitalized Lease Obligations, all as determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded from Consolidated Lease Expense for any period the rental expenses of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Lease Expense.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) after the deduction of income taxes of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Sales” shall mean, for any fiscal year or any Test Period, as the case may be, “net sales” of the Borrower and the Restricted Subsidiaries as set forth in the Section 9.1 Financials with respect to such Test Period or fiscal year, as applicable.

“Consolidated Total Assets” shall mean, as of any date of determination, the total assets as set forth on the most recent consolidated balance sheet of the Borrower delivered pursuant to Section 9.1(a) or (b), as applicable, and the Restricted Subsidiaries prepared in accordance with GAAP.

“Consolidated Total Debt” shall mean, as of any date of determination, (a) the sum of (i) all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money outstanding on such date and (ii) all Capitalized Lease Obligations of the Borrower and the Restricted Subsidiaries outstanding on such date, all calculated on a consolidated basis in accordance with GAAP minus (b) the aggregate amount of cash included in the cash accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date (other than any such cash attributable to transactions consummated pursuant to Section 10.4(e) in respect of accounts receivable (or any portion thereof) that have not been collected during the Test Period that includes such date of determination) to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which the Borrower or any of the Restricted Subsidiaries is a party, provided that, other than for purposes of calculating Consolidated Total Debt in the Pricing Grid, the aggregate amount of cash under clause (b) above shall be limited to a maximum amount of $200,000,000.

“Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the relevant Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Working Capital” shall mean, at any date, the excess of (a) the sum of all amounts (other than cash, cash equivalents and bank overdrafts) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries on such date, but excluding (i) the current portion of any Funded Debt, (ii) without duplication of clause (i) above, all Indebtedness consisting of Loans and Letter of Credit Exposure to the extent otherwise included therein and (iii) the current portion of deferred income taxes.

“Converting Letters of Credit” shall mean each Letter of Credit issued under the Existing Credit Agreement and outstanding immediately prior to the Closing Date and set forth on Schedule 1.1(d).

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Credit Documents” shall mean this Agreement, the Security Documents, each Letter of Credit and any promissory notes issued by the Borrower hereunder.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

“Credit Facility” shall mean a category of Commitments and extensions of credit thereunder.

“Credit Party” shall mean each of the Borrower, the Guarantors and each other Subsidiary of the Borrower that is a party to a Credit Document.

“CS” shall mean Credit Suisse AG, Cayman Islands Branch and any successor thereto.

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness other than any Indebtedness permitted to be issued or incurred under Section 10.1 of this Agreement.

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Disqualified Equity Interests” shall mean, with respect to any Person, any Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is ninety-one (91) days after the Latest Maturity Date hereunder; provided that if such Stock or Stock Equivalents are issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Stock or Stock Equivalents shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dividends” shall have the meaning provided in Section 10.6.

“Dollar Borrowing” shall mean a Borrowing denominated in Dollars.

“Dollar Equivalent” shall mean, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.2(b) using the applicable

Exchange Rate with respect to such Foreign Currency at the time in effect under the provisions of such Section 1.2.

“Dollar Letter of Credit” shall mean a Letter of Credit denominated in Dollars and issued pursuant to Section 3.1.

“Dollar Revolving Credit Loan” shall mean a Revolving Credit Loan denominated in Dollars and made pursuant to Section 2.1(b).

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States, any state or territory thereof or the District of Columbia.

“Drawing” shall have the meaning provided in Section 3.4(b).

“EMU” shall mean Economic and Monetary Union as contemplated in the Treaty on European Union.

“EMU Legislation” shall mean the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislative measures to implement EMU.

“Engagement Letter” shall mean that certain engagement letter, dated January 26, 2011, among the Borrower, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc, Morgan Stanley & Co. Incorporated, UBS Securities LLC and KKR Capital Markets LLC.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.  Section references to ERISA are to ERISA as in effect at the Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Euro” or “€” shall mean the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Eurodollar Loan” shall mean any Eurodollar Term Loan or Eurodollar Revolving Credit Loan.

“Eurodollar Rate” shall mean, in the case of any Eurodollar Term Loan or Eurodollar Revolving Credit Loan (other than any Foreign Currency Revolving Credit Loan), with respect to each day during each Interest Period pertaining to such Eurodollar Loan, a rate equal to the higher of (a) 1.0% per annum and (b) (i) the rate of interest per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided, that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars in an amount comparable to such Borrowing are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period multiplied by (ii) the Statutory Reserve Rate.  With respect to Eurodollar Borrowings denominated in a Foreign Currency, the Eurodollar Rate for any Interest Period shall be a rate equal to the higher of (a) 1.0% per annum and (b) (i) the rate of interest per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the Quotation Day for such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in a Foreign Currency (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided, that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this sentence, the “Eurodollar Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in a Foreign Currency in an amount comparable to such Borrowing are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period multiplied by (ii) the Statutory Reserve Rate.

“Eurodollar Revolving Credit Loan” shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

“Eurodollar Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for any period, an amount equal to the excess of (a) the sum, without duplication, of (i) Consolidated Net Income for such period, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such period and (iv) an amount equal to the aggregate net non-cash loss on the sale, lease, transfer or other disposition of assets by the Borrower and the Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and the Restricted Subsidiaries in cash during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such Capital Expenditures, whether incurred in such period or in a subsequent period), (iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swingline Loans made during such period to the extent accompanying reductions of the Total Revolving Credit Commitments, (iv) the aggregate amount of all principal payments of Indebtedness of the Borrower or the Restricted Subsidiaries (including any Term Loans and the principal component of payments in respect of Capitalized Lease Obligations but excluding Revolving Credit Loans, Swingline Loans and voluntary prepayments of Term Loans pursuant to Section 5.1) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) an amount equal to the aggregate net non-cash gain on the sale, lease, transfer or other disposition of assets by the Borrower and the Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, (vi) increases in Consolidated Working Capital for such period, (vii) payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness, (viii) the amount of acquisitions and investments made during such period pursuant to

Section 10.5 to the extent that such acquisitions or investments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries, (ix) the amount of dividends paid during such period pursuant to clause (b), (c), (d) or (e) of the proviso to Section 10.6 to the extent such dividends were paid with the proceeds of any amount referred to in paragraph (a) of this definition, (x) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and (xi) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness.

“Exchange Rate” shall mean on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Bloomberg Key Cross-Currency Rates Page for such Foreign Currency.  In the event that such rate does not appear on any Bloomberg Key Cross-Currency Rates Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 a.m. (Local Time) on such date for the purchase of Dollars for delivery two Business Days later, provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Existing Credit Agreement” shall have the meaning provided in the introductory statement to this Agreement.

“FATCA” shall mean Sections 1471 through 1474 of the Code, effective as of the date hereof, and any current or future regulations promulgated thereunder or official interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.

“Final Date” shall mean the date on which the Revolving Credit Commitments shall have terminated, no Revolving Credit Loans shall be outstanding and the applicable Letter of Credit Outstandings shall have been reduced to zero.

“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA for the relevant Test Period to (b) the Fixed Charges for such Test Period.  In the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness or issues or redeems Disqualified Equity Interests or preferred stock subsequent to the commencement of the Test Period but prior to or simultaneously with the date of determination, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Disqualified Equity Interests or preferred stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Test Period.

For purposes of calculating the Fixed Charge Coverage Ratio, investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Borrower or any Restricted Subsidiary during the Test Period or subsequent to such Test Period and on or prior to or simultaneously with the date of determination shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Test Period.  If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Test Period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the Test Period. Any such pro forma adjustment made as a result of a Permitted Acquisition shall be made in a manner that is consistent with clause (iv) of the proviso to the definition of Consolidated EBITDA.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by an Authorized Officer of the Borrower.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any obligation in respect of Hedge Agreements applicable to such Indebtedness).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by an Authorized Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(a)           Consolidated Interest Expense of such Person for such period;

(b)           all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock of such Person made during such period; and

(c)           all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests made during such period.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

“Foreign Currencies” shall mean Euro and Sterling.

“Foreign Currency Borrowing” shall mean a Borrowing comprised of Foreign Currency Revolving Credit Loans.

“Foreign Currency Letter of Credit” shall mean a Letter of Credit denominated in a Foreign Currency and issued pursuant to Section 3.1.

“Foreign Currency Revolving Credit Loan” shall mean a Revolving Loan denominated in a Foreign Currency and made pursuant to Section 2.1(b).

“Foreign Joint Venture” shall mean any Restricted Foreign Subsidiary in which the Borrower and its Restricted Subsidiaries own, collectively, less than 100% of the equity interests and designated as such in a written notice to the Administrative Agent by the Borrower; provided, that in the event a Restricted Subsidiary not previously designated by the Borrower as a Foreign Joint Venture is subsequently re-designated as a Foreign Joint Venture, (x) such re-designation shall be deemed to be an investment on the date of such re-designation in a Foreign Joint Venture in an amount equal to the product of (i) the net worth of such re-designated Restricted Subsidiary immediately prior to such re-designation (such net worth to be calculated without regard to any guarantee provided by such re-designated Restricted Subsidiary) and (ii) the percentage of capital stock or other equity interests in such Foreign Joint Venture owned by the Borrower or its Restricted Subsidiaries (other than Foreign Joint Ventures) and (y) no Default or Event of Default would result from such re-designation.

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Fee” shall have the meaning provided in Section 4.1(c).

“Funded Debt” shall mean all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Borrower or one of the Restricted Subsidiaries, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant contained in Section 10, the Lenders and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date and, until any such amendments have been agreed upon, the covenants in Section 10 shall be calculated as if no such change in GAAP has occurred; provided further, that any change in GAAP after the Closing Date will not cause any lease that was not or would not have been a Capital Lease prior to such change to be deemed a Capital Lease

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee” shall mean the Guarantee, made by each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

“Guarantee and Collateral Exception Amount” shall mean, at any time, $200,000,000.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean shall mean (a) Holdings, (b) each US Subsidiary Guarantor (as defined in the Existing Credit Agreement) under the Existing Credit Agreement immediately prior to the Closing Date and (c) each Domestic Subsidiary that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.11.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedge Agreements” shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements, and other similar agreements entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business (and not for speculative purposes) in order to protect the Borrower or any of the Restricted Subsidiaries against fluctuations in interest rates, currency exchange rates or commodity prices.

“Holdings” shall have the meaning set forth in the introductory statement to this Agreement.

“Increased Amount Date” shall have the meaning provided in Section 2.14.

“Increased Commitment Amount” shall have the meaning given to such term in Section 13.1.

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as liabilities in the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all net obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements and other similar agreements and (g) without duplication, all Guarantee Obligations of such Person; provided, that Indebtedness shall not include trade payables and accrued expenses, in each case payable directly or through a bank clearing arrangement and arising in the ordinary course of business.

“Initial Financial Statement Delivery Date” shall mean the date on which Section 9.1 Financials are delivered to the Lenders under Section 9.1 for the first full fiscal quarter following the Closing Date.

“Interest Period” shall mean, with respect to any Term Loan or Revolving Credit Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Joinder Agreement” means an agreement substantially in the form of Exhibit N.

“Judgment Currency” shall have the meaning set forth in Section 13.17.

“Judgment Currency Conversion Date” shall have the meaning set forth in Section 13.17.

“KKR” shall mean each of Kohlberg Kravis Roberts & Co., L.P. and KKR Associates, L.P.

“L/C Maturity Date” shall mean the date that is five Business Days prior to the Revolving Credit Maturity Date.

“L/C Participant” shall have the meaning provided in Section 3.3(a).

“L/C Participation” shall have the meaning provided in Section 3.3(a).

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date applicable to any Class of Loans or Commitments with respect to such

Class of Loans or Commitments at such time, including, for the avoidance of doubt, the latest maturity date of any New Term Loan, New Term Loan Commitment, New Revolving Loan or New Revolving Loan Commitment, in each case as extended from time to time in accordance with this Agreement.

“Lender Default” shall mean (a) the failure (which has not been cured) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 3.3, (b) the notification by a Lender to the Borrower, the Administrative Agent, the Letter of Credit Issuer, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or a Lender making a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) the failure, within three Business Days after request by the Administrative Agent, of a Lender to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) the failure of a Lender to otherwise pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) a Lender (i) becoming or being insolvent or having a parent company that has become or is insolvent or (ii) becoming the subject of a bankruptcy or insolvency proceeding, or having a receiver, conservator, trustee or custodian appointed for it, or taking any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or having a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Lenders” shall mean (a) the Persons listed on Schedule 1.1(c) and (b) any other Person that becomes a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance or otherwise ceases to have any Loans or Commitments hereunder.

“Letter of Credit” shall mean each standby letter of credit issued pursuant to Section 3.1.

“Letter of Credit Commitment” shall mean $100,000,000, as the same may be reduced from time to time pursuant to Section 3.1.

“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the Dollar Equivalent of the amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (b) such Lender’s Revolving Credit Commitment Percentage of the Letter of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a)).

“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).

“Letter of Credit Issuer” shall mean CS, any of its Affiliates or any successor pursuant to Section 3.6.  The Letter of Credit Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Letter of Credit Issuer, including with respect to Foreign Currency Letters of Credit, and in each such case the term “Letter of Credit Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.  In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

“Letter of Credit Outstanding” shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit issued under the Revolving Credit Commitment and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit issued under the Revolving Credit Commitment.

“Letter of Credit Request” shall have the meaning provided in Section 3.2.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Loan” shall mean any Revolving Credit Loan, Swingline Loan, Term Loan, New Revolving Loan or New Term Loan made by any Lender hereunder.

“Local Time” shall mean (a) with respect to a Loan, Borrowing or Letter of Credit denominated in Dollars, New York time, and (b) with respect to a Eurodollar Loan or Eurodollar Borrowing denominated in any Foreign Currency, London time.

“Management Group” shall mean, at any time, the Chairman of the Board, any President, any Executive Vice President or Vice President, any Managing Director, any Treasurer and any Secretary of any of the Parent Companies, Holdings, the Borrower or any Subsidiaries at such time.

“Mandatory Borrowing” shall have the meaning provided in Section 2.1(d).

“Material Adverse Change” shall mean any change in the business, assets, operations, properties or financial condition of Holdings, the Borrower and its Subsidiaries, taken as a whole, that would materially adversely affect the ability of Holdings, the Borrower and the other Credit Parties, taken as a whole, to perform their obligations under this Agreement or any of the other Credit Documents.

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of Holdings,

the Borrower and the Subsidiaries, taken as a whole, that would materially adversely affect (a) the ability of Holdings, the Borrower and the other Credit Parties, taken as a whole, to perform their obligations under this Agreement or any of the other Credit Documents or (b) the rights and remedies of the Administrative Agent and the Lenders under this Agreement or any of the other Credit Documents.

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of the Borrower (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 2% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (ii) whose gross revenues for such Test Period were equal to or greater than 2% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Maturity Date” shall mean the Term Loan Maturity Date or the Revolving Credit Maturity Date, as applicable.

“Minimum Borrowing Amount” shall mean (a) with respect to a Dollar Borrowing of Term Loans or Revolving Credit Loans, $1,000,000, (b) with respect to a Foreign Currency Borrowing of Revolving Credit Loans, the smallest amount of the applicable Foreign Currency that has a Dollar Equivalent in excess of $1,000,000 and (c) with respect to a Borrowing of Swingline Loans, $100,000.

“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns capital stock or other equity interests.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement or other Security Document entered into by the owner of a Mortgaged Property and the Administrative Agent for the benefit of the Lenders and the other Secured Parties named therein in respect of that Mortgaged Property, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

“Mortgaged Property” shall mean, initially, each parcel of real estate and the improvements thereto owned by a Credit Party and identified on Schedule 1.1(b), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 9.15.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA with respect to which the Borrower, a Subsidiary or an ERISA Affiliate is, or within the past six years was, obligated to contribute or to otherwise make payments.

“Net Cash Proceeds” shall mean, with respect to any Prepayment Event, the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, but only as and when received) received by or on behalf of Holdings, the Borrower or any of the Restricted Subsidiaries in respect of such Prepayment Event, less the sum of:

(i)            in the case of any Prepayment Event, the amount, if any, of all taxes paid or estimated to be payable by Holdings, the Borrower or any of the Restricted Subsidiaries in connection with such Prepayment Event,

(ii)           in the case of any Asset Sale Prepayment Event, the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Asset Sale Prepayment Event and (y) retained by Holdings, the Borrower or any of the Restricted Subsidiaries; provided, that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such an Asset Sale Prepayment Event occurring on the date of such reduction,

(iii)          in the case of any Asset Sale Prepayment Event, the amount of any Indebtedness (other than any Indebtedness hereunder) secured by a Lien on the assets that are the subject of such Asset Sale Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Asset Sale Prepayment Event,

(iv)          in the case of any Asset Sale Prepayment Event (other than with respect to an Asset Sale Prepayment Event consummated pursuant to Section 10.4(e)), the amount of any proceeds of such Asset Sale Prepayment Event that the Borrower has reinvested (or intends to reinvest within one year of the date of such Asset Sale Prepayment Event) in the business of the Borrower or any of the Restricted Subsidiaries (subject to Section 9.14), provided that any portion of such proceeds that has not been so reinvested within such one-year period shall (x) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event occurring on the last day of such one-year period and (y) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i); provided further that, for purposes of the preceding proviso, such one-year period shall be extended by up to twelve months (or, if less, extended by up to the shortest period of time in excess of one year that such a reinvestment period exists pursuant to, or may be extended under the terms of, any instrument governing any publicly offered or privately placed Indebtedness of Holdings or the Borrower) from the last day of such one-year period so long as (A) such proceeds are to be reinvested within such additional twelve-month period under the Borrower’s business plan as most recently adopted in good faith by its Board of Directors and (B) the Borrower believes in good faith that such proceeds will be so reinvested within such additional twelve-month period, and

(v)           in the case of any Prepayment Event, reasonable and customary fees, commissions, expenses, issuance costs, discounts and other costs paid by either of the Parent Companies, Holdings, the Borrower or any of the Restricted Subsidiaries, as applicable, in connection with such Prepayment Event (other than those payable to either of the Parent Companies, Holdings, the Borrower or any Subsidiary of the Borrower), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

“New Loan Commitments” shall have the meaning provided in Section 2.14.

“New Revolving Loan” shall have the meaning provided in Section 2.14.

“New Revolving Loan Commitments” shall have the meaning provided in Section 2.14.

“New Revolving Loan Lender” shall have the meaning provided in Section 2.14.

“New Sellers” shall mean mg technologies ag and certain of its subsidiaries that are parties to the Sale and Purchase Agreement.

“New Term Loan” shall have the meaning provided in Section 2.14.

“New Term Loan Commitments” shall have the meaning provided in Section 2.14.

“New Term Loan Lender” shall have the meaning provided in Section 2.14.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Excluded Taxes” shall have the meaning provided in Section 5.4(a).

“Non-U.S. Lender” shall have the meaning provided in Section 5.4(b).

“Notice of Borrowing” shall have the meaning provided in Section 2.3.

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6.

“Obligations” shall have the meaning assigned to such term in the applicable Security Documents.

“Obligation Currency” shall have the meaning given to that term in Section 13.17.

“OID” shall have the meaning given to that term in Section 2.14.

“Original Seller” shall mean Laporte Plc.

“Parent” shall mean Rockwood Holdings, Inc., a Delaware corporation.

“Parent Companies” shall mean the Parent, PIK Holdco and any direct or indirect wholly owned Subsidiary of Parent or PIK Holdco that is a direct or indirect parent company of Holdings.

“Participant” shall have the meaning provided in Section 13.6(c)(i).

“Participant Register” shall have the meaning provided in Section 13.6(c)(iii).

“PBGC” shall mean the Pension Benefit Guaranty Corporation, established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” shall mean a certificate in the form of Exhibit C or any other form approved by the Administrative Agent.

“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets or capital stock or other equity interests, so long as (a) such acquisition and all transactions related thereto shall be consummated in accordance with applicable law; (b) such acquisition shall result in the issuer of such capital stock or other equity interests becoming a Restricted Subsidiary and, in the case of a Restricted Domestic Subsidiary, a Guarantor, to the extent required by Section 9.11; (c) such acquisition shall result in the Administrative Agent, for the benefit of the applicable Lenders, being granted a security interest in any capital stock or any assets so acquired to the extent required by Sections 9.11, 9.12 and/or 9.15; (d) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; and (e) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred pursuant to Sections 10.1(j) and 10.1(k), respectively, and any related Pro Forma Adjustment), with the covenants set forth in Sections 10.9 and 10.10, as such covenants are recomputed as at the last day of the most recently ended Test Period under such Sections as if such acquisition had occurred on the first day of such Test Period.

“Permitted Amendments” shall mean extensions of the final maturity date of the Revolving Credit Loans and the Revolving Credit Commitments and/or the Term Loans of the Accepting Lenders (provided, that such extensions may not result in having more than two additional final maturity dates with respect to each of the Revolving Credit Loans and the Term Loans under this Agreement in any year without the consent of the Administrative Agent) and in connection therewith, any increase in the Applicable ABR Margin and Applicable Eurodollar Margin with respect to the applicable Loans and/or Commitments of the Accepting Lenders and the payment of additional fees to the Accepting Lenders (such increase and/or payments to be in the form of cash, equity interest or other property to the extent not prohibited by this Agreement).

“Permitted Capital Expenditure Amount” shall have the meaning provided in Section 10.11(a).

“Permitted Holders” shall mean Kohlberg Kravis Roberts & Co. L.P., DLJ Merchant Banking Partners III, L.P., their respective affiliates and the Management Group.

“Permitted Investments” shall mean (a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof; (b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service); (c) commercial paper issued by any Lender or any bank holding company owning any Lender; (d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (e) domestic and eurodollar certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks and $100,000,000 (or the dollar equivalent thereof) in the case of foreign banks; (f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing; (g) marketable short-term money market and similar securities, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (h) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types of securities described in clauses (a) through (g) above; and (i) in the case of investments by any Restricted Foreign Subsidiary or investments made in a country outside the United States of America, other customarily utilized high-quality investments in the country where such Restricted Foreign Subsidiary is located or in which such investment is made.

“Permitted Liens” shall mean (a) Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP; (b) Liens in respect of property or assets of the Borrower or any of the Subsidiaries imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect; (c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.13; (d) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business; (e) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located; (f) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Holdings, the Borrower and its Subsidiaries, taken as a whole; (g) any interest or title of a lessor or secured by a lessor’s interest under any lease permitted by this Agreement; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (i) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries; provided, that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.1; (j) leases or subleases and licenses or sub-licenses granted to others not interfering in any material respect with the business of Holdings, the Borrower and its Subsidiaries, taken as a whole; (k) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of any of the Parent Companies, Holdings, the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business; and (l) Liens on accounts receivables, the account into which such accounts receivable are paid and other related rights in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, in each case, in favor of the factoring or financing party in respect of such accounts receivable; provided, that the applicable accounts receivable financing facilities or factoring arrangements are permitted by Section 10.4(e).

“Permitted Other Indebtedness” shall mean subordinated or senior Indebtedness (which Indebtedness may (x) be unsecured, (y) have the same Lien priority as the Obligations or (z) be secured by a Lien ranking junior to the Lien securing the Obligations), in each case issued or incurred by the Borrower or a Guarantor, (a) the terms of which do not provide for any scheduled repayment,  mandatory repayment or redemption or sinking fund obligations prior to, at the time of incurrence, (i) the Term Loan Maturity Date, in the case of such Indebtedness that is a term loan having the same Lien priority as the Obligations or (ii) the date that is ninety-one (91) days after the Latest Maturity Date hereunder, in the case of such

Indebtedness not described in the foregoing sub-clause (i) (other than, with respect to any such Indebtedness, customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (b) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption or prepayment premiums), taken as a whole, are not more restrictive to the Borrower and the Restricted Subsidiaries than those set forth herein; provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within three Business Days after receipt of such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor and (d) that, if secured, are not secured by any assets other than the Collateral.

“Permitted Other Indebtedness Yield Differential” shall have the meaning given to that term in Section 10.2(k).

“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by the Borrower or any of the Restricted Subsidiaries after the Closing Date; provided, that such Sale Leaseback is consummated for fair value as determined at the time of consummation in good faith by the Borrower and, in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $20,000,000, the Board of Directors of the Borrower (which such determination may take into account any retained interest or other investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Permitted Senior Subordinated Debt” shall mean the Senior Subordinated Notes;  provided, that the aggregate principal amount of Senior Subordinated Notes outstanding at any time shall not exceed the sum of $200,000,000 and €250,108,000 plus any redemption or prepayment premiums payable in respect of the Senior Subordinated Notes.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“PIK Holdco” shall mean Rockwood Specialties Consolidated, Inc., a Delaware corporation.

“Plan” shall mean any single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years maintained or contributed to (or to which there is or was an obligation to contribute or to make payments to) by the Borrower, a Subsidiary or an ERISA Affiliate.

“Pledge Agreement” shall mean the Pledge Agreement, entered into by Holdings, the Borrower, the other pledgors party thereto and the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

“Post-Closing Schedule” shall have the meaning provided in Section 9.16.

“Prepayment Event” shall mean any Asset Sale Prepayment Event or Debt Incurrence Prepayment Event.

“Pricing Grid” shall have the meaning provided in the definition of “Applicable ABR Margin.”

“Prime Rate” shall mean the rate of interest per annum announced from time to time by CS as its reference rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by CS in connection with extensions of credit to debtors); each change in the Prime Rate shall be effective as of the opening of business on the date such change is announced as being effective.

“Pro Forma Adjustment” shall mean, for any Test Period that includes any of the six fiscal quarters first ending following any Permitted Acquisition, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Borrower affected by such acquisition, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of reasonably identifiable and supportable net cost savings or additional net costs, as the case may be, realizable during such period by combining the operations of such Acquired Entity or Business with the operations of the Borrower and its Subsidiaries; provided, that so long as such net cost savings or additional net costs will be realizable at any time during such six-quarter period, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such net cost savings or additional net costs will be realizable during the entire such period; provided further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for net cost savings or additional net costs actually realized during such period and already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be.

“Pro Forma Adjustment Certificate” shall mean any certificate of an Authorized Officer of the Borrower delivered pursuant to Section 9.1(h) or setting forth the information described in clause (iv) to Section 9.1(d).

“Purchase Agreement” shall mean the Business and Share Sale and Purchase Agreement dated September 25, 2000, between the Original Seller and Parent.

“Quotation Day” shall mean, with respect to any Eurodollar Borrowing denominated in a Foreign Currency and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period.  If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

“Real Estate” shall have the meaning given to that term in Section 9.1(f).

“Recalculation Date” shall have the meaning provided in Section 1.2.

“Reference Lender” shall mean CS.

“Refinancing” shall have the meaning provided in the introductory statement to this Agreement.

“Register” shall have the meaning provided in Section 13.6(b)(iv).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA and the regulations thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), other than those events as to which notice is waived pursuant to PBGC Regulations (pertaining to Section 4043 of ERISA) as in effect on the date hereof.

“Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the sum of the Dollar Equivalent of (i) the Adjusted Total Revolving Credit Commitment at such date, (ii) the Adjusted Total Term Loan Commitment at such date and (iii) the outstanding principal amount of the Term Loans (excluding the Term Loans held by Defaulting Lenders) at such date or (b) if the Total

Revolving Credit Commitment and the Total Term Loan Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, the holders (excluding Defaulting Lenders) of a majority of the Dollar Equivalent of the outstanding principal amount of the Loans and Letter of Credit Exposures (excluding the Loans and Letter of Credit Exposures of Defaulting Lenders) in the aggregate at such date.

“Required Revolving Credit Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the Dollar Equivalent of the Adjusted Total Revolving Credit Commitment at such date or (b) if the Total Revolving Credit Commitment has been terminated, the holders (excluding Defaulting Lenders) of a majority of the outstanding principal amount of the Dollar Equivalent of the Revolving Credit Loans and Letter of Credit Exposures relating to Letters of Credit issued under the Revolving Credit Commitment (excluding the Loans and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Required Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a)  the Adjusted Total Term Loan Commitment at such date and (b) the outstanding principal amount of the Term Loans (excluding the Term Loans held by Defaulting Lenders) in the aggregate at such date.

“Requirement of Law” shall mean, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Restricted Domestic Subsidiary” shall mean a Domestic Subsidiary that is a Restricted Subsidiary.

“Restricted Foreign Subsidiary” shall mean a Foreign Subsidiary that is a Restricted Subsidiary.

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolver Refinancing Indebtedness” shall mean Indebtedness issued or incurred under a new revolving credit facility (a “Additional Refinancing Revolver”) that permanently refinances, refunds, extends, renews or replaces all or a portion of the Revolving Credit Commitments hereunder; provided that (a) the available commitments under such Additional Refinancing Revolver when added to any Revolving Credit Commitments not permanently refinanced with such Additional Refinancing Revolver shall not exceed the sum of the Total Revolving Credit Commitments outstanding on the Closing Date, (b) the Borrower shall be the only borrower under such Additional Refinancing Revolver and the Guarantors shall be the only guarantors, if any, with respect thereto, (c) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption or prepayment premiums), taken as a whole, are not more restrictive to the Borrower and the Restricted Subsidiaries than those herein; provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of any such Additional Refinancing Revolver, together with a reasonably detailed description of the material terms and conditions of such Additional Refinancing Revolver or drafts of the documentation relating thereto, stating that the Borrower has determined in  good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence  that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within three Business Days after receipt of such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (d) the maturity date of the Additional Refinancing Revolver shall be no shorter than the final maturity of the Revolving Credit Commitments that it is refinancing, (e) the Indebtedness under such Additional Refinancing Revolver, if secured, is secured only by Liens on the Collateral (and not by any other assets) granted in favor of the Collateral Agent or another agent appointed in connection with such Additional Refinancing Revolver that are subject to the terms of an intercreditor agreement substantially in the form of Exhibit E-1 or E-2 (with such changes as may be agreed between the parties thereto), as applicable and (f) the interest rate applicable to the Additional Refinancing Revolver shall be determined by the Borrower and the applicable new lenders.

“Revolving Credit Commitment” shall mean, (a) with respect to each Lender that is a Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(c) as such Lender’s “Revolving Credit Commitment” and (b) in the case of any Lender that becomes a Lender after the Closing Date, the amount specified as such Lender’s “Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Revolving Credit Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

“Revolving Credit Commitment Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Revolving Credit Commitment by (b) the aggregate amount of the Revolving Credit Commitments; provided, that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be its Revolving Credit Commitment Percentage as in effect immediately prior to such termination.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Dollar Equivalent of the Revolving Credit Loans of such Lender then outstanding and (b) such Lender’s Letter of Credit Exposure at such time.

“Revolving Credit Loans” shall have the meaning provided in Section 2.1(b).

“Revolving Credit Maturity Date” shall mean the date that is five years after the Closing Date, or, if such date is not a Business Day, the next preceding Business Day.

“Sale and Purchase Agreement” shall mean the Sale and Purchase Agreement, notarized on April 19, 2004, between mg technologies ag, MG North America Holdings Inc., Knight Erste Beteiligungs-GmbH, Knight Zweite Beteiligungs-GmbH, Knight Dritte Beteiligungs-GmbH, Knight Vierte Beteiligungs-GmbH, Knight Fünfte Beteiligungs-GmbH and RW Holding Corp. as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(d).

“Secured Parties” shall have the meaning assigned to such term in the applicable Security Documents.

“Security Agreement” shall mean the Security Agreement entered into by the Borrower, the other grantors party thereto and the Administrative Agent for the benefit of the Lenders and the other Secured Parties named therein, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Documents” shall mean, collectively, (a) the Guarantee, (b) the Pledge Agreement, (c) the Security Agreement, (d) the Mortgages (e) the Perfection Certificate and (f) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11 or 9.12 or pursuant to any of the Security Documents to secure any of the Obligations.

“Seller” shall mean any Original Seller or New Seller.

“Senior Secured Debt” shall mean, at any time, Consolidated Total Debt at such time minus any unsecured Indebtedness included therein.

“Senior Secured Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Senior Secured Debt as of the last day of the relevant Test Period to (b) Consolidated EBITDA for such Test Period.

“Senior Subordinated Notes” shall mean (a) the Senior Subordinated Notes of the Borrower due November 15, 2014 issued pursuant to the Senior Subordinated Notes Indenture plus any redemption or prepayment premiums payable in respect thereof and (b) any replacement or refinancing thereof having terms no more materially adverse to the interests of the Lenders than the terms thereof; provided, that any such amendment, replacement or refinancing shall bear a rate of interest determined by the Board of Directors of the Borrower to be a market rate of interest at the date of such amendment, replacement or refinancing and have other terms customary for similar issuances under similar market conditions or otherwise be on terms reasonably acceptable to the Administrative Agent.

“Senior Subordinated Notes Indenture” shall mean the Indenture dated November 10, 2004, pursuant to which the Senior Subordinated Notes are issued, as the same may be amended, supplemented or otherwise modified from time to time.

“Series” shall have the meaning provided in Section 2.14.

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Solvent” shall mean, with respect to the Borrower, that as of the Closing Date, both (i) (a) the sum of the Borrower’s debt (including contingent liabilities) does not exceed the present fair saleable value of the Borrower’s present assets; (b) the Borrower’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date; and (c) the Borrower has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) the Borrower is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Subsidiary” shall mean, at any date of determination, (a) any Material Subsidiary or (b) any Unrestricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 15% of the Consolidated Total Assets of the Borrower and the Subsidiaries at such date or (ii) whose gross revenues for such Test Period were equal to or greater than 15% of the consolidated gross revenues of the Borrower and the Subsidiaries for such period, in each case determined in accordance with GAAP.

“Stated Amount” of any Letter of Credit shall mean, as of any date of determination, the maximum amount then available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

“Statutory Reserve Rate” shall mean for any day as applied to any Eurodollar Loan, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages that are in effect on that day (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, as prescribed by the Board and to which the Administrative Agent is subject, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” shall mean the lawful money of the United Kingdom.

“Stock” shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Substitute Rate” shall have the meaning provided in Section 2.10(d).

“Successor Borrower” shall have the meaning provided in Section 10.3(a).

“Swingline Commitment” shall mean $75,000,000.

“Swingline Lender” shall mean CS in its capacity as lender of Swingline Loans hereunder.

“Swingline Loans” shall have the meaning provided in Section 2.1(c).

“Swingline Maturity Date” shall mean, with respect to any Swingline Loan, the date that is five Business Days prior to the Revolving Credit Maturity Date.

“Syndication Agent” shall mean KKR Capital Markets LLC.

“Term Loan” shall have the meaning provided in Section 2.1(a) and shall include New Term Loans as the context requires.

“Term Loan Commitment” shall mean, in the case of each Lender that is a Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(c) as such Lender’s “Term Loan Commitment”.

“Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).

“Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).

“Term Loan Maturity Date” shall mean the date that is seven years after the Closing Date, or, if such date is not a Business Day, the next preceding Business Day.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended.

“Total Commitment” shall mean the sum of the Total Term Loan Commitment and the Total Revolving Credit Commitment.

“Total Credit Exposure” shall mean, at any date, the sum of (a) the Total Revolving Credit Commitment at such date, (b) the Total Term Loan Commitment at such date and (c) the outstanding principal amount of all Term Loans at such date.

“Total Revolving Credit Commitment” shall mean the sum of the Revolving Credit Commitments of all the Lenders.  The Total Revolving Credit Commitment on the Closing Date is $180,000,000.

“Total Term Loan Commitment” shall mean the sum of the Term Loan Commitments of all the Lenders.  The Total Term Loan Commitment on the Closing Date is $850,000,000.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Credit Parties of the Credit Documents to the extent they are a party thereto, (b) the Borrowings hereunder, the issuance of Letters of Credit and the use of proceeds of each of the foregoing, (c) the granting of Liens pursuant to the Security Documents, (d) the consummation of the Refinancing and (e) any other transaction related to or entered into in connection with any of the foregoing.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by Parent or any of its Subsidiaries in connection with the Transactions.

“Transferee” shall have the meaning provided in Section 13.6(e).

“Treaty on European Union” shall mean the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed in Maastricht on February 7, 1992 and came into force on November 1, 1993).

“Type” shall mean, as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under such Plan as of the close of such Plan’s most recent plan year, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification No. 715: Compensation-Retirement Benefits as in effect on the Closing Date, based upon the actuarial assumptions that would be used by the Plan’s actuary in a termination of the Plan, exceeds the fair market value of the assets allocable thereto as of the close of such Plan’s most recent plan year.

“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the Closing Date (other than a Subsidiary that becomes or is required to become a Credit Party hereunder); provided, that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (b) any Restricted Subsidiary (other than a Restricted Subsidiary that is or becomes a Credit Party) subsequently re-designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent; provided, that (x) such re-designation shall be deemed to be an investment on the date of such re-designation in an Unrestricted Subsidiary in an amount equal to the sum of (i) the net worth of such re-designated Restricted Subsidiary immediately prior to such re-designation (such net worth to be calculated without regard to any guarantee provided by such re-designated Restricted Subsidiary) and (ii) the aggregate principal amount of any Indebtedness owed by such re-designated Restricted Subsidiary to the Borrower or any other Restricted Subsidiary immediately prior to such re-designation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP and (y) no Default or Event of Default would result from such re-designation and (c) each Subsidiary of an Unrestricted Subsidiary; provided, however, that at the time of any written re-designation by the Borrower to the Administrative Agent that any Unrestricted Subsidiary shall no longer constitute an Unrestricted Subsidiary, such Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary to the extent no Default or Event of Default would result from such re-designation.  On or promptly after the date of its formation, acquisition or re-designation, as applicable, each Unrestricted Subsidiary (other than an Unrestricted Subsidiary that is a Foreign Subsidiary) shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Administrative Agent, provide for an appropriate allocation of tax liabilities and benefits.

“Voting Stock” shall mean, with respect to any Person, shares of such Person’s capital stock having the right to vote for the election of directors of such Person under ordinary circumstances.

“Yield Differential” shall have the meaning given to that term in Section 2.14.

(b)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to Sections of this Agreement unless otherwise specified.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

1.2           Exchange Rates.  (a)  Not later than 1:00 p.m. (New York time) on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Foreign Currency to be used for calculating the Dollar Equivalent and (ii) give notice thereof to the Lenders and the Borrower.  The Exchange Rates so determined shall become effective on the relevant Calculation Date (a “Recalculation Date”), shall remain effective until the next succeeding Recalculation Date, and shall for all purposes of this Agreement (other than any provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and Foreign Currencies.

(b)           Not later than 5:00 p.m. (New York time) on each Recalculation Date and each date on which Foreign Currency Revolving Credit Loans are made, the Administrative Agent shall (i) determine the aggregate amount of the Dollar Equivalents of (A) the principal amounts of the Foreign Currency Revolving Credit Loans then outstanding (after giving effect to any Foreign Currency Revolving Credit Loans made or repaid on such date), (B) the face value of outstanding Foreign Currency Letters of Credit and (C) Unpaid Drawings in respect of Foreign Currency Letters of Credit and (ii) notify the Lenders and the Borrower of the results of such determination.

(c)           For purposes of determining compliance under Sections 10.4, 10.5, 10.6, 10.9, 10.10 and 10.11 with respect to any amount in a Foreign Currency, such amount shall be deemed to equal the Dollar Equivalent thereof based on the average daily Exchange Rate for such Foreign Currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the related period.  For purposes of determining compliance with Sections 10.1 and 10.2, with respect to any amount of Indebtedness in a Foreign Currency, compliance will be determined at the time of incurrence thereof using the Dollar Equivalent thereof at the Exchange Rate in effect at the time of such incurrence.

1.3           Redenomination of Certain Foreign Currencies.  (a)  Each obligation of any party to this Agreement to make a payment denominated in Sterling on or after the date the United Kingdom adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to Sterling, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which the United Kingdom adopts the Euro as its lawful currency; provided, that if any Foreign Currency Borrowing in Sterling is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Foreign Currency Borrowing, at the end of the then current Interest Period.

(b)           Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent, in consultation with the Borrower, may from time to time specify to be appropriate to reflect the adoption of the Euro by the United Kingdom and any relevant market conventions or practices relating to the Euro.

SECTION 2.   Amount and Terms of Credit

2.1           Commitments.  (a)  Subject to and upon the terms and conditions herein set forth,

(i)            each Lender having a Term Loan Commitment severally agrees to make a loan (each a “Term Loan” and, collectively, the “Term Loans”) to the Borrower on the Closing Date in Dollars, which Term Loan shall not exceed for any such Lender such Lender’s pro rata share of all Term Loans to be made on the Closing Date (based on the percentage which such Lender’s Term Loan Commitment represents of the Total Term Loan Commitments of all Lenders); provided, that the aggregate principal amount of all Term Loans made on the Closing Date shall not exceed $850,000,000; and

(ii)           (A) Term Loans may be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Term Loans, provided that all such Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (B) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed and (C) shall not exceed in the aggregate the Total Term Loan Commitment.  On the Term Loan Maturity Date, all Term Loans shall be repaid in full.

(b)           (i)  Subject to and upon the terms and conditions herein set forth, each Lender having a Revolving Credit Commitment severally agrees to make a loan or loans denominated in Dollars (each a “Dollar Revolving Credit Loan” and, collectively, the “Dollar Revolving Credit Loans” and, together with the Foreign Currency Revolving Credit Loans, the “Revolving Credit Loans”) to the Borrower, which Dollar Revolving Credit Loans (A) shall be made at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date, (B) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Revolving Credit Loans; provided, that all Dollar Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Dollar Revolving Credit Loans of the same Type, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not, for any such Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Revolving Credit Exposure at such time exceeding such Lender’s Revolving Credit Commitment at such time and (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect;

(ii)           Subject to and upon the terms and conditions herein set forth, each Lender having a Revolving Credit Commitment severally agrees to make a loan or loans denominated in a Foreign Currency (each a “Foreign Currency Revolving Credit Loan” and, collectively, the “Foreign Currency Revolving Credit Loans”) to the Borrower, which Foreign Currency Revolving Credit Loans (A) shall be made at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date (B) shall be incurred and maintained entirely as Eurodollar Foreign Currency Revolving Credit Loans, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not, for any such Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Revolving Credit Exposure at such time exceeding such Lender’s Revolving Credit Commitment at such time and (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect;

(iii)          Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that (A) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (B) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of

Section 3.5 shall apply).  On the Revolving Credit Maturity Date, all Revolving Credit Loans shall be repaid in full.

(c)           Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower in Dollars, which Swingline Loans (i) shall be ABR Loans, (ii) shall have the benefit of the provisions of Section 2.1(d), (iii) shall not exceed at any time outstanding the Swingline Commitment, (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Revolving Credit Exposure at such time exceeding the Total Revolving Credit Commitment then in effect and (v) may be repaid and reborrowed in accordance with the provisions hereof.  On the Swingline Maturity Date, each outstanding Swingline Loan shall be repaid in full.  The Swingline Lender shall not make any Swingline Loan after receiving a written notice from the Borrower or any Lender stating that a Default or Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice or (ii) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.

(d)           On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that all then-outstanding Swingline Loans shall be funded with a Borrowing of Revolving Credit Loans, in which case Revolving Credit Loans constituting ABR Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each Lender’s Revolving Credit Commitment Percentage, as applicable, and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans.  Each Lender hereby irrevocably agrees to make such Revolving Credit Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Commitment after any such Swingline Loans were made.  In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Revolving Credit Commitment Percentages, as applicable; provided, that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to the Lender purchasing the same from and after such date of purchase.

2.2           Minimum Amount of Each Borrowing; Maximum Number of Borrowings.  The aggregate principal amount of each Borrowing of Term Loans, Revolving Credit Loans or Swingline Loans shall be in a multiple of the Dollar Equivalent of $100,000 and shall not be less than the Minimum Borrowing Amount with respect thereto (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(d)).  More than one Borrowing may be incurred on any date; provided, that at no time shall there be outstanding more than 20 Borrowings of Eurodollar Loans under this Agreement.

2.3           Notice of Borrowing.  (a)  The Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Term Loans (i) prior to 12:00 Noon (New York time) at least three Business Days prior to the Closing Date if all or any of such Term Loans are to be initially Eurodollar Loans and (ii) prior to 10:00 a.m. (New York time) on the Closing Date if all such Term Loans are to be ABR Loans.  Such notice (together with each notice of a Borrowing of Revolving Credit Loans pursuant to Section 2.3(b) and each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(c), a “Notice of Borrowing”) shall be irrevocable and shall specify (i) the aggregate principal amount of the Term Loans to be made, (ii) the date of the borrowing (which shall be a Business Day and shall be the Closing Date) and (iii) whether the Term Loans shall consist of ABR Loans and/or Eurodollar Term Loans and, if the Term Loans are to include Eurodollar Term Loans, the Interest Period to be initially applicable thereto.  The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of Term Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(b)           Whenever the Borrower desires to incur Revolving Credit Loans hereunder (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings), it shall give the Administrative Agent at the Administrative Agent’s Office as specified in Section 13.2, (i) prior to 12:00 Noon (Local Time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Revolving Credit Loans and (ii) prior to 12:00 Noon (New York time) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of ABR Loans; provided that for any deemed borrowing of Revolving Credit Loans pursuant to Section 2.1(b)(i) and (ii) such notice will not be required.  Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall specify (i) the currency in which the Revolving Credit Loans are to be made, which shall be Dollars or a Foreign Currency, (ii) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing (which, in the case of a Foreign Currency Borrowing, shall be stated in both the applicable Foreign Currency and the Dollar Equivalent thereof), (iii) the date of Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of ABR Loans or Eurodollar Revolving Credit Loans and, if Eurodollar

Revolving Credit Loans, the Interest Period to be initially applicable thereto and (iv) the number and location of the account to which funds are to be disbursed.  The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Credit Loans of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(c)           Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 2:30 p.m. (New York time) on the date of such Borrowing.  Each such notice shall be irrevocable and shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) the number and location of the account to which funds are to be disbursed.

(d)           Mandatory Borrowings shall be made upon the notice specified in Section 2.1(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

(e)           Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).

(f)            Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.  In each such case, the Borrower waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic notice.

2.4           Disbursement of Funds.  (a)  No later than 12:00 Noon (Local Time) on the date specified in each Notice of Borrowing (including Mandatory Borrowings), each Lender will make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided, that all Swingline Loans shall be made available in the full amount thereof by the Swingline Lender no later than 3:00 p.m. (New York time) on the date requested.

(b)           Each Lender shall make available all amounts it is to fund under any Borrowing in Dollars or in the applicable Foreign Currency, as the case may be, and in immediately available funds to the Administrative Agent at the Administrative Agent’s Office and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings) make available to the Borrower by depositing to the Borrower’s account that is designated to the Administrative Agent the aggregate of the amounts so made available in Dollars or in the applicable Foreign Currency, as the case may be, and the type of funds received.  Unless the Administrative Agent shall have been notified by any Lender prior to the time of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative

Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent.  The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Federal Funds Effective Rate or (ii) if paid by the Borrower, the then-applicable rate of interest, calculated in accordance with Section 2.8, for the respective Loans.

(c)           Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5           Repayment of Loans; Evidence of Debt.  (a)  The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders, on the Term Loan Maturity Date, the then-unpaid Term Loans, in Dollars.  The Borrower shall repay to the Administrative Agent in Dollars or the applicable Foreign Currency, as the case may be, for the benefit of the Lenders, on the Revolving Credit Maturity Date, the then-unpaid Revolving Credit Loans.  The Borrower shall repay to the Administrative Agent in Dollars, for the account of the Swingline Lender, on the Swingline Maturity Date, the then-unpaid Swingline Loans.

(b)           The Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the Lenders of Term Loans, on each date set forth below (each a “Term Loan Repayment Date”), the principal amount of the Term Loans equal to (x) the sum of the outstanding principal amount of Term Loans immediately after funding on the Closing Date, multiplied by (y) the percentage set forth below opposite such Term Loan Repayment Date (each a “Term Loan Repayment Amount”):

Number of Months From Closing Date	Term Loan Repayment Amount

6	0.5%
12	0.5%
18	0.5%
24	0.5%
30	0.5%
36	0.5%
42	0.5%
48	0.5%
54	0.5%
60	0.5%
66	0.5%
72	0.5%
Term Loan Maturity Date	94.0% or remainder

(c)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(d)           The Administrative Agent shall maintain the Register pursuant to Section 13.6(b)(iv), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount and currency of each Loan made hereunder, whether such Loan is a Term Loan, a Revolving Credit Loan or a Swingline Loan, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or the Swingline Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(e)           The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (c) and (d) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

2.6           Conversions and Continuations.  (a)  The Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans or Dollar Revolving Credit Loans of one Type into a Borrowing or Borrowings of another Type and the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any Eurodollar Term Loans or Eurodollar Revolving Credit Loans as Eurodollar Term Loans or Eurodollar Revolving Credit Loans, as the case may be, for an additional Interest Period; provided, that (i) no partial conversion of Eurodollar Term Loans or Eurodollar Revolving Credit Loans shall reduce the outstanding principal amount of Eurodollar Term Loans or Eurodollar Revolving Credit Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into Eurodollar Term Loans or Eurodollar Revolving Credit Loans if a Default or Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) Eurodollar Loans may not be continued as Eurodollar Term Loans or Eurodollar Revolving Credit Loans for an additional Interest Period if a Default or Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2.  Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 12:00 Noon (Local Time) at least three Business Days’ (or one Business Day’s notice in the case of a conversion into ABR Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a “Notice of Conversion or Continuation”) specifying the Term Loans or Revolving Credit Loans to be so converted or continued, the Type of Term Loans or Revolving Credit Loans to be converted or continued into and, if such Term Loans or Revolving Credit Loans are to be converted into or continued as Eurodollar Term Loans or Eurodollar Revolving Credit Loans, the Interest Period to be initially applicable thereto.  The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Term Loans or Revolving Credit Loans.

(b)           If any Default or Event of Default is in existence at the time of any proposed continuation of any Eurodollar Term Loans or Eurodollar Revolving Credit Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such Eurodollar Term Loans or  Eurodollar Revolving Credit Loans shall be automatically converted on the last day of the then-current Interest Period (i) in respect of Term Loans or Dollar Revolving Credit Loans, into ABR Loans, and (ii) in respect of Foreign Currency Revolving Credit Loans, into Eurodollar Loans with an Interest Period of one month.  If upon the expiration of any Interest Period in respect of Eurodollar Term Loans or Eurodollar Revolving Credit Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in paragraph (a) above, (i) the Borrower shall be deemed to have elected to convert such Dollar Borrowing of Term Loans or Eurodollar Revolving Credit Loans, as the case may be, into a Borrowing of ABR Loans effective as of the expiration date of such current Interest Period and (ii) the Borrower shall be deemed to have elected to convert such Foreign Currency Borrowing of Eurodollar Revolving Credit Loans into a Borrowing of Eurodollar Loans with an Interest Period of one month effective as of the expiration date of such then-current Interest Period.

2.7           Pro Rata Borrowings.  Each Borrowing of Term Loans under this Agreement shall be granted by the Lenders pro rata on the basis of their then-applicable Term Loan Commitments.  Each Borrowing of Revolving Credit Loans under this Agreement shall be granted by the Lenders pro rata on the basis of their then-applicable Revolving Credit Commitments.  It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

2.8           Interest.  (a)  The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR in effect from time to time.

(b)           The unpaid principal amount of each Eurodollar Term Loan or Eurodollar Revolving Credit Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Eurodollar Margin in effect from time to time plus the relevant Eurodollar Rate plus, in the case of Foreign Currency Loans, any Additional Cost incurred by such Lender in respect of such Foreign Currency Loans from time to time.

(c)           If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of any overdue interest, to the extent permitted by applicable law, the rate described in Section 2.8(a) plus 2% from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).

(d)           Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Term Loan or Eurodollar Revolving Credit Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first Business Day of such Interest Period, (iii) in respect of each Loan (except, other than in the case of prepayments, any ABR Loan), on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e)           All computations of interest hereunder shall be made in accordance with Section 5.5.

(f)            The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans, shall promptly notify the Borrower and the relevant

Lenders thereof.  Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

2.9           Interest Periods.  At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans (in the case of the initial Interest Period applicable thereto) or prior to 10:00 a.m. (Local Time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans, the Borrower shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or (if available to all the Lenders making such loans as determined by such Lenders in good faith based on prevailing market conditions) a nine or twelve month period; provided, that the initial Interest Period may be for a period less than one month if agreed upon by the Borrower and the Administrative Agent.  Notwithstanding anything to the contrary contained above:

(a)           the initial Interest Period for any Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b)           if any Interest Period relating to a Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)           if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period in respect of a Eurodollar Term Loan or Eurodollar Revolving Credit Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

(d)           the Borrower shall not be entitled to elect any Interest Period in respect of any Eurodollar Term Loan or any Eurodollar Revolving Credit Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan.

2.10         Increased Costs, Illegality, etc.  (a)  In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i)            on any date for determining the Eurodollar Rate for any Interest Period that (x) deposits in the principal amounts of the Loans comprising such Eurodollar Borrowing and in the currency in which such Loan is to be denominated are not generally available in the relevant market or (y) by reason of any changes arising on or after the Closing Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

(ii)           at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any such increase or reduction attributable to Non-Excluded Taxes covered by Section 5.4 and taxes imposed on the overall net income of such Lender) because of (x) any change since the Closing Date in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation, application or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order), such as, for example, without limitation, a change in official reserve requirements, and/or (y) other circumstances affecting the interbank Eurodollar market or the position of such Lender in such market; or

(iii)          at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders).  Thereafter (x) in the case of clause (i) above, Eurodollar Term Loans or Eurodollar Revolving Credit Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Term Loans or Eurodollar Revolving Credit Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b)           At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is a Term Loan or a Dollar Revolving Credit Loan and is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Revolving Credit Loan and Eurodollar Term Loan into an ABR Loan; provided, that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c)           If, after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, the National Association of Insurance Commissioners, central bank or comparable agency charged with the interpretation, application or administration thereof, or compliance by a Lender or its parent with any request or directive made or adopted after the Closing Date regarding capital adequacy (whether or not having the force of law) of any such authority, association, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the Closing Date; provided that, for purposes of this Agreement (including this Section 2.10 and Section 3.5 hereto), the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith are deemed to have gone into effect and been adopted after the Closing Date.  Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to

Section 2.13, release or diminish any of the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

(d)           Notwithstanding the foregoing, in the case of Foreign Currency Revolving Credit Loans affected by the circumstances described in Section 2.10(a)(i), as promptly as practicable but in no event later than three Business Days after the giving of the required notice by the Administrative Agent with respect to such circumstances, the Administrative Agent (in consultation with the Lenders) shall negotiate with the Borrower in good faith in order to ascertain whether a substitute interest rate (a “Substitute Rate”) may be agreed upon for the maintaining of existing Foreign Currency Revolving Credit Loans.  If a Substitute Rate is agreed upon by the Borrower and all the Lenders, such Substitute Rate shall apply.  If a Substitute Rate is not so agreed upon by the Borrower and all the Lenders within such time, each Lender’s Foreign Currency Revolving Credit Loans shall thereafter bear interest at a rate equal to the sum of (i) the rate certified by such Lender to be its costs of funds (from such sources as it may reasonably select out of those sources then available to it) for such Foreign Currency Revolving Credit Loans plus (ii) the Applicable Eurodollar Margin plus (iii), in the case of Foreign Currency Loans denominated in Sterling only, any Additional Cost incurred by such Lender in respect of such Sterling Foreign Currency Loans from time to time.

2.11         Compensation.  If (a) any payment of principal of any Eurodollar Term Loan or Eurodollar Revolving Credit Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Eurodollar Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans is not made as a result of a withdrawn Notice of Borrowing, (c) any ABR Loan is not converted into a Eurodollar Term Loan or Eurodollar Revolving Credit Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any Eurodollar Loan is not continued as a Eurodollar Term Loan or Eurodollar Revolving Credit Loan as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of any Eurodollar Term Loan or Eurodollar Revolving Credit Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Eurodollar Loan.

2.12         Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided, that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section.  Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.

2.13         Notice of Certain Costs.  Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

2.14         Incremental Facilities.  The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more (x) new Term Loan Commitments (the “New Term Loan Commitments”) and/or (y) new Revolving Credit Commitments (the “New Revolving Loan Commitment” and, together with the New Term Loan Commitment, the “New Loan Commitments”), by an aggregate amount not less than $25,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent or such lesser amount that shall constitute the difference between the amount determined pursuant to sub-clauses (A) and (B) of this sentence and all such New Loan Commitments obtained prior to such date), and integral multiples of $5,000,000 in excess of that amount, and in any event, by an aggregate amount which, when taken together with the principal amount of any Permitted Other Indebtedness incurred pursuant to Section 10.1(o) and outstanding at such time, shall not exceed in the aggregate at any time the sum of (A) $350,000,000 and (B) additional amounts (so long as, giving pro forma effect to the incurrence and funding of any New Term Loan Commitments and New Revolving Loan Commitments (assuming, for purposes of this Section 2.14, that such New Revolving Loan Commitments are fully drawn on the date that they are first incurred) at such time, the Senior Secured Debt to Consolidated EBITDA Ratio would be not greater than 1.50:1.00); provided, that for purposes of calculating the Senior Secured Debt to Consolidated EBITDA Ratio in the preceding sub-clause (B), Permitted Other Indebtedness incurred pursuant to Section 10.1(o) and outstanding at such time shall be deemed to be Senior Secured Debt.  Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Loan Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent; provided, that the Borrower shall first offer the Lenders to provide all of the New Loan Commitments prior to offering any other Person that is an eligible assignee pursuant to Section 13.6(b); provided further, that any Lender offered or approached to provide all or a portion of the New Loan Commitments may elect or decline, in its sole discretion, to provide a New Loan Commitment.  Such New Loan Commitments shall become effective, as of such Increased Amount Date; provided, that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Loan Commitments, as applicable; (2) both before and after giving effect to the making of any Series of New Term Loans or New Revolving Loans, each of the conditions set forth in Sections 7.1 and 7.2 shall be satisfied; (3) the Borrower and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Sections 10.9 and 10.10 as of the last day of the most recently ended fiscal quarter after giving effect to such New Loan Commitments and any investment to be consummated in connection therewith; (4) the New Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower and Administrative Agent, and each of which shall be recorded in the Register by the Borrower and Administrative Agent, and shall be subject to the requirements set forth in Section 5.4(b); (5) the Borrower shall make any payments required pursuant to Section 2.11 in connection with the New Loan Commitments, as applicable; and (6) the Borrower shall deliver or cause to be delivered (i) a certificate of the Borrower and Holdings, dated the Increased Amount Date, substantially in the form of Exhibit I, with appropriate insertions, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower, and attaching the documents referred to in Section 6.7 and 6.8 and, where applicable, certifying as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection therewith on behalf of such Credit Party, (ii) the executed legal opinions of Simpson Thacher and Bartlett LLP and Tom Riordan, general counsel of the Credit Parties, in each case, substantially in the forms previously delivered in connection with this Agreement and (iii) any other applicable documents reasonably required by the Administrative Agent in connection with any such transaction.  Any New Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of New Term Loans for all purpose of this Agreement.

On any Increased Amount Date on which New Revolving Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders with Revolving Credit Commitments shall assign to each Lender with a New Revolving Loan Commitment (each, a “New Revolving Loan Lender”) and each of the New Revolving Loan Lenders shall purchase from each of the Lenders with Revolving Credit Commitments at the principal amount thereof (together with accrued interest), such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Lenders with Revolving Credit Loans and New Revolving Loan Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such New Revolving Loan Commitments to the Revolving Credit Commitments, (b) each New Revolving Loan Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Credit Loan and (c) each New Revolving Loan Lender shall become a Lender with respect to the New Revolving Loan Commitment and all matters relating thereto.

On any Increased Amount Date on which any New Term Loan Commitments  of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with a New Term Loan Commitment (each, a “New Term Loan Lender”) of any Series shall make a Loan to the Borrower (a “New Term

Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to the Term Loans; provided, however, that (i) the applicable maturity date of each Series shall be no shorter than the final maturity of the Term Loans and (ii) the rate of interest applicable to the New Term Loans of each Series shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided further, that if the initial yield on any New Term Loans (as determined by the Administrative Agent to be equal to the sum of (x) the Eurodollar Rate (including any applicable Eurodollar Rate floor) plus the Applicable Eurodollar Margin applicable to the New Term Loans and (y) if the New Term Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from Holdings, the Borrower or any Subsidiary for doing so (the amount of such fee, expressed as a percentage of the New Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the average life to maturity of such New Term Loans and (B) four) exceeds by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”) the Eurodollar Rate plus the Applicable Eurodollar Margin then in effect for any Eurodollar Rate Term Loan, then the Applicable ABR Margin and the Applicable Eurodollar Margin then in effect for Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the New Term Loans (and if the Eurodollar Rate margins on the New Term Loans are subject to a leveraged-based pricing grid, appropriate increases to the other Applicable ABR Margin and Applicable Eurodollar Margin for the Term Loans, consistent with the foregoing, shall be made).  The terms and provisions of the New Revolving Loans and New Revolving Credit shall be identical to the Revolving Credit Loans and the Revolving Credit Commitments.

Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provision of this Section 2.14.

SECTION 3.   Letters of Credit

3.1           Letters of Credit.  (a)  Subject to and upon the terms and conditions herein set forth, (i) the Borrower, at any time and from time to time on or after the Closing Date and prior to the L/C Maturity Date, may request that the Letter of Credit Issuer issue for the account of the Borrower a standby letter of credit or letters of credit in Dollars (each a “Dollar Letter of Credit” and, collectively, the “Dollar Letters of Credit”) in such form as may be approved by the Letter of Credit Issuer in its reasonable discretion and (ii) the Borrower, at any time and from time to time on or after the Closing Date and prior to the L/C Maturity Date, may request that the Letter of Credit Issuer issue for the account of the Borrower, a standby letter of credit or letters of credit in a Foreign

Currency (each a “Foreign Currency Letter of Credit” and, collectively, the “Foreign Currency Letters of Credit” and, together with the Dollar Letters of Credit, the “Letters of Credit”) in such form as may be approved by the Letter of Credit Issuer in its reasonable discretion.  Notwithstanding anything contained herein to the contrary, it is acknowledged and agreed that, from and after the Closing Date, (a) all Letter of Credit Exposure with respect to Converting Letters of Credit and any related Unpaid Drawings shall be deemed for all purposes hereunder to be issued under the Revolving Credit Commitment, (b) there shall be an automatic adjustment to the participations held by each Lender thereunder pursuant to Section 3.3 so that the undivided participation and interest of the Lenders in each such Converting Letter of Credit and any related Unpaid Drawing is deemed to be made in respect of the Revolving Credit Commitment as if such Converting Letter of Credit were made on or after the Closing Date and (c) all Letters of Credit issued after the Closing Date shall be issued under the Revolving Credit Commitment.

(b)           Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Dollar Equivalent of the Stated Amount of which, when added to the Letter of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect; (ii) no Letter of Credit shall be issued the Dollar Equivalent of the Stated Amount of which would cause the aggregate amount of the Lenders’ Revolving Credit Exposures at such time to exceed the Total Revolving Credit Commitment then in effect; (iii) each Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance thereof, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer; provided, that any Letter of Credit may, upon request of the Borrower, provide for the automatic renewal thereof for additional consecutive periods of one year or less (which in no event shall extend beyond the L/C Maturity Date), subject to any conditions specified in such Letter of Credit; and provided further, that in no event shall such expiration date occur later than the L/C Maturity Date; (iv) each Letter of Credit shall be denominated in Dollars or in a Foreign Currency; (v) no Letter of Credit shall be issued if it would be illegal under any applicable law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor; and (vi) no Letter of Credit shall be issued by the Letter of Credit Issuer after it has received a written notice from the Borrower or any Lender stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.

(c)           Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part; provided, that, after giving effect to such termination or reduction, the Letter of Credit Outstanding shall not exceed the Letter of Credit Commitment.

3.2           Letter of Credit Requests.  (a)  Whenever the Borrower desires that a Letter of Credit be issued for its account, it shall give the Administrative Agent and the Letter of Credit Issuer at least five (or such lesser number as may be agreed upon by the Administrative Agent and the Letter of Credit Issuer) Business Days’ written notice thereof.  Each notice shall be executed by the Borrower and shall be in the form of Exhibit G (each a “Letter of Credit Request”). The Administrative Agent shall promptly notify each Lender of such issuance.

(b)           The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

3.3           Letter of Credit Participations.  (a)  Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender that has a Revolving Credit Commitment (each such other Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Revolving Credit Commitment Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the L/C Participants as provided in Section 4.1(b) and the L/C Participants shall have no right to receive any portion of any Fronting Fees).

(b)           In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall have no obligation other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.  Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

(c)           In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to the Letter of Credit Issuer pursuant to Section 3.4(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent who will notify each applicable L/C Participant of such failure, and each such L/C Participant shall promptly and unconditionally pay to the Administrative Agent, for the account of the Letter of Credit Issuer, the amount of such L/C Participant’s Revolving Credit Commitment Percentage of such unreimbursed payment in Dollars or in the applicable Foreign Currency, as the case may be, and in immediately available funds; provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by the Letter of

Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.  If the Letter of Credit Issuer so notifies, prior to 11:00 a.m. (Local Time) on any Business Day, any L/C Participant required to fund a payment under a Letter of Credit, such L/C Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such payment on such Business Day in immediately available funds (or, if such notification is given after 11:00 a.m. (Local Time) on any Business Day, such amount shall be made available on the immediately following Business Day).  If and to the extent such L/C Participant shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the Federal Funds Effective Rate.  The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Revolving Credit Commitment Percentage of any such payment.

(d)           Whenever the Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the L/C Participants pursuant to paragraph (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Revolving Credit Commitment Percentage of such reimbursement obligation, in Dollars or the applicable Foreign Currency, as the case may be, and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations.

(e)           The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i)            any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii)           the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

(iii)          any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)          the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v)           the occurrence of any Default or Event of Default;

provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

3.4           Agreement to Repay Letter of Credit Drawings.  (a)  The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment to the Administrative Agent in Dollars or in the applicable Foreign Currency, as the case may be, in immediately available funds at the Administrative Agent’s Office, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount (including the Dollar Equivalent thereof) so paid until reimbursed, an “Unpaid Drawing”) immediately after, and in any event on the date of, such payment, with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m. (Local Time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR as in effect from time to time; provided, that, notwithstanding anything contained in this Agreement to the contrary, (i) unless the Borrower shall have notified the Administrative Agent and the Letter of Credit Issuer prior to 10:00 a.m. (Local Time) on the date of such drawing that the Borrower intends to reimburse the Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make Dollar Revolving Credit Loans (which shall initially be ABR Loans) or Foreign Currency Revolving Credit Loans (each of which shall be Eurodollar Loans with an Interest Period of one month denominated in Sterling or Euro), as the case may be, on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) the Administrative Agent shall promptly notify each L/C Participant of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and (x) in respect of Dollar Letters of Credit, each L/C Participant shall be irrevocably obligated to make a Dollar Revolving Credit Loan that is an ABR Loan to the Borrower in the amount of its Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon (Local Time) on such Business Day by making the amount of such Dollar Revolving Credit Loan available to the Administrative Agent at the Administrative Agent’s Office and (y) in respect of Foreign Currency Letters of Credit, each L/C Participant shall be irrevocably obligated to make a Foreign Currency Revolving Credit Loan that is a Eurodollar Loan with an Interest Period of one month to the Borrower, denominated in Sterling or Euro, as the case may be, in the amount of its Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon (London time) on such Business Day by making the amount of such Foreign Currency Revolving Credit Loan available to the Administrative Agent at the Administrative Agent’s Office.  Such Dollar Revolving Credit Loans or Foreign Currency Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount.  The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for the purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing.

(b)           The Borrower’s obligations under this Section 3.4 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided, that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

3.5           Increased Costs.  If after the Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by the Letter of Credit Issuer or any L/C Participant with any request or directive made or adopted after the Closing Date (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any L/C Participant’s L/C Participation therein, or (b) impose on the Letter of Credit Issuer or any L/C Participant any other conditions affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant’s

L/C Participation therein, and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such L/C Participant hereunder (other than any such increase or reduction attributable to Non-Excluded Taxes covered by Section 5.4 and taxes imposed on the overall net income of the Letter of Credit Issuer or such L/C Participant) in respect of Letters of Credit or L/C Participations therein, then, promptly after receipt of written demand to the Borrower by the Letter of Credit Issuer or such L/C Participant, as the case may be, (a copy of which notice shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), the Borrower shall pay to the Letter of Credit Issuer or such L/C Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of Credit Issuer or an L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the Closing Date.  A certificate submitted to the Borrower by the Letter of Credit Issuer or a L/C Participant, as the case may be, (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent) setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

3.6                                 Successor Letter of Credit Issuer.  The Letter of Credit Issuer may resign as Letter of Credit Issuer upon 60 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower.  If the Letter of Credit Issuer shall resign as Letter of Credit Issuer under this Agreement, then the Borrower shall appoint from among the Lenders with Revolving Credit Commitments a successor issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the Letter of Credit Issuer, and the term “Letter of Credit Issuer” shall mean such successor issuer effective upon such appointment.  At the time such resignation shall become effective, the Borrower shall pay to the resigning Letter of Credit Issuer all accrued and unpaid fees pursuant to Sections 4.1(c) and (d).  The acceptance of any appointment as the Letter of Credit Issuer hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such successor Lender shall have all the rights and obligations of the previous Letter of Credit Issuer under this Agreement and the other Credit Documents.  After the resignation of the Letter of Credit Issuer hereunder, the resigning Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit.  After any retiring Letter of Credit Issuer’s resignation as Letter of Credit Issuer, the provisions of this Agreement relating to the Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (a) while it was Letter of Credit Issuer under this Agreement or (b) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.

3.7                                 Defaulting Lenders and Letters of Credit.  If any Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender, then:

(a)                                  all or any part of such Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentage but only to the extent (x) the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolving Credit Commitments and (y) no Default or Event of Default exists and is continuing;

(b)                                 if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (a) above) in accordance with the procedures set forth in Section 5.2(b) for so long as such Letter of Credit Exposure is outstanding;

(c)                                  if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to Section 3.7(b), the Borrower shall not be required to pay any fees to such Defaulting Lender with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is cash collateralized;

(d)                                 if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to Section 3.7(a), then the fees payable to the Lenders pursuant to Sections 4.1(b) or (c) shall be adjusted in accordance with such Non-Defaulting Lenders’ Revolving Credit Commitment Percentages; or

(e)                                  if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 3.7(a), then, without prejudice to any rights or remedies of the Letter of Credit Issuer or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and Letter of Credit Fees payable under Sections 4.1(b) or (c) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the Letter of Credit Issuer until such Letter of Credit Exposure is cash collateralized and/or reallocated.

So long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is reasonably satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 3.7(c).

SECTION 4.        Fees; Commitments

4.1                                 Fees.  (a)  The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Lender having a Revolving Credit Commitment (in each case pro rata according to the respective Revolving Credit Commitments of all such Lenders), a commitment fee for each day from and including the Closing Date to but excluding the Final Date.  Such commitment fee shall be payable in arrears (i) on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (ii) on the Final Date (for the period ended on such date for which no payment has been received pursuant to clause (i) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Commitments in effect on such day.  Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1.

(b)                                 The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Eurodollar Margin for Revolving Credit Loans on the average daily Stated Amount of such Letter of Credit.  Such Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date upon which the Total Revolving Credit Commitment terminates and the Letter of Credit Outstandings shall have been reduced to zero.

(c)                                  The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the “Fronting Fee”), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination date of such Letter of Credit, computed at the rate for each day equal to 0.25% per annum on the average daily Stated Amount of such Letter of Credit.  Such Fronting Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date upon which the Total Revolving Credit Commitment terminates and the Letter of Credit Outstandings shall have been reduced to zero.

(d)                                 The Borrower agrees to pay directly to the Letter of Credit Issuer in Dollars upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the Letter of Credit Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

(e)                                  The Borrower agrees to pay to the Administrative Agent in Dollars for its own account the administrative agency fee described in the Engagement Letter and to pay to the Joint Lead Arrangers and the Arranger for their own accounts the arrangement fee described in the Engagement Letter, in each case, at the times described therein.

4.2                                 Voluntary Reduction of Revolving Credit Commitments.  Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Credit Commitments in whole or in part; provided, that (a) any such reduction shall apply proportionately and permanently to reduce the Revolving Credit Commitment of each of the Lenders, (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least the Dollar Equivalent of $1,000,000 and in integral multiples of the Dollar Equivalent of $100,000 and (c) after giving effect to such termination or reduction and to any prepayments of the Loans made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Revolving Credit Exposures shall not exceed the Total Revolving Credit Commitment.

4.3                                 Mandatory Termination of Commitments.  (a)  All of the Term Loan Commitments shall terminate at 5:00 p.m. (New York time) on the Closing Date.

(b)                                 The Total Revolving Credit Commitment, including the Total Foreign Currency Revolving Commitment, shall terminate at 5:00 p.m. (New York time) on the Revolving Credit Maturity Date.

(c)                                  The Swingline Commitment shall terminate at 5:00 p.m. (New York time) on the Swingline Maturity Date.

(d)                                 In the event, that the Borrower incurs any commitments in respect of Revolver Refinancing Indebtedness, the portion of the Revolving Credit Commitments permanently refinanced with such commitments in respect of Revolver Refinancing Indebtedness shall be reduced by the amount of the new commitments in respect of Revolver Refinancing Indebtedness.

SECTION 5.        Payments

5.1                                 Voluntary Prepayments.  The Borrower shall have the right to prepay Term Loans, Revolving Credit Loans and Swingline Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office (or, in the case of a Swingline Loan, the Swingline Lender) written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of Eurodollar Term Loans or Eurodollar Revolving Credit Loans) the specific Borrowing(s) pursuant to which such prepayment shall be applied, which notice shall be given by the Borrower no later than (i) in the case of Term Loans or Revolving Credit Loans, 10:00 a.m. (Local Time) one Business Day prior to, or (ii) in the case of Swingline Loans, 10:00 a.m. (Local Time) on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders or the Swingline Lender, as the case may be; (b) each partial prepayment of any Borrowing of Term Loans or Revolving Credit Loans shall be in a multiple of the Dollar Equivalent of $100,000 and in an aggregate principal amount of the Dollar Equivalent of at least $1,000,000 and each partial prepayment of Swingline Loans shall be in a multiple of the Dollar Equivalent of $100,000 and in an aggregate principal amount of at least the Dollar Equivalent of $100,000; provided, that no partial prepayment of Eurodollar Term Loans or Eurodollar Revolving Credit Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Term Loans or Eurodollar Revolving Credit Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Eurodollar Term Loans or Eurodollar Revolving Credit Loans; and (c) any prepayment of Eurodollar Term Loans or Eurodollar Revolving Credit Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower, with the applicable provisions of Section 2.11.  Each prepayment in respect of Term Loans pursuant to this Section 5.1 shall be applied to Classes of loans in such manner as the Borrower may determine and applied to reduce Term Loan Repayment Amounts in such order as the Borrower may determine.  At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan or Revolving Credit Loan of a Defaulting Lender.

Notwithstanding the foregoing, a prepayment premium of 1.00% of the principal amount outstanding thereof shall apply to (i) any prepayment of Term Loans occurring on or prior to the first anniversary of the Closing Date from the proceeds of a Repricing Transaction (as defined below) and (ii) any other prepayment of all of the Term Loans occurring on or prior to the first anniversary of the Closing Date from the proceeds of an incurrence of Indebtedness.

As used in this Section 5.1, “Repricing Transaction” shall mean the prepayment or refinancing of all or a portion of the Term Loans concurrently with the incurrence by the Borrower of any long-term bank debt financing having lower cost financing than the Term Loans.

5.2                                 Mandatory Prepayments.  (a)  Term Loan Prepayments.  (i)  On each occasion that a Prepayment Event occurs, the Borrower shall, within five Business Days after the occurrence of such Prepayment Event, offer to prepay, in accordance with paragraph (c) below, the principal amount of Term Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event.  For avoidance of doubt, no prepayment shall be required pursuant to this Section 5.2(a)(i) for any Prepayment Events that have occurred prior to the Closing Date.

(ii)                                  Not later than the date that is six months after the last day of any fiscal year (commencing with the fiscal year ending December 31, 2011), if the Senior Secured Debt to Consolidated EBITDA Ratio as of the end of such fiscal year is greater than or equal to 1.50 to 1.00, the Borrower shall offer to prepay, in accordance with paragraph (c) below, the principal of Term Loans in an amount equal to (w) 50% of Excess Cash Flow for such fiscal year, minus (x) the amount of any such Excess Cash Flow that the Borrower has, after the end of such fiscal year and prior to such date, reinvested in the business of the Borrower or any of its Subsidiaries (subject to Section 9.14), minus (y) the principal amount of Term Loans voluntarily prepaid pursuant to Section 5.1 during such fiscal year and minus (z) an amount equal to $10,000,000 for such fiscal year; provided that the percentage under sub-clause (w) above will be reduced to 25% or 0% if the Senior Secured Debt to Consolidated EBITDA Ratio as of the end of such fiscal year is (x) greater than 1.25:1.00 but less than 1.50:1.00 or (y) less than or equal to 1.25:1.00, respectively.

(b)                                 Aggregate Revolving Credit Outstandings.  If on any date the aggregate amount of the Lenders’ Revolving Credit Exposures (all the foregoing, collectively, the “Aggregate Revolving Credit Outstandings”) exceeds 103% of the Total Revolving Credit Commitment as then in effect, the Borrower shall forthwith repay on such date the principal amount of Swingline Loans and, after all Swingline Loans have been paid in full, Revolving Credit Loans in an amount equal to such excess.  If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Credit Loans, the Aggregate Revolving Credit Outstandings exceed the Total Revolving Credit Commitment then in effect, the Borrower shall pay to the Administrative Agent an amount in cash equal to such excess and the Administrative Agent shall hold such payment for the benefit of the Lenders as security for the obligations of the Borrower hereunder (including obligations in respect of Letter of Credit Outstandings) pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent (which shall permit certain investments in Permitted Investments satisfactory to the Administrative Agent, until the proceeds are applied to the secured obligations).

(c)                                  Application to Repayment Amounts.  Each prepayment of Term Loans required by Section 5.2(a) shall be applied to Classes of Term Loans on a pro rata basis and to reduce the Term Loan Repayment Amounts in such order as the Borrower may determine up to an amount equal to the aggregate amount of the applicable Term Loan Repayment Amounts required to be made by the Borrower pursuant to Section 2.5(b) during the two year period immediately following the date of the prepayment (such amount being, the “Amortization Amount”); provided, that to the extent that the amount of the prepayment exceeds the Amortization Amount, such excess shall be applied ratably to reduce the then remaining Term Loan Repayment Amounts.  With respect to each such prepayment, (i) the Borrower will, not later than the date specified in Section 5.2(a) for offering to make such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent provide notice of such prepayment to each Term Loan Lender, (ii) each Term Loan Lender will have the right to refuse any such prepayment by giving written notice of such refusal to the Administrative Agent within fifteen Business Days after such Lender’s receipt of notice from the Administrative Agent of such prepayment (and the Borrower shall not prepay any such Term Loans until the date that is specified in the immediately following clause), (iii) the Borrower will make all such prepayments not so refused upon the earlier of (x) such fifteenth Business Day and (y) such time as the Administrative Agent has received notice from each Lender that it consents to or refuses such prepayment and (iv) any prepayment so refused may be retained by the Borrower.

(d)                                 Application to Term Loans.  With respect to each prepayment of Term Loans required by Section 5.2(a), the Borrower may, subject to Section 5.2(c), designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that (i) Eurodollar Term Loans may be designated for prepayment pursuant to this Section 5.2 only on the last day of an Interest Period applicable thereto unless all Eurodollar Term Loans with Interest Periods ending on such date of required prepayment and all Term Loans that are ABR Loans have been paid in full; (ii) if any prepayment of Eurodollar Term Loans made pursuant to a single Borrowing shall reduce the outstanding Term Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Eurodollar Term Loans, such Borrowing shall immediately be converted into ABR Loans and (iii) each prepayment pursuant to this Section 5.2 of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.  In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(e)                                  Application to Revolving Credit Loans.  With respect to each prepayment of Revolving Credit Loans elected by the Borrower pursuant to Section 5.1 or required by Section 5.2(b), the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Dollar Revolving Credit Loans or Foreign Currency Revolving Credit Loans to be prepaid; provided, that (w) Eurodollar Revolving Credit Loans may be designated for prepayment pursuant to this Section 5.2 only on the last day of an Interest Period applicable thereto unless all Eurodollar Revolving Credit Loans with Interest Periods ending on such date of required prepayment and all ABR Loans have been paid in full; (x) if any prepayment by the Borrower of Eurodollar Revolving Credit Loans made pursuant to a single Borrowing shall reduce the outstanding Dollar Equivalent of the Revolving Credit Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Eurodollar Revolving Credit Loans, such Borrowing shall immediately be converted into ABR Loans; (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (z) notwithstanding the provisions of the preceding clause (y), no prepayment made pursuant to Section 5.2(a) or Section 5.2(b) of Revolving Credit Loans shall be applied to the Revolving Credit Loans of any Defaulting Lender.  In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(f)                                    Eurodollar Interest Periods.  In lieu of making any payment pursuant to this Section 5.2 in respect of any Eurodollar Loan other than on the last day of the Interest Period therefor so long as no Default or Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount equal to the amount of the Eurodollar Loan to be prepaid and such Eurodollar Loan shall be repaid on the last day of the Interest Period therefor in the required amount.  Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then-customary rate for accounts of such type.  Such deposit shall constitute cash collateral for the Obligations; provided, that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

(g)                                 Minimum Amount.  No prepayment shall be required pursuant to Section 5.2(a)(i) unless and until the amount at any time of Net Cash Proceeds from Prepayment Events required to be applied at or prior to such time pursuant to such Section and not yet applied at or prior to such time to prepay Term Loans pursuant to such Section exceeds the Dollar Equivalent of $15,000,000 in the aggregate.

(h)                                 Foreign Asset Sales.  Notwithstanding any other provisions of this Section 5.2, (i) to the extent that any of or all the Net Cash Proceeds of any asset sale by a Restricted Foreign Subsidiary giving rise to an Asset Sale Prepayment Event (a “Foreign Asset Sale”) are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 5.2 but may be retained by the applicable Restricted Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Restricted Foreign Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 5.2 and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Asset Sale would have a material adverse tax cost consequence with respect to such Net Cash Proceeds, the Net Cash Proceeds so affected may be retained by the applicable Restricted Foreign Subsidiary; provided, that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 5.2(a), (x) the Borrower applies an amount equal to such Net Cash Proceeds to such reinvestments or prepayments as if such Net Cash Proceeds had been received by the Borrower rather than such Restricted Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds had been repatriated (or, if less, the Net Cash Proceeds that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds are applied to the repayment of Indebtedness of a Restricted Foreign Subsidiary.

5.3                                 Method and Place of Payment.  (a)  Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the account of the Lenders entitled thereto, the Letter of Credit Issuer or the Swingline Lender, as the case may be, not later than 12:00 Noon (Local Time) on the date when due and shall be made (i) in the case of amounts payable in Dollars, in immediately available funds at the Administrative Agent’s Office and (ii) in the case of amounts payable in a Foreign Currency, in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account.  All payments under each Credit Document (whether of principal, interest or otherwise) shall be made (i) in the case of the principal of and interest on each Loan, in the currency in which such Loan is denominated, (ii) in the case of reimbursement obligations in respect of Letters of Credit, in the currency in which such Letter of Credit is denominated, (iii) in the case of any indemnification or expense reimbursement payment, in Dollars or Euro, as requested by the Person entitled to receive such payment, or (iv) in all other cases, in Dollars, in each case except as otherwise expressly provided herein.  The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (Local Time) on such day) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto.

(b)                                 Any payments under this Agreement that are made later than 2:00 p.m. (Local Time) shall be deemed to have been made on the next succeeding Business Day at the Administrative Agent’s discretion.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4                                 Net Payments.  (a)  All payments made by or on behalf of the Borrower under this Agreement or any other Credit Document shall, except as otherwise required by law, be made free and clear of, and without deduction or withholding for or on account of, any current or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender and (ii) any taxes imposed on any Agent or any Lender as a result of a current or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Credit Document); provided that, if any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement had such withholding not been required; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender (x) if such Lender fails to comply with the requirements of paragraph (b), (c) or (d) of this Section 5.4, (y) that are with respect to U.S. federal withholding taxes imposed pursuant to FATCA or (z) that are with respect to any U.S. federal withholding taxes imposed as a result of relocation of a Lender’s lending office except to the extent that such Lender was entitled, at the time of such relocation, to receive additional amounts from the Borrower with respect to such

Non-Excluded Taxes pursuant to this Section 5.4.  Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Agent or Lender, as the case may be, a certified copy of an original official receipt (or other evidence acceptable to such Agent or Lender, acting reasonably) received by the Borrower showing payment thereof.  In addition, if the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest, costs or penalties that may become payable by any Agent or any Lender as a result of any such failure.  The agreements in this Section 5.4(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.  For purposes of this Section 5.4, for the avoidance of doubt the term “Lender” shall include each Letter of Credit Issuer and L/C Participant.

(b)                                 Each Lender which is not a “United States person” as defined by Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall:

(i)                                     deliver to the Borrower and the Administrative Agent two copies of either (x) in the case of Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service (“IRS”) Form W-8BEN (together with a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), (y) IRS Form W-8BEN, Form W-8EXP or Form W-8ECI, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement or (z) IRS Form W-8IMY and any attachments (including the forms described in subclauses (x) and (y) above, as applicable);

(ii)                                  deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

(iii)                               obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent.  Each Person that shall become a Participant pursuant to Section 13.6 or a Lender pursuant to Section 13.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(b) if such Participant or Lender is not a “United States person” as defined by Section 7701(a)(30) of the Code; provided, that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.  Notwithstanding anything to the contrary, no Lender or Participant shall be required to deliver any form or certification that it is not legally able to deliver.

(c)                                  If a payment made to a Lender under this Agreement may be subject to U.S. federal withholding tax under FATCA (which, solely for purposes of this Section 5.4(c), shall include any amendments thereto), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent, in each case as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(d)                                 Each Lender that is not a Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent two IRS Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Lender is exempt from United States federal backup withholding tax (i) on or prior to the date such Lender becomes a party to this Agreement, (ii) on or before the date that such form expires or becomes obsolete, (iii) after the occurrence of a change in the Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(e)                                  The Borrower shall not be required to indemnify any Lender, or to pay any additional amounts to any Lender, in respect of U.S. Federal withholding tax pursuant to paragraph (a) above to the extent that (i) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such Lender became a party to this Agreement (or, in the case of a Participant, on the date such Participant became a Participant hereunder); provided, however, that this clause (i) shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender (or Participant) would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or Participant) would have been entitled to receive in the absence of such assignment, participation or transfer, or (y) such assignment, participation or transfer had been requested by the Borrower, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Lender or Participant to comply with the provisions of paragraph (b), (c) or (d) above or (iii) any of the representations or certifications made by a Lender or Participant pursuant to paragraph (b) above, which are, at the time of such payment, in effect and have not been superseded by subsequent representations or certificates, and the incorrectness of which necessarily results in the imposition of withholding tax pursuant to applicable law, are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such Lender became a party to this Agreement or such Participant purchased such participation.

(f)                                    If the Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Lender or Agent, as applicable, shall cooperate with such Borrower in challenging such taxes at such Borrower’s expense if so requested by such Borrower.  If any Lender or Agent, as applicable, receives a refund of a tax for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender or Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender or Agent, as the case may be, shall reimburse the Borrower for such amount (together with any interest received from the relevant Governmental Authority thereon) as the Lender or Agent, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required.  A Lender or Agent shall claim any refund that it determines is available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim.  Neither any Lender nor any Agent shall be obliged to disclose any information regarding its tax affairs or computations to the Borrower in connection with this paragraph (f) or any other provision of this Section 5.4.

(g)                                 Each Lender represents and agrees that, on the Closing Date and at all times during the term of this Agreement, it is not and will not be a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(1) of the Code and the regulations thereunder) with respect to the Borrowings hereunder unless the Borrower has consented to such arrangement prior thereto.

5.5                                 Computations of Interest and Fees.  (a)  Interest on all Loans, except as provided in the next succeeding sentence, shall be calculated on the basis of a 360-day year for the actual days elapsed.  Interest on Foreign Currency Revolving Credit Loans denominated in Sterling shall be calculated on the basis of a 365-day year for the actual days elapsed.

(b)                                 Fees and Letter of Credit Outstanding shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

SECTION 6.        Conditions Precedent to Initial Borrowing

Subject to Section 9.16 (but only to the extent set forth on Schedule 9.16), the earlier of the initial Borrowing and the initial issuance of any Letter of Credit under this Agreement is subject to the satisfaction of the following conditions precedent:

6.1                                 Credit Documents.  The Administrative Agent shall have received each of the following:

(a)                                  this Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower and each Lender;

(b)                                 the Guarantee, executed and delivered by a duly authorized officer of each Guarantor;

(c)                                  the Pledge Agreement, executed and delivered by a duly authorized officer of each pledgor party thereto;

(d)                                 the Security Agreement, executed and delivered by a duly authorized officer of each grantor party thereto; and

(e)                                  a Mortgage in respect of each Mortgaged Property, executed and delivered by a duly authorized officer of each mortgagor party thereto;

6.2                                 Collateral.  (a)  All outstanding equity interests in whatever form of the Borrower and each Restricted Subsidiary owned by or on behalf of any Credit Party (other than a Restricted Foreign Subsidiary) shall have been pledged pursuant to the Pledge Agreement (except that the Restricted Subsidiaries shall not be required to pledge more than 65% of the outstanding equity interests of any Restricted Foreign Subsidiary) and all certificates representing securities pledged under the Pledge Agreement, accompanied by instruments of transfer and undated stock powers endorsed in blank, shall have been delivered to the Collateral Agent.

(b)                                 All Indebtedness of Holdings, the Borrower and each Subsidiary that is owing to any Credit Party party to the Pledge Agreement shall be evidenced by one or more global promissory notes and shall have been pledged pursuant to the Pledge Agreement, and all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank, shall have been delivered to the Collateral Agent.

(c)                                  All documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and to perfect such Liens to the extent required by, and with the priority required by, the Security Agreement shall have been delivered to the Administrative Agent for filing, registration or recording pending the Closing Date.

(d)                                 The Administrative Agent shall have received, in respect of each Mortgaged Property owned by the Borrower or a Guarantor (i) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2 (and subject to the consummation of the Refinancing), together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and (ii) (A) a completed Flood Certificate with respect to each Mortgaged Property, which Flood Certificate shall (i) be addressed to the Administrative Agent, (ii) be completed by a company which has guaranteed the accuracy of the information contained therein, and (iii) otherwise comply with the Flood Program; (B) evidence describing whether the community in which each Mortgaged Property is located participates in the Flood Program; (C) if any Flood Certificate states that a Mortgaged Property is located in a Flood Zone, the applicable Borrower or Guarantor’s written acknowledgement of receipt of written notification from the Administrative Agent (i) as to the existence of each such Mortgaged Property, and (ii) as to whether the community in which each such Mortgaged Property is located is participating in the Flood Program; and (D) if any Mortgaged Property is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that the applicable Borrower or Guarantor has obtained a policy of flood insurance that is in compliance with all applicable regulations of the Flood Program.

It is understood and agreed that the pledges described in clauses (a) through (d) inclusive of this Section 6.2 shall become effective immediately and automatically upon the occurrence of the Closing Date, but that prior to the Closing Date, such pledges (and the Liens created thereby) shall not be effective.

6.3                                 Legal Opinions.  The Administrative Agent shall have received the executed legal opinions of (a) Simpson Thacher & Bartlett LLP, special New York counsel to the Borrower, substantially in the form of Exhibit H-1, (b) Tom Riordan, General Counsel to the Borrower, substantially in the form of Exhibit H-2 and (c) local counsel to the Borrower in each jurisdiction where a Mortgaged Property in the United States of America is located in form and substance reasonably satisfactory to the Administrative Agent.  The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions.

6.4                                 Closing Certificates.  The Administrative Agent shall have received a certificate of each Credit Party, dated the Closing Date, substantially in the form of Exhibit I, with appropriate insertions, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Credit Party, and attaching the documents referred to in Sections 6.5 and 6.6 and, where applicable, certifying as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of such Credit Party, and certifying that the conditions set forth in Section 7.1 shall be satisfied.

6.5                                 Corporate Proceedings of Each Credit Party.  The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors (or equivalent governing body) of each Credit Party (or a duly authorized committee thereof) authorizing (a) the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party, (b) in the case of the Borrower, the extensions of credit contemplated hereunder and (c) the granting of the Liens contemplated to be granted under the Security Documents.

6.6                                 Corporate Documents.  The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws (or equivalent organizational documents) of each Credit Party.

6.7                                 Fees.  The fees in the amounts previously agreed in writing by the Agents and the Lenders to be received by the Agents and Lenders on the Closing Date and all expenses (including the reasonable fees, disbursements and other charges of counsel to the Administrative Agent) for which invoices have been presented on or prior to the Closing Date shall, in each case, shall have been paid.

6.8                                 Patriot Act.  The Administrative Agent shall have received, at least five Business Days prior to the Closing Date, all documents and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and requested by the Administrative Agent at least ten Business Days prior to the Closing Date.

6.9                                 Existing Credit Agreement.

The Administrative Agent shall have received reasonably satisfactory evidence that the Refinancing shall have occurred.

SECTION 7.        Conditions Precedent to All Credit Events

The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Mandatory Borrowings) and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date is subject to the satisfaction of the following conditions precedent:

7.1                                 No Default; Representations and Warranties.  At the time of each Credit Event and also after giving effect thereto (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

7.2                                 Notice of Borrowing; Letter of Credit Request.  (a)  Prior to the making of the Term Loans, each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

(b)                                 Prior to the issuance of each Letter of Credit, the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified above exist as of that time.

7.3                                 Revolving Credit Loans.  In the case of any Revolving Credit Loan, at the time of the applicable Credit Event the Revolving Credit Exposures shall be no greater than the Total Revolving Credit Commitment.

SECTION 8.        Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, each of Holdings and the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

8.1                                 Corporate Status.  Each of Holdings, the Borrower and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

8.2                                 Corporate Power and Authority.  Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party.  Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

8.3                                 No Violation.  Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the Transactions and the other transactions contemplated hereby or thereby will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any of Holdings, the Borrower or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to, the terms of any material indenture (including the Senior Subordinated Notes Indenture), loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which any of Holdings, the Borrower or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the certificate of incorporation, By-Laws or other constitutional documents of Holdings, the Borrower or any of the Restricted Subsidiaries.

8.4                                 Litigation.  There are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of Holdings or the Borrower, threatened with respect to Holdings or the Borrower or any of the Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

8.5                                 Margin Regulations.  Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

8.6                                 Governmental Approvals.  No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize or is required in connection with (a) the execution, delivery and performance of any Credit Document or (b) the legality, validity, binding effect or enforceability of any Credit Document, except any of the foregoing the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

8.7                                 Investment Company Act.  Neither Holdings nor the Borrower is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8                                 True and Complete Disclosure.  (a)  None of the factual information and data (taken as a whole) heretofore or contemporaneously furnished by any of Holdings, the Borrower or any of the Subsidiaries or any of their respective authorized representatives in writing to the Administrative Agent and/or any Lender on or before the Closing Date (including all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement or omitted to state any material fact necessary to make such information and data (taken as a whole) not misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include projections and pro forma financial information.

(b)                                 The projections and pro forma financial information contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

8.9                                 Financial Condition; Financial Statements.  The (a) unaudited and audited historical consolidated financial information of the Borrower and (b) audited balance sheet of the Borrower and the related audited statements of operations and cash flows (in each case, that are required to be provided pursuant to Section 9.1(a) and (b)), in each case present or will, when provided, present fairly in all material respects the combined financial position of the Borrower at the respective dates of said information, statements and results of operations for the respective periods covered thereby.  The audited financial statements referred to in this Section 8.9 have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.  There has been no Material Adverse Change since December 31, 2009, other than solely as a result of changes in general economic conditions.

8.10                           Tax Returns and Payments.  Each of Holdings, the Borrower and the Subsidiaries has filed all federal income tax returns and all other material tax returns required to be filed by it and has paid all material taxes and assessments payable by it that have become due, other than those not yet delinquent or contested in good faith.  Each of Holdings, the Borrower and each of the Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) in accordance with GAAP for the payment of, all material federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the Closing Date.  To the extent that any breach of any of the representations or warranties in this Section 8.10 relates to a period, event or action prior to the Closing Date in respect of which Holdings, the Borrower and/or the Restricted Subsidiaries are indemnified to the extent of the breach by any Seller pursuant to either Acquisition Agreement, there shall be deemed to be no breach thereof; provided, that such a breach will exist if the applicable Seller does not satisfy its indemnification obligations to the extent and in respect of the circumstances giving rise to such breach within a reasonable time of being notified by Holdings, the Borrower and/or the Restricted Subsidiaries of such circumstances (such Persons hereby agreeing to so notify the applicable Seller promptly of such circumstances).

8.11                           Compliance with ERISA.  (a) Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; (b) no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; (c) no written notice of any insolvency or reorganization of a Multiemployer Plan has been received by any of Holdings, the Borrower, any Subsidiary or any ERISA Affiliate; (d) no Plan has failed to meet the minimum funding standards within the meaning of Section 412 or 430 of the Code or Section 302 or 303 of ERISA (whether or not waived); (e) none of Holdings, the Borrower, any Subsidiary or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 4062, 4063, 4064 or 4069 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; (f) none of Holdings, the Borrower, any Subsidiary or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a

Multiemployer Plan pursuant to Section 515, 4201 or 4204 of ERISA or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Multiemployer Plan; (g) no proceedings have been instituted (or are reasonably likely to be instituted) to terminate any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings or of the institution of any proceedings to terminate a Multiemployer Plan has been given to any of Holdings, the Borrower, any Subsidiary or any ERISA Affiliate; (h) and no lien imposed under the Code or ERISA with respect to any Plan or Multiemployer Plan on the assets of any of Holdings, the Borrower or any Subsidiary or any ERISA Affiliate exists nor has any of Holdings, the Borrower, any Subsidiary or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of any of Holdings, the Borrower, any Subsidiary or any ERISA Affiliate; except to the extent that a breach of any of the representations, warranties or agreements in clauses (a)-(h) above in this Section 8.11 would not be reasonably likely to result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect or relates to any matter disclosed in the financial statements of the Borrower dated September 30, 2010.  No Plan has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11, be reasonably likely to have a Material Adverse Effect.

8.12                           Subsidiaries.  Holdings does not have any Subsidiaries other than the Borrower and its Subsidiaries.  Schedule 8.12 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date.  To the knowledge of the Borrower, after due enquiry, each Material Subsidiary as of the Closing Date has been so designated on Schedule 8.12.

8.13                           Patents, etc.  Holdings, the Borrower and each of the Restricted Subsidiaries have obtained all patents, trademarks, service marks, trade names, copyrights, licenses and other intellectual property rights, free from burdensome restrictions (other than Permitted Liens), that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

8.14                           Environmental Laws.  (a)  Except as could not reasonably be expected to have a Material Adverse Effect: (i) each of Holdings, the Borrower and each of the Subsidiaries are in compliance with all Environmental Laws in all jurisdictions in which Holdings, the Borrower and each of the Subsidiaries are currently doing business (including having obtained all material permits required under Environmental Laws); (ii) each of Holdings, the Borrower will comply and cause each of the Subsidiaries to comply with all such Environmental Laws (including all permits required under Environmental Laws); and (iii) none of Holdings, the Borrower and each of the Subsidiaries has become subject to any Environmental Claim or any other liability under any Environmental Law.

(b)                                 None of Holdings, the Borrower or any of the Subsidiaries has treated, stored, transported, released or disposed of Hazardous Materials at or from any currently or formerly owned Real Estate or facility relating to its business in a manner that could reasonably be expected to have a Material Adverse Effect.

8.15                           Properties.  The Borrower and each of the Subsidiaries have good title to or leasehold interest in all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect.

8.16                           Solvency.  On the Closing Date, immediately following the making of any Term Loans and after giving effect to the application of the proceeds of such Term Loans, the Borrower on a consolidated basis with its Subsidiaries will be Solvent.

SECTION 9.        Affirmative Covenants

Each of the Borrower and, with respect to Section 9.12(c) and 9.15 only, Holdings, hereby covenants and agrees that on the Closing Date and thereafter, for so long as this Agreement is in effect and until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

9.1                                 Information Covenants.  The Borrower will furnish to each Lender and the Administrative Agent:

(a)                                  Annual Financial Statements.  As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such fiscal year), the consolidated balance sheet of (i) the Borrower and the Restricted Subsidiaries and (ii) the Borrower and its Subsidiaries, in each case as at the end of such fiscal year prepared in accordance with GAAP, and the related consolidated statement of operations and cash flows for such fiscal year, each prepared in accordance with GAAP, setting forth comparative consolidated figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of the Material Subsidiaries as a going concern, together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and the Material Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default relating to Section 10.9 or 10.10 that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

(b)                                 Quarterly Financial Statements.  As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 45 days after the end of each such quarterly accounting period), the consolidated balance sheet of (i) the Borrower and the Restricted Subsidiaries and (ii) the Borrower and its Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statement of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of such quarterly period in the prior fiscal year, each prepared in accordance with GAAP, all of which shall be certified by an Authorized Officer of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

(c)                                  Budgets.  Within 60 days after the commencement of each fiscal year of the Borrower, consolidated budgets of the Borrower and its Restricted Subsidiaries in reasonable detail for the fiscal year as customarily prepared by management of the Borrower for their internal use, setting forth the principal assumptions upon which such budgets are based.

(d)                                 Officer’s Certificates.  At the time of the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) the calculations required to establish whether the Borrower and the Subsidiaries were in compliance with the provisions of Sections 10.9 and 10.10 as at the end of such fiscal year or period, as the case may be, (ii) a specification of any change in the identity of the Restricted Subsidiaries, Unrestricted Subsidiaries and Foreign Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries, Unrestricted Subsidiaries and Foreign Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be and (iii) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor.  At the time of the delivery of the financial statements provided for in Section 9.1(a), (i) a certificate of an Authorized Officer of the Borrower setting forth in reasonable detail the Available Amount as at the end of the fiscal year to which such financial statements relate and (ii) a certificate of an Authorized Officer and the chief legal officer of the Borrower (x) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this subsection (d)(ii), as the case may be, and (y) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (x) above to the extent necessary to protect and perfect the security interests under the Security Documents.

(e)                                  Notice of Default or Litigation.  Promptly after an Authorized Officer of the Borrower or any of the Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) any litigation or governmental proceeding pending against the Borrower or any of the Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

(f)                                    Environmental Matters.  The Borrower will promptly advise the Lenders in writing after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect:

(i)                                     any pending or threatened Environmental Claim against any of the Borrower or any of the Subsidiaries or any Real Estate;

(ii)                                  any condition or occurrence on any Real Estate that (x) results in noncompliance by any of the Borrower or any of the Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against any of the Borrower or any of the Subsidiaries or any Real Estate;

(iii)                               any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

(iv)                              the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Estate.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto.  The term “Real Estate” shall mean land, buildings and improvements owned or leased by the Borrower or any of the Subsidiaries, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

(g)                                 Other Information.  Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Government Authority in any relevant jurisdiction by the Borrower or any of the Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Lenders), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that the Borrower or any of the Subsidiaries shall send to the holders of any publicly issued debt of any of the Borrower and/or any of the Subsidiaries (including the Senior Subordinated Notes) in their capacity as such holders (in each case to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time.

(h)                                 Pro Forma Adjustment Certificate.  Not later than the consummation of the acquisition of any Acquired Entity or Business by the Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment and not later than any date on which financial statements are delivered with respect to any four-quarter period in which a Pro Forma Adjustment is made as a result of the consummation of the acquisition of any Acquired Entity or Business by the Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a certificate of an Authorized Officer of the Borrower setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor.

(i)                                     Collection of Accounts Receivable.  Promptly following written request of the same from the Administrative Agent, but no more frequently than on one occasion during each 10-Business Day period following the delivery of each officer’s certificate referred to in Section 9.1(d), such information regarding the collection by the Borrower or any of the Restricted Subsidiaries or, to the extent that such information is available to the Borrower or any of the Restricted Subsidiaries with the use of commercially reasonable efforts, any other Person of accounts receivable that have been subjected to a transaction consummated pursuant to Section 10.4(e).

9.2                                 Books, Records and Inspections.  The Borrower will, and will cause each of the Subsidiaries to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of the Borrower and any such Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection, and to examine the books of account of the Borrower and any such Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire.

9.3                                 Maintenance of Insurance.  The Borrower will, and will cause each of the Material Subsidiaries to, at all times maintain in full force and effect, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business; and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

9.4                                 Payment of Taxes.  The Borrower will pay and discharge, and will cause each of the Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien upon any properties of the Borrower or any of the Restricted Subsidiaries; provided, that neither the Borrower nor any of the Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

9.5                                 Consolidated Corporate Franchises.  The Borrower will do, and will cause each Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5.

9.6                                 Compliance with Statutes, Obligations, etc.  The Borrower will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations and orders, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.7                                 ERISA.  Promptly after any of the Borrower or any Subsidiary or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to each of the Lenders a written notice setting forth details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that a failure to meet the minimum funding standards (including failure to make any required installment payments) has occurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to a Plan; that any of the Borrower or any Subsidiary or any ERISA Affiliate has received written notice that a Multiemployer Plan has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the Borrower, a Subsidiary or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the PBGC has notified the Borrower, any Subsidiary or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Borrower, any Subsidiary or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 430(j) of the Code or Section 303(j) of ERISA with respect to a Plan; that the Borrower, any Subsidiary or any ERISA Affiliate has incurred or has received written notice that it will incur any liability (including any contingent or secondary liability) to or on account of a Multiemployer Plan pursuant to Section 515, 4201 or 4204 of ERISA; or that the Borrower, any Subsidiary or any ERISA Affiliate has incurred or will incur any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 4062, 4063, 4064 or 4069 of ERISA or Section 4971 or 4975 of the Code..

9.8                                 Good Repair.  The Borrower will, and will cause each of the Restricted Subsidiaries to, ensure that its properties and equipment used or useful in its business in whomsoever’s possession they may be to the extent that it is within the control of such party to cause same, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses and consistent with third party leases, except in each case to the extent the failure to do so could not be reasonably expected to have a Material Adverse Effect.

9.9                                 Transactions with Affiliates.  The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided, that the foregoing restrictions shall not apply to (a) the payment of customary annual fees to KKR and/or their respective Affiliates for management, consulting and financial services rendered to the Parent Companies, Holdings, the Borrower and the Subsidiaries and investment banking fees paid to KKR and/or their respective Affiliates for services rendered to the Parent Companies, Holdings, the Borrower and the Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, (b) customary fees paid to members of the Board of Directors (in their capacity as such) of the Parent Companies, Holdings, the Borrower and the Subsidiaries and (c) transactions permitted by Section 10.6.

9.10                           End of Fiscal Years; Fiscal Quarters.  The Borrower will, for financial reporting purposes, cause (a) its, and each of its Subsidiaries’, fiscal years to end on December 31 of each year and (b) its, and each of its Subsidiaries’, fiscal quarters to end on dates consistent with such fiscal year-end and the Borrower’s past practice; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.11                           Additional Guarantors and Grantors.  Except as provided in Section 10.1(j) or (k), the Borrower will, except to the extent prohibited by applicable law or to the extent that it would result in material adverse tax consequences for Parent and its Subsidiaries, taken as a whole, cause (i) any direct or indirect wholly-owned Domestic Subsidiary that is a Material Subsidiary (other than any Unrestricted Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition) and (ii) any wholly-owned Material Subsidiary (other than any Unrestricted Subsidiary) that is not a Domestic Subsidiary on the Closing Date but subsequently becomes a Domestic Subsidiary (other than any Unrestricted Subsidiary), in each case to execute a supplement to each of the Guarantee and the Security Agreement, substantially in the form of Annex B or Annex 1, as applicable, to the respective agreement in order to become a Guarantor under the Guarantee and a grantor under the Security Agreement.  The Borrower will, and will cause each of the Restricted Subsidiaries to, use commercially reasonable efforts to structure the ownership of any such Domestic Subsidiary so as to avoid any such legal prohibition or material adverse tax consequences described in the immediately preceding sentence that may result from such ownership structure; provided, that the Borrower shall not be required to comply with the requirements of subclause (i) above with respect to any Permitted Acquisition of such direct or indirect Subsidiary of the Borrower to the extent that the aggregate amount of (x) all Indebtedness incurred pursuant to Sections 10.1 (j) and (k) and outstanding at such time pursuant to which the Borrower has utilized (and at such time continues to utilize) the proviso to 10.1(j)(i)(y) or 10.1(k)(i)(y), respectively, and (y) the fair market value at the time such investment was made of all investments made pursuant to Section 10.5(k) as to which the Borrower has utilized (and at such time continues to utilize) the proviso thereto, does not exceed the Guarantee and Collateral Exception Amount in effect at such time.

9.12                           Pledges of Additional Stock and Evidence of Indebtedness.  (a)  The Borrower will, except to the extent prohibited by applicable law or to the extent that it would result in material adverse tax consequences for Parent and its Subsidiaries, taken as a whole, pledge, and, if applicable, will cause each Guarantor to pledge, to the Administrative Agent, for the benefit of the Secured Parties, (i) all the capital stock of each Domestic Subsidiary (other than any Unrestricted Subsidiary) and each Foreign Subsidiary (other than an Unrestricted Subsidiary or any capital stock representing in excess of 65% of the issued and outstanding capital stock in any Foreign Subsidiary) held by the Borrower or a Guarantor, in each case, formed or otherwise purchased or acquired after the Closing Date, in each case pursuant to a supplement to the Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent, (ii) all evidences of Indebtedness in excess of $5,000,000 received by the Borrower or any of the Guarantors in connection with any disposition of assets pursuant to Section 10.4(b), in each case pursuant to a supplement to the Pledge Agreement, substantially in the form of Annex A thereto and (iii) any global promissory notes executed after the Closing Date evidencing Indebtedness of any of Holdings, the Borrower and each Subsidiary that is owing to the Borrower or any Guarantor, in each case pursuant to a supplement to the Pledge Agreement, substantially in the form of Annex A thereto; provided, that the Borrower and any such Guarantor shall not be required to comply with the requirements of this clause (a) with respect to any Permitted Acquisition of (1) any such Foreign Subsidiary or (2) any such Domestic Subsidiary to the extent in the case of this subclause (2) that Indebtedness is incurred pursuant to Section 10.1 (j) or (k) in connection therewith, in each case, to the extent that the aggregate amount of (x) all Indebtedness incurred pursuant to Section 10.1 (j) and (k) and outstanding at such time pursuant to which the Borrower has utilized (and at such time continues to utilize) the proviso to 10.1(j)(i)(y) or 10.1(k)(i)(y), respectively, and (y) the fair market value at the time such investment was made of all investments made pursuant to Section 10.5(k) as to which the Borrower has utilized (and at such time continues to utilize) the proviso thereto, does not exceed the Guarantee and Collateral Exception Amount in effect at such time.  The Borrower will, and will cause each of the Restricted Subsidiaries to, use commercially reasonable efforts to structure the ownership of any such Domestic Subsidiary so as to avoid any such legal prohibition or material adverse tax consequences described in the immediately preceding sentence that may result from such ownership structure.

(b)                                 The Borrower agrees that all Indebtedness in excess of $5,000,000 of any of the Borrower and each Subsidiary that is owing to any Credit Party party to the Pledge Agreement shall be evidenced by one or more global promissory notes.

(c)                                  Holdings will pledge to the Administrative Agent, for the benefit of the Secured Parties, all capital stock of the Borrower owned or acquired by it.

9.13                           Use of Proceeds.  The Borrower will use the Letters of Credit and the proceeds of all Revolving Credit Loans and Swingline Loans solely for general corporate purposes.  The Borrower will use the proceeds of all Term Loans solely, first, to consummate the Refinancing and, thereafter, for general corporate purposes.

9.14                           Changes in Business.  The Borrower and the Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and the Subsidiaries, taken as a whole, on the Closing Date and other business activities incidental or related to any of the foregoing.

9.15                           Further Assurances.  (a)  Each of Holdings and the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, in order to effectuate the transactions contemplated by the Credit Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Agreement, the Pledge Agreement or any Mortgage, all at the expense of Holdings, the Borrower and the Restricted Subsidiaries.

(b)                                 If any assets (including any real estate or improvements thereto or any interest therein) with a book value or fair market value in excess of $5,000,000 are acquired by the Borrower or any other Credit Party after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof) that are of the nature secured by the Security Agreement or any Mortgage, as the case may be, the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other Credit Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Credit Parties.  Any Mortgage delivered to the Administrative Agent in accordance with the preceding sentence shall be accompanied by (w) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (x) an opinion of local counsel to the Borrower (or in the event a Subsidiary of the Borrower is the Mortgagor, to such Subsidiary) substantially in the form of Exhibit H-3 and (y) (A) a completed Flood Certificate with respect to each Mortgaged Property, which Flood Certificate shall (i) be addressed to the Administrative Agent, (ii) be completed by a company which has guaranteed the accuracy of the information contained therein, and (iii) otherwise comply with the Flood Program; (B) evidence describing whether the community in which each Mortgaged Property is located participates in the Flood Program; (C) if any Flood Certificate states that a Mortgaged Property is located in a Flood Zone, the applicable Borrower or Guarantor’s written acknowledgement of receipt of written notification from the Administrative Agent (i) as to the existence of each such Mortgaged Property, and (ii) as to whether the community in which each such Mortgaged Property is located is participating in the Flood Program; and (D) if any Mortgaged Property is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that the applicable Borrower or Guarantor has obtained a policy of flood insurance that is in compliance with all applicable regulations of the Flood Program..

9.16                           Post-Closing Obligations.  To the extent any of the documents listed in Section 6.1(e), Section 6.2(a), Section 6.2(b), Section 6.2(c) (with respect to any documents or instruments related to perfecting Liens in real estate), Section 6.2(d) and Section 6.3(c) shall not be delivered on or prior to the Closing Date or any of the other documents or actions required to be delivered or taken pursuant to Section 6 shall not be delivered or taken on or prior to the Closing Date, the Borrower shall, on or prior to the Closing Date, prepare a schedule (the “Post-Closing Schedule”), substantially in the form of Exhibit M, identifying such documents that are not delivered and/or actions that are not taken and shall (i) deliver, or cause the applicable Subsidiaries to deliver, the documents listed on the Post-Closing Schedule to the Administrative Agent within 60 days following the Closing Date and (ii) take, or cause the applicable Subsidiaries to take, each of the actions specified in Section 6.2 within 60 days following the Closing Date; provided, that, without the consent of any Lender, the Administrative Agent and/or the Collateral Agent may (in their respective sole discretion) extend such 60 day period.

SECTION 10.  Negative Covenants

Each of Holdings (with respect to Section 10.3(B) and Section 10.6 only) and the Borrower hereby covenants and agrees that on the Closing Date and thereafter, for so long as this Agreement is in effect and until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

10.1                           Limitation on Indebtedness.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                  Indebtedness arising under the Credit Documents and arising under any Revolver Refinancing Indebtedness;

(b)                                 Indebtedness of (i) the Borrower to any Subsidiary of the Borrower and (ii) any Subsidiary to the Borrower or any other Restricted Subsidiary of the Borrower;

(c)                                  Indebtedness in respect of any bankers’ acceptance, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business;

(d)                                 except as provided in clauses (j) and (k) below, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement and (ii) the Borrower in respect of Indebtedness of the Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided, that there shall be no Guarantee Obligations (a) by a Restricted Foreign Subsidiary of any Indebtedness of the Borrower and (b) in respect of the Permitted Senior Subordinated Debt, unless such Guarantee Obligations are made by a Guarantor and such Guarantee is unsecured and subordinated to the Obligations to the same extent as the Permitted Senior Subordinated Debt;

(e)                                  Guarantee Obligations incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors and licensees;

(f)                                    Indebtedness (including Indebtedness arising under Capital Leases) incurred within 270 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets or otherwise incurred in respect of Capital Expenditures permitted by Section 10.11, (ii) Indebtedness arising under Capital Leases entered into in connection with Permitted Sale Leasebacks and (iii) Indebtedness arising under Capital Leases, other than Capital Leases in effect on the Closing Date and Capital Leases entered into pursuant to subclauses (i) and (ii) above; provided, that the aggregate amount of Indebtedness incurred pursuant to this subclause (iii) shall not exceed $75,000,000 at any time outstanding, and (iv) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i), (ii) or (iii) above; provided further, that the principal amount thereof is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension;

(g)                                 Indebtedness outstanding on the Closing Date and listed on Schedule 10.1, and any refinancing, refunding, renewal or extension thereof; provided, that (i) the principal amount thereof is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension, except to the extent otherwise permitted hereunder and (ii) the direct and contingent obligors with respect to such Indebtedness are not changed;

(h)                                 Indebtedness in respect of Hedge Agreements;

(i)                                     Indebtedness in respect of Permitted Senior Subordinated Debt;

(j)                                     Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary or Indebtedness attaching to assets that are acquired by the Borrower or any Restricted Subsidiary, in each case after the Closing Date as the result of a Permitted Acquisition; provided, that (w) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (x) such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than any such Person that so becomes a Restricted Subsidiary) and (y)(A) the capital stock of such Person is pledged to the Administrative Agent to the extent required under Section 9.11 or Section 9.12 and (B) such Person executes a supplement to each of the Guarantee and the Security Agreement (or alternative guarantee and security arrangements in relation to the Obligations) to the extent required under Sections 9.11 or 9.12, as applicable; provided, that the requirements of this subclause (y) shall not apply to an aggregate amount at any time outstanding of up to (and including) the Guarantee and Collateral Exception Amount at such time of the aggregate of (1) such Indebtedness and (2) all Indebtedness as to which the proviso to clause (k)(i)(y) below then applies, and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided, that except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(k)                                  Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance a Permitted Acquisition; provided, that (x) such Indebtedness is unsecured or secured by Liens junior to those securing the Obligations, (y)(A) the Borrower or such Restricted Subsidiary pledges the capital stock of such acquired Person to the Administrative Agent to the extent required under Section 9.11 or Section 9.12 and

(B) such acquired Person executes a supplement to the Guarantee, the Security Agreement and the Pledge Agreement (or alternative guarantee and security arrangements in relation to the Obligations) to the extent required under Sections 9.11 or 9.12, as applicable; provided, that the requirements of this subclause (y) shall not apply to an aggregate amount at any time outstanding of up to (and including) the amount of the Guarantee and Collateral Exception Amount at such time of the aggregate of (1) such Indebtedness and (2) all Indebtedness as to which the proviso to clause (j)(i)(y) above then applies, and (z) in respect of any such Indebtedness incurred on and after the Closing Date, the aggregate amount of such Indebtedness incurred in reliance on this clause (k)(i) other than any subject to the Guarantee and Collateral Exception amount pursuant to the provisos above in this clause (k)(i), does not exceed $450,000,000 at any time outstanding and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided, that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed, except to the extent otherwise permitted hereunder;

(l)            Indebtedness of Restricted Foreign Subsidiaries existing as of the Closing Date and any refinancing, refunding, renewal or extension thereof; provided, that the principal amount thereof is not increased above the principal amount thereof outstanding as of the Closing Date and (ii) Indebtedness of Restricted Foreign Subsidiaries incurred after the Closing Date in an aggregate amount at any time outstanding not to exceed $150,000,000;

(m)          Indebtedness incurred in connection with any Permitted Sale Leaseback and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided, that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(n)           Permitted Other Indebtedness incurred after the Closing Date, the proceeds of which are substantially simultaneously applied to prepay the Term Loans or New Term Loans (and which may be applied to Classes of Term Loans and New Term Loans consistent with the penultimate sentence of the first paragraph of Section 5.1) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in sub-clause (i) above; provided, that in the case of any such refinancing, refunding, renewal or extension relating to Indebtedness under sub-clause (i) at any time, (x) the principal amount thereof is not increased above the principal amount thereof outstanding as of such time, (y) the direct and contingent obligors with respect to such Indebtedness are not changed and (z) such refinancing, refunding, renewal or extension Indebtedness would constitute Permitted Other Indebtedness under the definition thereof;

(o)           Permitted Other Indebtedness in an aggregate amount at any time that, when taken together with New Term Loan Commitments and New Revolving Loan

Commitments incurred pursuant to Section 2.14 and outstanding at such time, does not exceed the amount permitted to be incurred and outstanding at such time pursuant to Section 2.14 and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in sub-clause (i) above; provided, that in the case of any such refinancing, refunding, renewal or extension relating to Indebtedness under sub-clause (i) at any time, (x) the principal amount thereof is not increased above the principal amount thereof outstanding as of such time, (y) the direct and contingent obligors with respect to such Indebtedness are not changed and (z) such refinancing, refunding, renewal or extension Indebtedness would constitute Permitted Other Indebtedness under the definition thereof;

(p)           the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness represented by letters of credit, bank guarantees or other similar instruments; provided, that such Indebtedness shall not exceed $50,000,000 in the aggregate at any time outstanding;

(q)           other Indebtedness incurred by the Borrower in an aggregate amount not to exceed $250,000,000 at any time outstanding and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in sub-clause (i) above; provided, that in the case of any such refinancing, refunding, renewal or extension relating to Indebtedness under sub-clause (i) at any time, the principal amount thereof is not increased above the principal amount thereof outstanding as of such time; and

(r)            Permitted Other Indebtedness that is (i) unsecured or (ii) is secured by Liens ranking junior to the Liens on the Collateral securing the Obligations; provided that, upon the incurrence of any Permitted Other Indebtedness pursuant to this subsection (r), the Fixed Charge Coverage Ratio shall be no less than 2.50:1.00.

10.2        Limitation on Liens.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a)           Liens arising under the Credit Documents;

(b)           Permitted Liens;

(c)           Liens securing Indebtedness permitted pursuant to Section 10.1(f); provided, that such Liens attach at all times only to the assets so financed;

(d)           Liens existing on the Closing Date and listed on Schedule 10.2 and any replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby;

(e)           the replacement, extension or renewal of any Lien permitted by clauses (a) through (d) above and clauses (f) and (g) of this Section 10.2 upon or in the same assets theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby;

(f)            Liens existing on the assets of any Person that becomes a Restricted Subsidiary, or existing on assets acquired, pursuant to a Permitted Acquisition to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(j); provided, that such Liens attach at all times only to the same assets that such Liens attached to, and secure only the same Indebtedness that such Liens secured, immediately prior to such Permitted Acquisition;

(g)           Liens securing Indebtedness of the Borrower or any other Restricted Subsidiary incurred pursuant to Section 10.1(k) to the extent such Liens are contemplated by such Section 10.1(k); provided, that if such Liens shall exist on any Collateral, the beneficiaries thereof (or an agent on their behalf) shall have entered into an intercreditor agreement with the Collateral Agent substantially in the form of Exhibit E-2 (with such changes as may be agreed between the parties thereto);

(h)           additional Liens incurred after the Closing Date so long as the aggregate principal amount of the obligations so secured does not exceed $75,000,000 at any time outstanding;

(i)            Liens securing Indebtedness permitted pursuant to Section 10.1(p); provided, that if such Liens shall exist on any Collateral, the beneficiaries thereof (or an agent on their behalf) shall have entered into an intercreditor agreement with the Collateral Agent substantially in the form of Exhibit E-1 or E-2 (with such changes as may be agreed between the parties thereto), as applicable;

(j)            Liens securing Revolver Refinancing Indebtedness permitted pursuant to Section 10.1(a); provided, that if such Liens shall exist on any Collateral, the beneficiaries thereof (or an agent on their behalf) shall have entered into an intercreditor agreement with the Collateral Agent substantially in the form of Exhibit E-1 (with such changes as may be agreed between the parties thereto), as applicable;

(k)           Liens securing Permitted Other Indebtedness permitted pursuant to Section 10.1(n) or Section 10.1(o); provided, that such Liens may be either a first priority Lien on the Collateral that is pari passu with the Lien securing the Obligations or ranking junior to the Lien on the Collateral securing the Obligations (but may not be secured by any other assets that are not Collateral) and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into an intercreditor agreement with the Collateral Agent substantially in the form of Exhibit E-1 or E-2 (with such changes as may be agreed between the parties thereto), as applicable; provided further that, if such Lien (i) secures Permitted Other Indebtedness that is a term loan, (ii) is a first priority Lien on the Collateral that is pari passu with the Lien securing the Obligations and (iii) if the initial yield on such Permitted Other Indebtedness (as determined by the Administrative Agent to be equal to the sum of (x) the Eurodollar Rate (including any applicable Eurodollar Rate floor) plus the Applicable Eurodollar Margin applicable to such Permitted Other Indebtedness and (y) if such Permitted Other Indebtedness is initially made with OID, the amount of such OID divided by the lesser of (A) the average life to maturity of such Permitted Other Indebtedness and (B) four) exceeds by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Permitted Other Indebtedness Yield Differential”) the Eurodollar Rate plus the Applicable Eurodollar Margin then in effect for any Eurodollar Rate Term Loan, then the Applicable ABR Margin and the Applicable Eurodollar Margin then in effect for Term Loans shall automatically be increased by the Permitted Other Indebtedness Yield Differential, effective upon the making of such Permitted Other Indebtedness (and if the Eurodollar Rate margins on such Permitted Other Indebtedness are subject to a leveraged-based pricing grid, appropriate increases to the other Applicable ABR Margin and Applicable Eurodollar Margin for the Term Loans, consistent with the foregoing, shall be made); and

(l)            Liens securing Indebtedness permitted pursuant to Section 10.1(r) to the extent such Liens are contemplated by such Section 10.1(r); provided, that if such Liens shall exist on any Collateral, the beneficiaries thereof (or an agent on their behalf) shall have entered into an intercreditor agreement with the Collateral Agent substantially in the form of Exhibit E-2 (with such changes as may be agreed between the parties thereto).

10.3        Limitation on Fundamental Changes.  (A) Except as expressly permitted by Section 10.4 or 10.5, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

(a)           any Subsidiary of the Borrower or any other Person may be merged or consolidated with or into the Borrower; provided, that (i) the Borrower shall be the continuing or surviving corporation or the Person formed by or surviving any such merger or consolidation (if other than the Borrower) shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Borrower or such Person, as the case may be, being herein referred to as the “Successor Borrower”), (ii) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Default or Event of Default would result from the consummation of such merger or consolidation, (iv) the Successor Borrower shall be in compliance, on a pro forma basis after giving effect to such merger or consolidation, with the covenants set forth in Sections 10.9 and 10.10, as such covenants are recomputed as at the last day of the most recently ended Test Period under such Section as if such merger or consolidation had occurred on the first day of such Test Period, (v) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (vi) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement or the Pledge Agreement, as applicable, confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (vii) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (viii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Security Document comply with this Agreement; provided further, that if the foregoing are satisfied, the Successor Borrower (if other than the Borrower) will succeed to, and be substituted for, the Borrower under this Agreement;

(b)           any Subsidiary of the Borrower or any other Person may be merged or consolidated with or into any one or more Subsidiaries of the Borrower; provided, that (i) in the case of any merger or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving corporation or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving corporation or the Person formed by or surviving any such merger or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee Agreement, the Pledge Agreement and the Security Agreement and any applicable Mortgage, as the case may be, in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor of Collateral for the benefit of the Secured Parties, (iii) no Default or Event of Default would result from the consummation of such merger or consolidation, (iv) the Borrower shall be in compliance, on a pro forma basis after giving effect to such merger or consolidation, with the covenants set forth in Sections 10.9 and 10.10, as such covenants are recomputed as at the last day of the most recently ended Test Period under such Section as if such merger or consolidation had occurred on the first day of such Test Period, and (v) the Borrower shall have delivered to the Administrative Agent an Officers’ Certificate stating that such merger or consolidation and such supplements to any Security Document comply with this Agreement;

(c)           any Restricted Subsidiary that is not a Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary of the Borrower;

(d)           any Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor; and

(e)           any Restricted Subsidiary may liquidate or dissolve if (x) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a Credit Party, any assets or business not otherwise disposed of or transferred in accordance with Section 10.4 or 10.5, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, another Credit Party after giving effect to such liquidation or dissolution.

(B) Holdings will not engage in any business or activity other than (a) the ownership of all the outstanding shares of capital stock of the Borrower, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative matters as a member of the consolidated group of Parent, (d) the performance of the Credit Documents to which it is a party, (e) making any Dividend permitted by Section 10.6 or holding any cash received in connection with Dividends made by the Borrower in accordance with Section 10.6 pending application thereof by Holdings in the manner contemplated by Section 10.6, (f) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of the Borrower and guaranteeing the obligations of the Borrower, in each case, to the extent permitted under this Agreement (but excluding the incurrence of any material long-term Indebtedness (other than any such Indebtedness that is owed  to Parent or any of its Subsidiaries)) and (g) activities incidental to the businesses or activities described in clauses (a) to (f) of this Section 10.3(B).  Holdings will not own or acquire any assets (other than shares of capital stock of the Borrower, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Credit Documents, liabilities under its guarantee of the Senior Subordinated Notes (provided, that Holdings shall not guarantee the Senior Subordinated Notes unless (x) Holdings also has guaranteed the Obligations pursuant to the Guarantee, (y) such guarantee of the Senior Subordinated Notes is unsecured and subordinated to such guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Senior Subordinated Notes, as the case may be, and (z) such guarantee of the Senior Subordinated Notes provides for the release and termination thereof, without action by any party, upon any release and termination of such guarantee of the Obligations) and liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Agreement, including this Section 10.3(B)).

10.4        Limitation on Sale of Assets.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, (i) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from any casualty or condemnation of any assets of the Borrower or the Restricted Subsidiaries) or (ii) sell to any Person (other than the Borrower, a Guarantor or a Restricted Foreign Subsidiary) any shares owned by it of any Restricted Subsidiary’s capital stock, except that:

(a)           the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of used or surplus equipment, vehicles, inventory and other assets in the ordinary course of business;

(b)           the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of other assets (other than accounts receivable) for fair value, provided, that in the case of any such sale, transfer or other disposition on and after the Closing Date (i) the amount of any such sale, transfer or disposal, together with the aggregate amount of any previous sales, transfers and disposals made by the Borrower and the Restricted Subsidiaries, taken as a whole, pursuant to this clause (b) on and after the Closing Date, shall not exceed in the aggregate an amount equal to 35% of Consolidated Total Assets as of September 30, 2010, (ii) any consideration in excess of $5,000,000 received by the Borrower or any Guarantor in connection with such sales, transfers and other dispositions of assets pursuant to this clause (b) that is in the form of Indebtedness shall be pledged to the Administrative Agent pursuant to Section 9.12, (iii) with respect to any such sale, transfer or disposition (or series of related sales, transfers or dispositions) in an aggregate amount in excess of $25,000,000 the Borrower shall be in compliance, on a pro forma basis after giving effect to such sale, transfer or disposition, with the covenants set forth in Sections 10.9 and 10.10, as such covenants are recomputed as at the last day of the most recently ended Test Period under such Sections as if such sale, transfer or disposition had occurred on the first day of such Test Period and (iv) after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing;

(c)           the Borrower and the Restricted Subsidiaries may make sales of assets to the Borrower or to any Restricted Subsidiary; provided, that any such sales to Restricted Foreign Subsidiaries shall be for fair value;

(d)           any Restricted Subsidiary may effect any transaction permitted by Section 10.3; and

(e)           in addition to selling or transferring accounts receivable pursuant to the other provisions hereof, the Borrower and the Restricted Subsidiaries may (i) sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and (ii) sell or transfer accounts receivable and related rights pursuant to customary receivables financing facilities or factoring arrangements; provided, that the aggregate amount of accounts receivable subject to such receivables financing facilities or factoring arrangements at any one time shall not exceed $200,000,000 or any greater amount so long as any Net Cash Proceeds in respect of accounts receivable in excess of $200,000,000 subject to such receivables financing facilities or factoring arrangements at any one time are promptly applied to prepay the Term Loans in the manner set forth in Sections 5.2(c) and (d).

10.5        Limitation on Investments.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any advance, loan, extensions of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets of, or make any other investment in, any Person, except:

(a)           extensions of trade credit and asset purchases in the ordinary course of business;

(b)           Permitted Investments;

(c)           loans and advances to officers, directors and employees of Parent or any of its Subsidiaries (i) to finance the purchase of capital stock of Parent (provided, that the amount of such loans and advances used to acquire such capital stock shall be contributed by Holdings to the Borrower in cash as common equity using the proceeds of prior contributions of common equity by Parent to PIK Holdco and by PIK Holdco to Holdings, respectively) and (ii) for additional purposes not contemplated by subclause (i) above in an aggregate principal amount at any time outstanding with respect to this clause (ii) not exceeding $25,000,000;

(d)           investments existing on the Closing Date and listed on Schedule 10.5, and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all investments pursuant to this clause (d) is not increased at any time above the amount of such investments existing on the Closing Date;

(e)           investments in Hedge Agreements permitted by Section 10.1(h);

(f)            investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;

(g)           investments to the extent that payment for such investments is made solely with capital stock of any of the Parent Companies;

(h)           investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted by Section 10.4;

(i)            investments in the Borrower or any Restricted Subsidiary; provided, that the amount of investments pursuant to this paragraph (i) by any Credit Party in Restricted Subsidiaries that are not Guarantors shall not in the aggregate exceed $250,000,000 at any time outstanding;

(j)            investments constituting Permitted Acquisitions;

(k)           investments in the equity interests of one or more newly formed persons that are received in consideration of the contribution by the Borrower or its applicable Restricted Subsidiaries of assets (including cash and capital stock) to such person or persons; provided, that, in the case of any such investment made on or after the Closing Date, (i) the fair market value of such assets, determined on arms-length basis, so contributed pursuant to this paragraph (k) shall not in the aggregate exceed $600,000,000 plus an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such investment (which amount shall not exceed the amount of such investment valued at the fair market value of such investment at the time such investment was made) in the aggregate and (ii) in respect of each such contribution, an Authorized Officer of the Borrower shall certify, in a form to be agreed upon by the Borrower and the Administrative Agent (x) after giving effect to such contribution, no Default or Event of Default shall have occurred and be continuing, (y) the fair market value of the assets so contributed and (z) that the requirements of clause (i) of this proviso remain satisfied;

(l)            investments made to repurchase or retire common stock of Parent owned by any employee stock ownership plan or key employee stock ownership plan of the Parent Companies, Holdings or the Borrower;

(m)          additional investments (including investments in Minority Investments and Unrestricted Subsidiaries), as valued at the fair market value of such investment at the time each such investment is made, in an aggregate amount at the time of such investment not in excess of the Available Amount at such time plus an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such investment (which amount shall not exceed the amount of such investment valued at the fair market value of such investment at the time such investment was made).

(n)           investments permitted under Section 10.6;

(o)           additional investments (including investments in Minority Investments, Unrestricted Subsidiaries and in foreign Restricted Subsidiaries), as valued at the fair market value of such investment at the time each such investment is made, in an aggregate amount at the time of such investment not in excess of $250,000,000 plus an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such investment (which amount shall not exceed the amount of such investment valued at the fair market value of such investment at the time such investment was made); and

(p)           contributions to a “rabbi” trust within the meaning of Revenue Procedure 92-64 or contributions to a trust which is qualified under Section 401(a) of the Code or other grantor trust subject to the claims of creditors in the case of a bankruptcy of the Borrower.

10.6        Limitation on Dividends.  Neither Holdings nor the Borrower will declare or pay any dividends (other than (a) in respect of Holdings, dividends payable solely in its capital stock or rights, warrants or options to purchase its capital stock and (b) in respect of the Borrower, dividends payable solely in its capital stock) or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock or the capital stock of any direct or indirect parent now or hereafter outstanding (or any options or warrants or stock appreciation rights issued with respect to any of its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an investment permitted by Section 10.5) any shares of any class of the capital stock of Holdings or the Borrower, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued with respect to any of its capital stock) (all of the foregoing “Dividends”); provided, that, so long as no Default or Event of Default exists or would exist after giving effect thereto, (a) each of Holdings and the Borrower may redeem in whole or in part any of its capital stock for another class of capital stock or rights to acquire its capital stock or with proceeds from substantially concurrent equity contributions or issuances of new shares of its capital stock; provided, that such other class of capital stock contains terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the capital stock redeemed thereby, (b) Holdings may repurchase or may make dividends and distributions to repurchase shares of capital stock of Holdings or Parent or any of its Subsidiaries (or any options or warrants or stock appreciation rights issued with respect to any of such capital stock) held by officers, directors and employees of Parent and its Subsidiaries, with the proceeds of dividends from the Borrower which shall also be permitted, so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements, (c) the Borrower and the Restricted Subsidiaries may make investments permitted by Section 10.5, (d) Holdings and the Borrower may pay dividends or make distributions; provided, that the aggregate amount of such dividends and distributions (without duplication) paid pursuant to this clause (d) shall not at any time exceed the sum of (i) $600,000,000 and (ii) so long as the Senior Secured Debt to Consolidated EBITDA Ratio at such time is equal to or less than 1.50:1.00, 50% of the cumulative amount of Excess Cash Flow for all fiscal years completed after the Closing Date and prior to such time (it being understood and agreed that, to the extent that any dividends or distributions are made from the amounts provided for in this sub-clause (ii), the amounts of such dividends or distributions will be deducted from the Available Amount as set forth in clause (a)(iii)(y)(D) of the definition thereof) and (e) the Borrower and Holdings may declare and pay dividends and/or make distributions on its capital stock, as applicable, the proceeds of which will be used by Parent solely to pay taxes of Parent, PIK Holdco, Holdings, the Borrower and the Subsidiaries as part of a consolidated tax filing group, along with franchise taxes, administrative and similar expenses related to its existence and ownership of PIK Holdco, Holdings, the Borrower, as applicable; provided, that the amount of such dividends does not exceed in any fiscal year the amount of such taxes and administrative and similar expenses payable for such fiscal year (it being understood that the amount of such dividends in respect of such administrative and similar expenses (but not such taxes) shall in no event exceed $5,000,000 in the aggregate per fiscal year).

10.7        Limitations on Debt Payments.  Neither the Borrower nor any Restricted Subsidiary will prepay, repurchase or redeem or otherwise defease any Senior Subordinated Notes; provided, however, that the Borrower may prepay, repurchase or redeem Senior Subordinated Notes (x) so long as no Default or Event of Default has occurred and is continuing, for an aggregate price not in excess of the sum of (A) $200,000,000 plus €250,108,000 and (B) any redemption or prepayment premiums payable in respect thereof or (y) so long as no Event of Default described in Section 11.1 or 11.5 has occurred and is continuing,  with the proceeds of subordinated Indebtedness that (1) is permitted by Section 10.1 and (2) has terms material to the interests of the Lenders not materially less advantageous to the Lenders than those of the Senior Subordinated Notes.

10.8         Limitations on Sale Leasebacks.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into or effect any Sale Leasebacks, other than Permitted Sale Leasebacks.

10.9         Senior Secured Debt to Consolidated EBITDA Ratio.  The Borrower will not permit the Senior Secured Debt to Consolidated EBITDA Ratio for any Test Period to be greater than 2.75 to 1.00.

10.10       Consolidated EBITDA to Consolidated Interest Expense Ratio.  The Borrower will not permit the Consolidated EBITDA to Consolidated Interest Expense Ratio for any Test Period to be less than 2.50 to 1.00.

10.11       Capital Expenditures.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any Capital Expenditures (other than Permitted Acquisitions that constitute Capital Expenditures), that would cause the aggregate amount of such Capital Expenditures made by the Borrower and the Restricted Subsidiaries in any fiscal year of the Borrower to exceed the sum of (a) the greater of (i) $325,000,000 and (ii) an amount equal to 10% multiplied by Consolidated Net Sales for such fiscal year (such greater amount, the “Permitted Capital Expenditure Amount”) and (b) the Available Amount as of the last day of such fiscal year (provided, that no portion of the Available Amount may be used for Capital Expenditures until the entire amount of the sum of (i) the Permitted Capital Expenditure Amount for such year and (ii) the carry-forward amount (as defined below in this Section 10.11) for such year shall have been used to make Capital Expenditures).

To the extent that Capital Expenditures (other than Permitted Acquisitions that constitute Capital Expenditures) made by the Borrower and the Restricted Subsidiaries during any fiscal year are less than the Permitted Capital Expenditure Amount for such fiscal year, 100% of such unused amount (each such amount, a “carry-forward amount”) may be carried forward to the immediately succeeding fiscal year and utilized to make such Capital Expenditures in such succeeding fiscal year in the event the amount set forth above for such succeeding fiscal year has been used (it being understood and agreed that (a) no carry-forward amount may be carried forward beyond the first two fiscal years immediately succeeding the fiscal year in which it arose, (b) no portion of the carry-forward amount available for any fiscal year may be used until the entire amount of the Permitted Capital Expenditure Amount for such fiscal year (without giving effect to such carry-forward amount) shall have been used to make Capital Expenditures and (c) if the carry-forward amount available for any fiscal year is the sum of amounts carried forward from each of the two immediately preceding fiscal years, no portion of such carry-forward amount from the earlier of the two immediately preceding fiscal years may be used until the entire portion of such carry-forward amount from the more recent immediately preceding fiscal year shall have been used for such Capital Expenditures made in such fiscal year).

In addition, in the event that the Borrower and its Restricted Subsidiaries have made Capital Expenditures in any fiscal year of the Borrower in an amount equal to the maximum aggregate amount permitted to be made by the Borrower and its Restricted Subsidiaries during such fiscal year pursuant to the foregoing provisions of this Section

10.11 and so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Restricted Subsidiaries may utilize up to 50% of the applicable permitted scheduled Capital Expenditure amount as set forth above for the immediately succeeding fiscal year of the Borrower (the “carry-back amount”) to make additional Capital Expenditures in the then current fiscal year of the Borrower (which shall reduce the base amount of Capital Expenditures permitted to be made in such succeeding fiscal year pursuant to this Section 10.11 by the carry-back amount so utilized).

Notwithstanding anything herein to the contrary, the aggregate amount of Capital Expenditures, including the sum of the carry-forward amount and the carry-back amount utilized in any fiscal year, made by the Borrower and the Restricted Subsidiaries in any fiscal year of the Borrower shall not exceed $450,000,000.

SECTION 11.  Events of Default

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1         Payments.  The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any Unpaid Drawings or of any other amounts owing hereunder or under any other Credit Document; or

11.2         Representations, etc.  Any representation, warranty or statement made or deemed made by any Credit Party herein or in any Security Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.3         Covenants.  Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(e), Section 9.16 or Section 10 or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement, or any Security Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders; or

11.4         Default Under Other Agreements.  Any of Holdings, the Borrower or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $30,000,000 in the aggregate, for Holdings, the Borrower and such Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or (except in the case of Indebtedness consisting of any Hedge Agreement) any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness (other than Indebtedness consisting of any Hedge Agreement) shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment, prior to the stated maturity thereof; or

11.5         Bankruptcy, etc.  Any of Holdings, the Borrower or any Specified Subsidiary shall commence a voluntary case concerning itself under (a) Title 11 of the United States Code entitled “Bankruptcy,” or (b) in the case of any Foreign Subsidiary that is a Specified Subsidiary, the bankruptcy and/or insolvency legislation of its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case is commenced against any of Holdings, the Borrower or any Specified Subsidiary and the petition is not controverted within 10 days after commencement of the case; or an involuntary case is commenced against the Borrower or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar person is appointed for, or takes charge of, all or substantially all of the property of any of Holdings, the Borrower or any Specified Subsidiary; or any of Holdings, the Borrower or any Specified Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any of Holdings, the Borrower or any Specified Subsidiary; or there is commenced against any of Holdings, the Borrower or any Specified Subsidiary any such proceeding that remains undismissed for a period of 60 days; or any of Holdings, the Borrower or any Specified Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any of Holdings, the Borrower or any Specified Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any of Holdings, the Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by any of the Borrower or any Specified Subsidiary for the purpose of effecting any of the foregoing; or

11.6         ERISA.  (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 or 430 of the Code or Section 302 or 303 of ERISA; any Plan or Multiemployer Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any of Holdings, the Borrower or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 4062, 4063, 4064, or 4069 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); any of Holdings, the Borrower or any Subsidiary or any ERISA Affiliate has

incurred or is likely to incur a liability to or on account of a Multiemployer Plan under Section 515, 4201 or 4204 of ERISA (including the giving of written notice thereof); (b) there could result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (c) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or

11.7         Guarantee.  The Guarantee or any material provision thereof shall cease to be in full force or effect or any Guarantor thereunder or any Credit Party shall deny or disaffirm in writing any Guarantor’s obligations under the Guarantee (other than pursuant to the terms thereof); or

11.8         Pledge Agreement.  The Pledge Agreement or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Administrative Agent or any Lender) or any pledgor thereunder or any Credit Party shall deny or disaffirm in writing any pledgor’s obligations under the Pledge Agreement (other than pursuant to the terms thereof); or

11.9         Security Agreement.  The Security Agreement or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Administrative Agent or any Lender) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing any grantor’s obligations under the Security Agreement (other than pursuant to the terms thereof); or

11.10       Mortgages.  Any Mortgage or any material provision of any Mortgage shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Administrative Agent or any Lender) or any Mortgagor thereunder or any Credit Party shall deny or disaffirm in writing any Mortgagor’s obligations under any Mortgage (other than pursuant to the terms thereof); or

11.11       Subordination.  The Obligations of the Borrower, or the obligations of Holdings or any Subsidiaries pursuant to the Guarantee, shall cease to constitute senior Indebtedness under the subordination provisions of any document or instrument evidencing the Senior Subordinated Notes or any other permitted subordinated Indebtedness or such subordination provisions shall be invalidated or otherwise cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms; or

11.12       Judgments.  One or more judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability of $30,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

11.13       Change of Control.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided, that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower or any Specified Subsidiary, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii) and (iv) below shall occur automatically without the giving of any such notice):  (i) declare the Total Term Loan Commitment and the Total Revolving Credit Commitment terminated, whereupon the Commitments and Swingline Commitment, if any, of each Lender or the Swingline Lender, as the case may be, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower or any Specified Subsidiary, it will pay) to the Administrative Agent at the Administrative Agent’s Office such additional amounts of cash, to be held as security for the Borrower’s respective reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding.

SECTION 12. The Administrative Agent

12.1         Appointment.  Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.  For the avoidance of doubt, each Lender hereby irrevocably authorizes and directs the Administrative Agent as the agent for such Lender to execute and deliver intercreditor agreements, substantially in the form attached hereto as Exhibit E-1 and E-2, in connection with any Indebtedness incurred under Sections 10.1(a), 10.1(k), 10.1(p), 10.1(n). 10.1(o), 10.1(r) on their behalf (with such changes thereto as agreed by the Administrative Agent in its sole discretion).  Notwithstanding any provision to the contrary elsewhere in this Agreement, the

Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.  Neither the Syndication Agent nor any of the Co-Documentation Agents, in their respective capacities as such, shall have any obligations, duties or responsibilities under this Agreement.

12.2         Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

12.3         Exculpatory Provisions.  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of any Credit Party to perform its obligations hereunder or thereunder.  The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

12.4         Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

12.5         Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable).

12.6         Non-Reliance on Administrative Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of any Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any Credit Party.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of any Credit Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.7         Indemnification.  The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.  The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.

12.8         Administrative Agent in its Individual Capacity.  The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though the Administrative Agent were not the Administrative Agent hereunder and under the other Credit Documents.  With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

12.9         Successor Agent.  The Administrative Agent may resign as Administrative Agent upon 20 days’ prior written notice to the Lenders and the Borrower.  If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Credit Documents.

12.10       Withholding Tax.  To the extent required by any applicable law, an Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.  If the Internal Revenue Service or any other Governmental Authority asserts a claim that an Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason or the Agent has paid over to the IRS or other Governmental Authority applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender shall indemnify such Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.  For the avoidance of doubt, the foregoing shall have no effect on any obligations of the Borrower hereunder.

SECTION 13.  Miscellaneous

13.1         Amendments and Waivers.  Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1.  The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly (i) forgive any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate, or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates) or extend the final expiration date of any Lender’s Commitment or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date or increase the aggregate amount of the Commitments of any Lender, in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 13.1 or reduce the percentages specified in the definitions of the terms “Required Lenders”, “Required Revolving Credit Lenders”, “Required Term Lenders”, or consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent, or (iv) amend, modify or waive any provision of Section 3 without the written consent of the Letter of Credit Issuer, or (v) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of the Swingline Lender, or (vi) change any Revolving Credit Commitment to a Term Loan Commitment, or change any Term Loan Commitment to a Revolving Credit Commitment, in each case without the prior written consent of each Lender directly and adversely affected thereby, or (vii) release all or substantially all of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee Agreement) or release all or substantially all of the Collateral under the Pledge Agreement, the Security Agreement and the Mortgages, in each case without the prior written consent of each Lender, or (viii) decrease any Term Loan Repayment Amount, extend any scheduled Term Loan Repayment Date or decrease the amount or allocation of any mandatory prepayment to be received by any Lender holding any Term Loans (other than a decrease in such mandatory prepayment amount that is accompanied by a proportionate decrease in mandatory prepayments to be allocated to other Term Loans pursuant to Section 5.2(c)), in each case without the written consent of the Required Term Lenders; provided further, that at any time that no Default or Event of Default has occurred and is continuing, the Revolving Credit Commitment of any Lender may be increased to finance a Permitted Acquisition, with the consent of such Lender, the Borrower and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld) and without the consent of the Required Lenders, so long as (i) the Increased Commitment Amount at such time, when added to the amount of Indebtedness incurred pursuant to Section 10.1(k) and outstanding at such time, does not exceed the limits set forth therein, (ii) the Borrower or its applicable Restricted Subsidiary shall pledge the capital stock of any person acquired pursuant thereto to the Administrative Agent for the benefit of the Lenders to the extent required under Section 9.12 and (iii) to the extent determined by the Administrative Agent to be necessary to ensure pro rata borrowings commencing with the initial borrowing after giving effect to such increase, the Borrower shall prepay any Eurodollar Loans outstanding immediately prior to such initial borrowing; as used herein, the “Increased Commitment Amount” means, at any time, the aggregate amount of all increases pursuant to this proviso made at or prior to such time less the aggregate amount of all voluntary reductions of the Revolving Credit Commitments made prior to such time and provided further, that without the consent of any Lender, the relevant Credit Party or Credit Parties and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any other Credit Document) enter into any amendment, modification or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans.  In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Upon any sale or other transfer to any Person (other than the Borrower and any Restricted Domestic Subsidiary) by any Credit Party of any Collateral that is permitted under the Credit Agreement, the relevant Credit Party, together with the Administrative Agent and/or Collateral Agent, shall be permitted, without consent of any Lender, to amend, modify or waive any provision of the Pledge Agreement, the Security Agreement or the Mortgages, as applicable, to the extent necessary to effect release of the security interest in such Collateral.

13.2        Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth on Schedule 1.1(c) in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:	Rockwood Specialties Group, Inc.
100 Overlook Center
Princeton, NJ 08540
	Attention:	Tom Riordan
	Fax:	+1-609-514-8722

with a copy to:

Kohlberg Kravis Roberts & Co., L.P.
9 West 57th Street
Suite 4200
New York, NY 10019
	Attention:	Brian Carroll
	Fax:	+1-212-750-0003

The Administrative Agent:	Credit Suisse AG
Eleven Madison Avenue
New York, NY 10010
	Attention:	Sean Portrait, Agency
Manager
	Fax:	+1-212-322-2291

Email: agency.loanops@credit-suisse.com

provided, that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

Notices and other communications to the Lenders and the Letter of Credit Issuer hereunder may be delivered or furnished by electronic communication (including

e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent and, with regard to Letters of Credit, the Letter of Credit Issuer.  The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures  may be limited to particular notices or communications.

13.3        No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

13.4        Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

13.5        Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel to the Agents, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold harmless each Lender and the Administrative Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify, and hold harmless each Lender and the Administrative Agent and their respective directors, officers, employees, trustees and agents from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of counsel, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law or any actual or alleged presence of Hazardous Materials applicable to the operations of the Borrower, any of its Subsidiaries or any of the Real Estate (all the foregoing in this clause (d), collectively, the “indemnified liabilities”); provided, that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender nor any of their respective directors, officers, employees, trustees and agents with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the party to be indemnified or (ii) disputes among the Administrative Agent, the Lenders and/or their transferees.  The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder.

13.6        Successors and Assigns; Participations and Assignments.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), except that (i) other than as provided in Section 10.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Letter of Credit Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not be unreasonably withheld; it being understood that, without limitation, the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

(A)                               the Borrower; provided, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender (unless increased costs would result therefrom except if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing), an Approved Fund or, if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing, any other assignee; and

(B)                               the Administrative Agent and, in the case of an assignment of a Revolving Credit Commitment, the Letter of Credit Issuer and the Swingline Lender; provided, that no consent of the Administrative Agent shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)           Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than the Dollar Equivalent of $5,000,000 or, in the case of a Term Loan, the Dollar Equivalent of $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consents; provided, that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing;

(B)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided, that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (such Assignment and Acceptance to be (x) electronically executed and delivered to the Administrative Agent via an electronic settlement system then acceptable to the Administrative Agent, which shall initially be the settlement system of ClearPar, LLC or (y) manually executed and delivered together with a processing and recordation fee of $3,500, which fee may be waived or reduced in the Administrative Agent’s sole discretion;

(D)                               the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in a form approved by the Administrative Agent; and

(E)                                no assignment of Revolving Credit Commitments or Revolving Loans shall be made to Holdings, the Borrower or any Subsidiary and, in the case of an assignment of Term Loans of any Class to Holdings, the Borrower or a Subsidiary, (i) the Loan (and any related notes) assigned thereby shall be promptly cancelled substantially concurrently with such assignment and (ii) consideration of such assignment shall not be made with the proceeds of any Revolving Credit Loans.

For the purpose of this Section 13.6(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)          The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and any payment made by the Letter of Credit Issuer under any Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Letter of Credit Issuer and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Letter of Credit Issuer and by the Administrative Agent on behalf of any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)           Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           (i)  Any Lender may, without the consent of the Borrower, the Administrative Agent, the Letter of Credit Issuer or the Swingline Lender, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Letter of Credit Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 13.1 that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided, such Participant agrees to be subject to Section 13.8(a) as though it were a Lender.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 2.10 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 5.4 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.4(b) as though it were a Lender.

(iii)          Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts of each Participant’s interest in the rights or obligations held by it (the “Participant Register”).  The entries in the Participant Register shall be conclusive, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such rights or obligations hereunder as the owner thereof for all purposes of this Agreement notwithstanding notice to the contrary.  No Lender shall have any obligation to disclose any portion of such register to any Person except to the extent such disclosure is necessary to establish that the Loans or other interests hereunder are in registered form for U.S. federal income tax purposes.

(d)           Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.  In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit K-1 and K-2, as the case may be, evidencing the Term Loans, Revolving Credit Loans and Swingline Loans, respectively, owing to such Lender.

(e)           Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower and its

Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement; provided, that neither the Administrative Agent nor any Lender shall provide to any Transferee or prospective Transferee any of the Confidential Information unless such person shall have previously executed a Confidentiality Agreement in the form of Exhibit L.

13.7        Replacements of Lenders under Certain Circumstances.  The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10, 2.11, 3.5 or 5.4, (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution; provided, that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts, pursuant to Section 2.10, 2.11, 3.5 or 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 (provided, that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

13.8        Adjustments; Set-off.  (a)  If any Lender (a “benefited Lender”) shall, at any time during the continuance of a Default or Event of Default, receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise) except pursuant to Section 13.6 or otherwise as permitted under this Agreement, in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)           After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated

maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

13.9        Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

13.10      Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11      Integration.  This Agreement and the other Credit Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

13.12      GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.13      Submission to Jurisdiction; Waivers.  The Borrower hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages.

13.14      Acknowledgments.  The Borrower hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b)           neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

13.15      WAIVERS OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.16      Confidentiality.  The Administrative Agent and each Lender shall hold all non-public information furnished by or on behalf of the Borrower in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender or the Administrative Agent pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices and in any event may make disclosure as required or requested by any governmental agency, self-regulatory authority or representative thereof or pursuant to legal process or to such Lender’s or the Administrative Agent’s attorneys, professional advisors or independent auditors,

Affiliates, agents and other representatives; provided, that unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary of the Borrower.  Each Lender and the Administrative Agent agrees that it will not provide to prospective Transferees or to prospective direct or indirect contractual counterparties in swap agreements to be entered into in connection with Loans made hereunder any of the Confidential Information unless such Person shall have previously executed a Confidentiality Agreement in the form of Exhibit L.

13.17      Judgment Currency.  (a)  The obligations of the Borrower hereunder and under the other Loan Documents to make payments in Dollars or in the Foreign Currencies, as the case may be (the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or Lender under this Agreement or the other Credit Documents.  If, for the purpose of obtaining or enforcing judgment against the Borrower or any other Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent of such amount, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)           If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)           For purposes of determining the Dollar Equivalent, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

13.18      Permitted Amendments.  (a)  The Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers to all Lenders holding Revolving Credit Commitments and/or Term Loans to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower.  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendments and (ii) the date on which each such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days no more than 30 Business Days after the date of such notice).  Only those Lenders that consent to such Permitted Amendment (“Accepting Lenders”) will have the maturity of their Revolving Credit Commitments and/or Term Loans, as the case may be, extended and be entitled to receive any increase in the Applicable ABR Margin or Applicable Eurodollar Margin and any fees, in each case, as provided therein.

(b)           The Borrower, Holdings and each Accepting Lender shall execute and deliver to the Administrative Agent such documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Permitted Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Permitted Amendment, the Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders (including any amendments necessary to treat the Loans and Commitments of the Accepting Lenders in a manner consistent with the other Loans and Commitments under this Agreement).  Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 13.18 unless the Administrative Agent, to the extent so reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions and officer’s certificates consistent with those delivered on the Closing Date.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ROCKWOOD SPECIALTIES GROUP, INC.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Michael W. Valente

ROCKWOOD SPECIALTIES INTERNATIONAL, INC.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Michael W. Valente

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Administrative Agent, Collateral Agent, Letter of
Credit Issuer and Swingline Lender

By:	/s/ John Toronto
Name: John Toronto
Title: Managing Director

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as a Lender

By:	/s/ John Toronto
Name: John Toronto
Title: Managing Director

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate

CRÉDIT INDUSTRIEL ET COMMERCIAL
as a Lender

By:	/s/ Anthony Rock
Name: Anthony Rock
Title: Managing Director

By:	/s/ Brian O’Leary
Name: Brian O’Leary
Title: Managing Director

DEUTSCHE BANK AG NY BRANCH,
as a Lender

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Director

ING CAPITAL LLC,
as a Lender

By:	/s/ Keith Alexander
Name: Keith Alexander
Title: Managing Director

KKR CORPORATE LENDING LLC,
as a Lender

By:	/s/ Adam Smith
Name: Adam Smith
Title: Authorized Signatory

MORGAN STANLEY BANK N.A.,
as a Lender

By:	/s/ Sherrese Clark
Name: Sherrese Clark
Title: Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION
as a Lender

By:	/s/ William Ginn
Name: William Ginn
Title: Executive Director

UBS LOAN FINANCE LLC
as a Lender

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

Schedule 1.1(a)

ADDITIONAL COST FORMULAE

1.                                      The Additional Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirement of the European Central Bank.

2.                                      On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below.  The Additional Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.                                      The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent.  This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.                                      The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	In relation to a Sterling Loan:

AB + C(B - D) + E x 0.01
Per cent. per annum
100 - (A + C)

(b)	in relation to a Loan in any currency other than Sterling:

E x 0.01
Per cent. per annum
300

Where:

A                                       is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B                                       is the percentage rate of interest (excluding the applicable Foreign Currency Borrowing margin and the Additional Cost and, if the Loan is an overdue amount, the additional rate of interest specified in Section 2.8(c)) payable for the relevant Interest Period on the Loan.

C                                       is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D                                       is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E                                        is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Lender to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per ₤1,000,000.

5.                                      For the purposes of this Schedule:

(a)                                 “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)                                 “Facility Office” means the office or offices notified by a Lender to the Administrative Agent in writing on or before the date it becomes a Lender (or, following the date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement;

(c)                                  “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(d)                                 “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.I.  Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fee rules but taking into account any applicable discount rate);

(e)                                  “Participating Member State” means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union; and

(f)                                   “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                                      In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.                                      If requested by the Administrative Agent, the Reference Lender shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by the Reference Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by the Reference Lender as being the average of the Fee Tariffs applicable to the Reference Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of the Reference Lender.

8.                                      Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)           the jurisdiction of its Facility Office; and

(b)                                 any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9.                                      The percentages of each Lender for the purpose of A and C above and the rates of charge of the Reference Lender for the purposes of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.                               The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender including the Reference Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.                               The Administrative Agent shall distribute the additional amounts received as a result of the Additional Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and the Reference Lender pursuant to paragraphs 3, 7 and 8 above.

12.                               Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Additional Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

13.                              The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties to this Agreement any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

Schedule 1.1(b)

MORTGAGED PROPERTIES

1.	3700 E. Olympic Blvd.
Los Angeles, CA 90023
(Los Angeles County)

2.	5910 Pharr Mill Road
Harrisburg, NC 28075
(Cabarrus County)

3.	7011 Muirkirk Road
Beltsville, MD 20705
(Prince George’s County)

4.	303 East Hoffmeister
Lemay, MO 63125
(St. Louis County)

5.	1 & 7 Swisher Drive
Cartersville, GA 30120
(Bartow County)

6.	13177 Huran River Drive
Romulus, MI 48174
(Wayne County)

7.	One Technology Place — Highway 14
Laurens, SC 29360
(Laurens County)

8.	348 Holiday Inn Drive
Kings Mountain, NC 28086
(Cleveland County)

9.	State Route 265
Silver Peak, NV 89047
(Esmeralda county)

10.	10150 Bay Area Boulevard
Pasadena, TX 77507
(Harris County)

11.	302 Midway Road
Freeport, TX 77542
(Brazoria County)

12.	2001 and 2051 Lynch Avenue
East St. Louis, IL 62204
(St. Clair County)

13.	1525 Wood Avenue
Easton, PA 18042
(Northampton County)

14.	555 E. Church Road
King of Prussia, PA 19406
(Montgomery County)

15.	1212 Church Street
Gonzales, TX 78629
(Gonzales County)

16.	1335 South 13th Street
Louisville, KY 40210
(Jefferson County)

17.	100 Commerce Avenue
Harleyville, SC 29448
(Dorchester County)

Schedule 1.1(c)

COMMITMENTS AND ADDRESS OF LENDERS

LENDER	ADDRESS	TERM LOAN COMMITMENT	REVOLVING CREDIT COMMITMENT	TOTAL COMMITMENT
Credit Suisse AG, Cayman Islands Branch	Eleven Madison Avenue New York, NY 10010 Attention: Sean Portrait, Agency Manager	$850,000,000	$30,000,000	$880,000,000
Credit Industriel Et Commercial	520 Madison Avenue FL 37 New York, NY 10022	$0	$5,000,000	$5,000,000
Deutsche Bank AG, New York	60 Wall Street New York, NY 10005	$0	$30,000,000	$30,000,000
KKR Corporate Lending LLC	9 West 57th Street New York, NY 10019	$0	$15,000,000	$15,000,000
ING Capital LLC	1325 Avenue of the Americas New York, NY 10019	$0	$15,000,000	$15,000,000
Morgan Stanley Bank, N.A.	One Utah Center 201 South Main Street, 5th Floor Salt Lake City, Utah 84111	$0	$30,000,000	$30,000,000
UBS Loan Finance LLC	677 Washington Boulevard Stamford, CT 06901	$0	$30,000,000	$30,000,000
Sumitomo Mitsui Banking Corporation, New York	277 Park Avenue New York, NY 10172	$0	$25,000,000	$25,000,000
Total		$850,000,000	$180,000,000	$1,030,000,000

Schedule 1.1(d)

CONVERTING LETTERS OF CREDIT

Issue Date	Letter of Credit Issuer	For the Account of	Beneficiary	Amount		Expiry Date
09/09/2010	CSFB	Chemetall Foote	Nevada BLM	USD	5,330,111.00	09/09/2011
10/19/2005	CSFB	Chemetall SA Spain	Deutsche Bank Barcalona	EUR	40,000.00	07/24/2012
01/27/2005	CSFB	Chemical Specialties Inc	GA Dept of Natural Resources	USD	3,584,632.00	07/24/2012
01/27/2005	CSFB	Chemical Specialties Inc	NC Debt of Envir, Health and NR	USD	404,116.00	07/24/2012
11/10/2004	CSFB	Rockwood Specialties Inc	Lumbermens Mutual Casualty, et. al.	USD	115,000.00	07/24/2012
01/21/2005	CSFB	Rockwood Specialties Inc	Princeton Overlook Realty	USD	136,379.67	07/24/2012
10/22/2004	CSFB	Rockwood Specialties Inc	Royal Indemnity Company	USD	200,000.00	07/24/2012
11/18/2008	CSFB	Rockwood Specialties Inc	AIG Insurance	USD	1,585,000.00	07/24/2012
09/22/2004	CSFB	Rockwood Specialties Inc	Travelers Casualty & Surety	USD	683,023.60	07/24/2012
10/08/2004	CSFB	Rockwood Specialties Inc	Ace American Insurance Company	USD	4,078,000.00	07/24/2012
07/27/2006	CSFB	Rockwood Specialties Group GmbH	Deutsche Bank	EUR	12,509	07/24/2012
01/20/2006	CSFB	Rockwood Specialties Group GmbH	Commerzbank	EUR	4,800,000.00	07/24/2012
09/13/2010	CSFB	Rockwood Specialties Group GmbH	Deutsche Bank	EUR	500,000.00	09/10/2011
09/08/2010	CSFB	Rockwood Taicang Pigments Co	ICBC	USD	7,380,000.00	09/08/2011
05/10/2010	CSFB	Rockwood Specialties Limited	Barclays Bank	GBP	1,420,000.00	07/24/2012
11/02/2007	CSFB	Sachtleben Wasserrchemie GmbH	Societe Wallone	EUR	13,003.00	07/24/2012
11/15/2006	CSFB	Southern Clay	City of Inyo Planning Dept	USD	231,883.00	07/24/2012

Schedule 8.12

SUBSIDIARIES

1.  Material Subsidiaries

Name of Grantor	State/ Jurisdiction	Ownership Interest of Borrower
CeramTec North America Corporation	Delaware	100% directly
Chemetall Corporation	Delaware	100% directly
Chemetall Foote Corp.	Delaware	100% indirectly through Chemetall Corporation
Chemetall US, Inc.	Delaware	100% indirectly through Chemetall Corporation
Chemical Specialties, Inc.	North Carolina	100% indirectly through Rockwood Specialities Inc.
ETEC-Durawear, Inc.	Delaware	100% indirectly through ETEC Technical Ceramics Corp.
ETEC Technical Ceramics Corp.	Colorado	100% indirectly through CeramTec North America Corporation
Excalibur Realty Company	Delaware	100% indirectly through Rockwood Pigments NA, Inc.
Foote Chile Holding Company	Delaware	100% indirectly through Chemetall Foote Corp.
Pool Spa Holdings, Inc.	Delaware	100% indirectly through Rockwood Specialties Inc.
Rockwood Pigments NA, Inc.	Delaware	100% indirectly through Rockwood Specialties Inc.
Rockwood Specialties Inc.	Delaware	100% directly
Southern Clay Products, Inc.	Texas	100% indirectly through Rockwood Specialties Inc.
Southern Color N.A., Inc.	Delaware	100% indirectly through Rockwood Pigments NA, Inc.

First Tier Foreign Subsidiaries of Credit Parties

Rockwood Specialties Limited	UK	100% directly
Rockwood Italia S.p.A.	Italy	100% directly
Rockwood Industries Spain S.L.	Spain	100% directly
Knight Lux1. S.a.r.l.	Luxembourg	100% directly

Foreign Subsidiaries

Name of Grantor	State/ Jurisdiction	Ownership Interest of Borrower
Aachener Chemische Werke Gesellschaft für glastechnische Produkte und Verfahren mbH	Germany	100% indirectly through Chemetall GmbH
AM Craig Ltd.	United Kingdom	100% indirectly through Chemetall Ltd.
Ardrox Ltd.	United Kingdom	100% indirectly through Chemetall Ltd.
BAE Vermögensverwaltungs GmbH	Germany	100% indirectly through Rockwood Specialties Group GmbH
BCI Pensions Trustees Ltd.	United Kingdom	100% indirectly through Chemetall Ltd.
Brent Europe Ltd.	United Kingdom	100% indirectly through Chemetall Ltd.
Brent International B.V.	United Kingdom	100% indirectly through AM Craig Ltd.
Brockhues GmbH & Co. KG	Germany	99.93% indirectly through Rockwood Pigmente Holding GmbH & Silo Pigmente GmbH
Caledonian Applied Technology Limited	United Kingdom	100% indirectly through Creamglade Limited
CeramTec Innovative Ceramic Engineering (M) Sdn. Bhd.	Malaysia	100% indirectly through CeramTec GmbH
CeramTec GmbH	Germany	100% indirectly through Rockwood Specialties Group GmbH
CeramTec Czech Republic s.r.o.	Czech Republic	100% indirectly through CeramTec GmbH
CeramTec-ETEC GmbH Keramik mbH	Germany	100% indirectly through CeramTec GmbH
CeramTec Ibérica Innovative Ceramic Engineering S.L.	Spain	100% indirectly through CeramTec GmbH
CeramTec Italia S.r.l.	Italy	100% indirectly through CeramTec GmbH
CeramTec Korea Ltd.	Korea	100% indirectly through CeramTec GmbH
CeramTec UK Ltd.	United Kingdom	100% indirectly through CeramTec GmbH
CeramTec Suzhou Ltd.	China	100% indirectly through CeramTec GmbH

Cerasiv GmbH Innovatives Keramik-Engineering	Germany	100% indirectly through CeramTec GmbH
Changchun Chemetall Chemicals Co., Ltd.	China	57% indirectly through Shanghai Chemetall Chemicals Co., Ltd. and Chemetall GmbH
Chemetall (Australasia) Pty. Ltd.	Australia	100% indirectly through Chemetall GmbH
Chemetall (Proprietary) Ltd.	South Africa	100% indirectly through Chemetall B.V.
Chemetall (Thailand) Co. Ltd.	Thailand	98.33% indirectly through Chemetall Surface Treatment Holding Co., Ltd. and Chemetall Asia Pte. Ltd.
Chemetall AB	Sweden	100% indirectly through Chemetall GmbH
Chemetall AG	Switzerland	100% indirectly through Chemetall GmbH
Chemetall Asia Pte. Ltd.	Singapore	100% indirectly through Chemetall GmbH
Chemetall B.V.	Netherlands	100% indirectly through Chemetall GmbH
Chemetall Canada Ltd.	Canada	100% indirectly through Chemetall US, Inc.
Chemetall do Brasil Ltda.	Brazil	100% indirectly through Chemetall GmbH and Chemetall S.A.
Chemetall Finland Oy	Finland	100% indirectly through Chemetall AB
Chemetall Ges.m.b.H.	Austria	100% indirectly through Chemetall Holding GmbH
Chemetall GmbH	Germany	100% indirectly through Rockwood Specialties Group GmbH
Chemetall Holding GmbH	Austria	100% indirectly through Chemetall GmbH
Chemetall Hong Kong Ltd.	China	100% indirectly through Chemetall Asia Pte. Ltd.
Chemetall Hungária Vegyianyagokat Gyártó es Forgalmazó Kft	Hungary	100% indirectly through Chemetall GmbH
Chemetall India Company Ltd.	United Kingdom	100% indirectly through Chemetall GmbH
Chemetall Italia S.r.l.	Italy	100% indirectly through Chemetall S.r.l.
Chemetall Japan K.K.	Japan	100% indirectly through Chemetall GmbH
Chemetall Lithium India Pvt. Ltd.	India	100% indirectly through Chemetall GmbH and Chemetall Asia Pte. Ltd.
Chemetall Mexicana, S.A. de C.V.	Mexico	99.99% indirectly through Chemetall US, Inc.
Chemetall New Zealand Ltd.	New Zealand	100% indirectly through Chemetall GmbH
Chemetall Philippines Co. Ltd., Inc.	Philippines	100% indirectly through Chemetall Asia Pte. Ltd.
Chemetall Ltd.	United Kingdom	100% indirectly through Chemetall GmbH
Chemetall PVC (Proprietary) Ltd.	South Africa	100% indirectly through Chemetall (Proprietary) Ltd.
Chemetall ooo	Russia	100% indirectly through Chemetall GmbH

Chemetall Polska Sp.z o.o.	Poland	100% indirectly through Chemetall GmbH
Chemetall S.A.	Spain	100% indirectly through Chemetall GmbH
Chemetall S.r.l.	Italy	100% indirectly through Chemetall GmbH
Chemetall Sanayi Kimyasallari Ticaret ve Sanayi A.S.	Turkey	100% indirectly through Chemetall GmbH
Chemetall S.A.S.	France	100% indirectly through Knight Chimiques de Spécialité S.A.S.
Chemetall South Africa (Proprietary) Ltd.	South Africa	100% indirectly through Chemetall (Proprietary) Ltd.
Chemetall Speciality Chemicals Ltd.	United Kingdom	100% indirectly through Chemetall GmbH
Chemetall Taiwan Co., Ltd.	Taiwan	100% indirectly through Chemetall GmbH
Chemserve Ltd.	United Kingdom	100% indirectly through Chemetall Ltd.
Chillihurst Limited	United Kingdom	100% indirectly through Rockwood Specialties Limited
Chongqing Chemetall Chemicals Co., Ltd.	China	55% indirectly through Shanghai Chemetall Chemicals Co., Ltd. and Chemetall GmbH
CM-Hilfe GmbH Unterstützungskasse	Germany	100% indirectly through Chemetall GmbH
Creambay Limited	United Kingdom	100% indirectly through Rockwood Specialties Limited
Creamglade Limited	United Kingdom	100% indirectly through Rockwood Specialties Limited
CSI Kemwood AB	Sweden	100% indirectly through Chemetall AB
CSI Wood Protection Limited	United Kingdom	100% indirectly through Rockwood Specialties Limited
DNVJ Vermögensverwaltung GmbH	Germany	99.95% indirectly through Dynamit Nobel GmbH
Dynamit Nobel GmbH	Germany	94% indirectly through Rockwood Specialties Group GmbH
Dynamit Nobel Unterstützungsfonds GmbH	Germany	100% indirectly through Rockwood Specialties Group GmbH
Emil Müller GmbH	Germany	100% indirectly through CeramTec GmbH
Excalibur Realty UK Limited	United Kingdom	100% indirectly through Rockwood Pigments (UK) Limited
Foote Minera e Inversiones Ltda.	Chile	100% indirectly through Chemetall Foote Corp. and Foote Chile Holding Company
Hebro Chemie GmbH	Germany	100% indirectly through Chemetall GmbH
Holliday Chemical Espana S.A.	Spain	100% indirectly through Knight Lux 2 S.à r.l.
Holliday France S.A.S.	France	100% indirectly through Knight Chimiques de Spécialité S.A.S.
Holliday Pigments International S.A.S.	France	100% indirectly through Knight Chimiques de Spécialité S.A.S.
Holliday Pigments S.A.S.	France	100% indirectly through Knight Chimiques de Spécialité S.A.S.

Inorganic Pigments Limited	United Kingdom	100% indirectly through Creambay Limited
Kendell S.r.l.	Italy	100% indirectly through Chemetall S.r.l.
Knight Chimiques de Spécialité S.A.S.	France	100% indirectly through Chemetall GmbH
Knight Lux 1 S.à r.l.	Luxembourg	100% indirectly through Rockwood Specialties Group, Inc. and Rockwood Specialties Inc.
Knight Lux 2 S.à r.l.	Luxembourg	100% indirectly through Knight Lux 1 S.à r.l.
Knight Polska 1 Sp.z o.o.	Poland	100% indirectly through Knight Lux 2 S.à r.l.
Metalon Stolberg Vermögensverwaltung GmbH Gesellschaft mit beschränkter Haftung	Germany	100% indirectly through Dynamit Nobel GmbH
Mustardgrange Limited	United Kingdom	100% indirectly through Rockwood Specialties Limited
Nanjing Chemetall Surface Technologies Co., Ltd.	China	60% indirectly through Shanghai Chemetall Chemicals Co., Ltd.
PIGMENT-CHEMIE GmbH	Germany	100% indirectly through Sachtleben Chemie GmbH
Press + Sintertechnik Sp.z o.o.	Poland	100% indirectly through Knight Polska 1 Sp.z o.o.
Press and Sinter Technics de Mexico, S.A. de C.V.	Mexico	99% indirectly through Knight Lux 2 S.à r.l.
PST Press Sintertécnica Brasil Ltda.	Brazil	100% indirectly through CeramTec GmbH and Cerasiv GmbH Innovatives Keramik-Engineering
Princeton Silver Limited	United Kingdom	100% indirectly Rockwood Specialties Limited
Process Ink Holdings Ltd.	United Kingdom	100% indirectly through Chemetall Ltd.
Process Inks And Coatings Ltd.	United Kingdom	100% indirectly through Process Ink Holdings Ltd.
Rockwood (Ningbo) Chemicals Corporation Limited	China	100% indirectly through Inorganic Pigments Limited
Rockwood Absorbents (Baulking) Limited	United Kingdom	100% indirectly through Rockwood Additives Limited
Rockwood Additives Limited	United Kingdom	100% indirectly through Rockwood Specialties Limited
Rockwood Clay Additives GmbH	Germany	100% indirectly through Rockwood Specialties Group GmbH
Rockwood Far East Limited	Hong Kong	100% indirectly through Knight Lux 2 S.à r.l.
Rockwood Hong Kong Limited	Hong Kong	99.99% indirectly through Rockwood Far East Limited
Rockwood Industries Spain S.L.	Spain	100% indirectly through Rockwood Specialties Group, Inc.
Rockwood Italia S.p.A.	Italy	100% indirectly through Rockwood Specialties Group, Inc.
Rockwood Pigmente Holding GmbH	Germany	100% indirectly through Rockwood Specialties GmbH
Rockwood Pigments (UK) Limited	United Kingdom	100% indirectly through Rockwood Specialties Limited

Rockwood Pigments and Additives Pte. Ltd.	Singapore	100% indirectly through Knight Lux 2 S.à r.l.
Rockwood Pigments and Trading Pty Ltd.	Australia	100% indirectly through Rockwood Specialties Australia Pty Ltd.
Rockwood Shenzhen Pigments Company Ltd.	China	89% indirectly through Rockwood Far East Limited
Rockwood Specialties Australia Pty Ltd.	Australia	100% indirectly through Rockwood Pigments (UK) Limited
Rockwood Specialties GmbH	Germany	100% indirectly through Rockwood Specialties Group GmbH
Rockwood Specialties Group GmbH	Germany	100% indirectly through Knight Lux 2 S.à r.l.
Rockwood Specialties Limited	United Kingdom	100% indirectly through Rockwood Specialties Group, Inc.
Rockwood Taicang Pigments Company Ltd.	China	100% indirectly through Rockwood Far East Limited
Rockwood Vermögensverwaltung GmbH	Germany	100% indirectly through Rockwood Specialties Group GmbH
Rockwood Wafer Reclaim SAS	France	100% indirectly through Knight Chimiques de Spécialité S.A.S.
Sachtleben Chemie GmbH	Germany	100% indirectly through Sachtleben GmbH
Sachtleben GmbH	Germany	61% indirectly through Rockwood Specialties Group GmbH
Sachtleben Oy	Finland	100% indirectly through Sachtleben GmbH
Sachtleben Pigments Oy	Finland	100% indirectly through Sachtleben GmbH
Sachtleben Trading (Shanghai) Company Limited	China	100% indirectly through Sachtleben Chemie GmbH
Sachtleben Wasserchemie (Holding) GmbH	Germany	100% indirectly through Rockwood Specialties GmbH
Sachtleben Wasserchemie GmbH	Germany	100% indirectly through Sachtleben Wasserchemie (Holding) GmbH
Shanghai Chemetall Chemicals Co., Ltd.	China	60% indirectly through Chemetall GmbH
Silo Pigmente GmbH	Germany	100% indirectly through Rockwood Specialties GmbH
Sociedad Chilena de Litio Ltda.	Chile	100% indirectly through Chemetall Foote Corp. and Foote Minera e Inversiones Ltda.
The Brent Manufacturing Company Ltd.	United Kingdom	100% indirectly through Chemetall Ltd.
Viance Limited	United Kingdom	100% indirectly through Viance LLC
Viance Oy	Finland	100% indirectly through Viance LLC

SCHEDULE 10.1

CLOSING DATE INDEBTEDNESS
(Excluding Trade Payables and Accrued Liabilities)

Bank Debt — Consolidated under US Gaap

Company	Bank	Amount		Maturity Date	Interest Rate
Chemetall Ges.mbH, Wien	Bank Austria Creditanstalt	EUR	3,840,000.00	Unlimited	1,70%
Chemetall Ges.mbH, Wien	Bank Austria Creditanstalt	EUR	556,600.00	31.12.2012	1,5%
Chemetall Ges.mbH, Wien	Bank Austria Creditanstalt	EUR	163,600.00	31.03.2011	2,00%
Chemetall SAS, France	Agence de Léau Seine Normandie	EUR	87,200.00	15.06.2014	without
Chemetall SAS, France	Agence de Léau Seine Normandie	EUR	32,700.00	28.02.2016	without
Chemetall SA, Spain	Spanish Government	EUR	696,370.00	30.10.2024	without
Chemetall SA, Spain	Spanish Government	EUR	342,702.21	31.07.2025	without
Ceramtec Etec GmbH	Commerzbank	EUR	101,557.00	31.03.2013	4,55%
Ceramtec Etec GmbH	Commerzbank	EUR	325,000.00	31.03.2013	5,22%
Ceramtec Etec GmbH	VR Bank Rhein Sieg	EUR	531,360.00	30.03.2016	4,19%
Ceramtec Etec GmbH	Kreissparkasse Köln	EUR	196,337.07	30.03.2016	4,60%
Rockwood Taicang Pigments Co. Ltd.	ICBC	CNY	45,000,000.00	13.09.2011	4,78%
Rockwood Taicang Pigments Co. Ltd	Entrustment Loan	CNY	13,000,000.00	16.09.2015	3,00%
TiO2 Sachtleben Pigments Oy	Sickness Fund Loan	EUR	276,478.73	Without	4,75%
Tio2 Sachtleben Pigments Oy	Financial Service Office	EUR	1,363,915.88	Without	5,00%
TiO2 Sachtleben Chemie GmbH	Sachtleben Pigments Oy Pension Fund	EUR	7,667,610.17	30.09.2020	3,65%
TiO2 Term Loan A	SEB/Nordea	EUR	220,000,000.00	17.06.2013	2,76%

Other debt-like instruments under US GAAP

Company	Bank/Instrument	Amount
Chemetall GmbH	Capital Leases Trakehner Straße	EUR	23,851,159.88
Various Rockwood companies	Capital Leases various	EUR	5,523,396.60

Indebtedness of a second person secured by a lien on Rockwood property:

Southern Clay Products, Inc.	Real Estate Lien Note due September 2, 2013 (Gonzales County, Texas)	$300,000.00 initial principal amt. ($90,228 outstanding as of December 31, 2010)

Interest rate swap, cap or other hedge agreement:

Company	Interest Rate Product	Counterparty	Current Notional Amount (as of Feb 07, 2011)
Sachtleben Chemie GmbH	Interest Rate Swap Euro 134,200,000	SEB	EUR	134,200,000.00
Sachtleben Pigments Oy	Interest Rate Swap Euro 38,456,000	Nordea Bank Finland PLC	EUR	38,456,000.00
Sachtleben Pigments	Interest Rate Swap Euro 47,344,000	Nordea Bank Finland PLC	EUR	47,344,000.00

Guarantee Obligations:

Guarantor	Beneficiary	Maximum Amount
Rockwood Specialties Group GmbH	Orica Europe GmbH	EUR	6,925,000.00
Rockwood Specialties Group GmbH	Bezirksregierung Düsseldorf	EUR	874,431.50
Rockwood Specialties Group GmbH	Regierung von Oberfranken	EUR	6,936,545.57
Sachtleben Chemie GmbH	Bezirksregierung Düsseldorf	EUR	2,891,800.00
Sachtleben Chemie GmbH	BTC Spain	EUR	10,000.00
Chermetall Italia SRL	Magona	EUR	154,937.07

Other Guarantee or Similar Obligations:

Obligor	Guarantor	Beneficiary	Maximum Amount
Rockwood Specialties Limited and its UK Subsidiaries	Barclays Bank	HM Customs & Excise	GBP	574,000.00
Rockwood Specialties Limited and its UK Subsidiaries	Barclays Bank	Company cards (credit line)	GBP	346,000.00
Rockwood Specialties Limited and its UK Subsidiaries	Barclays Bank	Documentary Credits	GBP	500,000.00
Rockwood Specialties Group GmbH	Commerzbank AG	Hanseatische Investment GmbH	EUR	48,600.00
Rockwood Specialties Group GmbH	Commerzbank AG	Zweckverband JenaWasser	EUR	42,800.00
Rockwood Specialties Group GmbH	Commerzbank AG	European Commission	EUR	181,022.00
Rockwood Specialties Group GmbH	Deutsche Bank AG	Dexagon	EUR	12,509.09
Rockwood Specialties Group GmbH and subsidiaries	Commerzbank AG	Age part time employes	EUR	4,800,000.00
Sachtleben Chemie GmbH	Dresdner Bank AG	Hauptzollamt Krefeld	EUR	2,560.00
Sachtleben Pigments OY	SEB London	Finn Pension Fund	EUR	17,081,000.00
Sachtleben Pigments Oy	SEB Helsinki	Finn Authorithies	EUR	266,892.00
Sachtleben Pigments Oy	Pohjola Bank Finland	Finn. Authorithies	EUR	1,450,000.00
Chemetall Hispania, S.A.	Deutsche Bank Sociedad Anonima Espanola	Solred	EUR	14,000.00
Chemetall Hispania, S.A.	Deutsche Bank Sociedad	Servicio Regional de	EUR	1,474.00

	Anonima Espanola	Empleo de Madrid
Chemetall Hispania, S.A.	Deutsche Bank Sociedad Anonima Espanola		EUR	40,733.00
CeramTec GmbH	KSK Esslingen	State of Belgium	EUR	24,789.00
Chemetall GmbH	Commerzbank	natGas AG, Belgium	EUR	433,259.00
hebro chemie GmbH	Commerzbank AG	FBB Frankfurter Bau-Beteiligungs GmbH	EUR	93,106.00
Chemetall Ges.mbH	Bank Austria Creditanstalt AG	Österr. Verkehrskreditbank AG / ÖBB	EUR	10,000.00
Chemetall Ges.mbH	Bank Austria Creditanstalt AG	Zollamt, Wien	EUR	10,000.00
CeramTec UK Ltd.	Barclays Bank	HM Customs & Excise	GBP	8,000.00
CeramTec Innovative Ceramic Engineering (M) Sdn. Bhd.	Bumiputra-Commerce Bank Berhad	Tenaga Nasional Berhard	MYR	150,000.00
CeramTec Innovative Ceramic Engineering (M) Sdn. Bhd.	Bumiputra-Commerce Bank Berhad	Gas Malaysia Sdn. Bhd.	MYR	136,500.00
CeramTec Innovative Ceramic Engineering (M) Sdn. Bhd.	Bumiputra-Commerce Bank Berhad	Ministry of Health	MYR	2,500.00
CeramTec Innovative Ceramic Engineering (M) Sdn. Bhd.	Bumiputra-Commerce Bank Berhad	Malaysian Custom	MYR	40,627.00
Chemetall AS Turkey	TURKIYE IS BANKASI A.S.	Turkish Customer	TRL	598,000.00
Chemetall Pty Ltd	First National Bank of South Africa	South African Customers	ZAR	100,000.00
Chemetall Pty Ltd	First National Bank of South Africa	SARS	ZAR	5,000,00

Performance Bonds:

Obligor	Underwriter	Beneficiary	Outstanding Amount (as of February 7, 2011)
Viance LLC.	Willis Canada	Canadian GST	USD	20,000

Letters of Credit:

Issue Date	Issuer	For the Account of	Beneficiary	Amount		Expiry Date
09/09/2010	CSFB	Chemetall Foote	Nevada BLM	USD	5,330,111.00	09/09/2011
10/19/2005	CSFB	Chemetall SA Spain	Deutsche Bank Barcalona	EUR	40,000.00	07/24/2012
01/27/2005	CSFB	Chemical Specialties Inc	GA Dept of Natural Ressources	USD	3,584,632.00	07/24/2012
01/27/2005	CSFB	Chemical Specialties Inc	NC Debt of Envir, Health and NR	USD	404,116.00	07/24/2012
11/10/2004	CSFB	Rockwood Specialties Inc	Lumbermens Mutual Casualty, et. al.	USD	115,000.00	07/24/2012
01/21/2005	CSFB	Rockwood Specialties Inc	Princeton Overlook Realty	USD	136,379.67	07/24/2012
10/22/2004	CSFB	Rockwood	Royal Indemnity	USD		07/24/2012

		Specialties Inc	Company		200,000.00
11/18/2008	CSFB	Rockwood Specialties Inc	AIG Insurance	USD	1,585,000.00	07/24/2012
09/22/2004	CSFB	Rockwood Specialties Inc	Travelers Casualty & Surety	USD	683,023.60	07/24/2012
10/08/2004	CSFB	Rockwood Specialties Inc	Ace American Insurance Company	USD	4,078,000.00	07/24/2012
07/27/2006	CSFB	Rockwood Specialties Group GmbH	Deutsche Bank	EUR	12,509	07/24/2012
01/20/2006	CSFB	Rockwood Specialties Group GmbH	Commerzbank	EUR	4,800,000.00	07/24/2012
09/13/2010	CSFB	Rockwood Specialties Group GmbH	Deutsche Bank	EUR	500,000.00	09/10/2011
09/08/2010	CSFB	Rockwood Taicang Pigments Co	ICBC	USD	7,380,000.00	09/08/2011
05/10/2010	CSFB	Rockwood Specialties Limited	Barclays Bank	GBP	1,420,000.00	07/24/2012
11/02/2007	CSFB	Sachtleben Wasserrchemie GmbH	Societe Wallone	EUR	13,003.00	07/24/2012
11/15/2006	CSFB	Southern Clay	City of Inyo Planning Dept	USD	231,883.00	07/24/2012

Bank Debt Non-Consolidated Entities (not required to be consolidated for US Gaap purposes):

Company	Bank	Amount		Maturity Date	Interest Rate
Chemetall Rai India	N/A	INR	10,800,000.00	Open	N/A

Working Capital Facilities:

Company	Bank	Facility Amount		Revolver	Maturity Date	Type
Rockwood Specialties Group GmbH	Commerzbank AG	EUR	10,000,000.00	N/A	04/31/2011	Overdraft and Bank guarantees
CeramTec AG Innovative Ceramic Engineering	Kreissparkasse Esslingen-Nürtingen	EUR	1,000,000.00	Zero	ongoing	Bank Guarantees
CeramTec Innovative Ceramic Engineering (M) Sdn. Bhd.	Bumiputra-Commerce Bank Berhad	MYR	329,627	Zero	ongoing	Bank Guarantees
CeramTec Etec GmbH	Kreissparkasse Köln	EUR	50,000.00		ongoing	Multipurpose
Sachtleben Pigments Oy	Pohjola Bank PLC	EUR	5,000,000.00			Bank guarantees

Company	Bank	Facility Amount		Revolver	Maturity Date	Type
Sachtleben Chemie GmbH	SEB/Nordea	EUR	30,000,000.00	TiO2 Revolver	17.06.2013	Overdraft and Bank guarantees

SCHEDULE 10.2

CLOSING DATE LIENS

Debtor	Secured Party	Collateral	State	Jurisdiction
Chemetall Ges mbH, Austria	Bank Austria Creditanstalt, Bank Loan EUR 556,600.00	Pledging of securities of 120% of the loan amount	Austria	Austria
Chemetall Ges mbH, Austria	Bank Austria Creditanstalt, Bank Loan EUR3,840,000.00	Accounts receivable	Austria	Austrian
Sachtleben Chemie GmbH	Skandiniviska Enskilda Banken AB	All assets related to facility agreement dated June 17, 2008	Germany	Germany
Sachtleben OY	Skandiniviska Enskilda Banken AB	All assets related to facility agreement dated June 17, 2008	Germany	Germany
Sachtleben Pigments OY	Skandiniviska Enskilda Banken AB	All assets related to facility agreement dated June 17, 2008	Germany	Germany
Chemetall US, Inc.	Toyota Motor Credit Corporation	Two (2) Toyota Forklift Model # 29339 & 29357	Michigan	Delaware
CeramTec North America Innovative Engineering Corporation	NMHG Financial Services	Equipment	South Carolina	Delaware
CeramTec North America	United Grinding Technology Inc.	Equipment	South Carolina	Florida
CeramTec North America	Great American leasing Corp.	2 — Sharp MX5500, 1 Sharp AR-M257	South Carolina	South Carolina
CeramTec North America	MailFinance, Inc. d/b/a Neopost	Neopost IS-480 postage system and Neopost DS 62 folder inserter	South Carolina	South Carolina

SCHEDULE 10.5

CLOSING DATE INVESTMENTS

Investor	Amount of Investment	Type of Investment
Chemetall GmbH	60% capital investment in Shanghai Chemetall Chemicals Co. Ltd.	Equity
Inorganic Pigments Limited	51% capital investment (representing $885,599.00(1) capital investment) in Changshu Rockwood Pigments Company Limited	Equity
Chemetall GmbH	60% capital investment in Nanjing Chemetall Surface Technologies Co. Ltd.	Equity
Chemetall US, Inc.	99.99% capital investment (representing an original investment $3,575,000.00) in Chemetall Mexicana SA de CV	Equity
Dynamit Nobel GmbH	99.95% capital investment (representing an original investment $4,343,000.00) in DNVJ Vermögensverwaltung GmbH	Equity
Sachtleben Chemie GmbH	40% capital investment (representing an original investment $630,000.00(2)) in Guangzhou Huali Sachtleben Chemicals Company Ltd	Equity
Chemetall GmbH	50% capital investment (representing an original investment $713,000.00) in ChemStore GmbH	Equity
Dynamit Nobel GmbH	30% capital investment (representing an original investment $61,000.00(3)) in Bedec Tir SA	Equity
Dynamit Nobel GmbH	33.33% capital investment (representing an original investment $19,000.00) in LRG Recycling GmbH Leverkusen	Equity
Dynamit Nobel GmbH	34.08% capital investment (representing an original investment $334,000.00(4)) in DICON Explosives Company Ltd.	Equity

(1)           This investment was written off in Q2 2010.

(2)           This investment was written off in March 2008.

(3)           This investment was written-off for accounting purposes.

(4)           This investment was written-off for accounting purposes.

Dynamit Nobel GmbH	25% capital investment (representing an original investment $43,000.00(5)) in Nigerian Development and Construction Company Ltd.	Equity
Dynamit Nobel GmbH	6% capital investment (representing an original investment $13,000.00) in Würgendorf GenehmigungshaltersgesellschaftmbH	Equity
Chemetall India Company Limited & Chemetall GmbH	40% and 10% capital investment, respectively, (representing an original investment $1,300,000.00) in Chemetall-Rai India Ltd.	Equity
Chemetall GmbH	60% capital investment (representing an original investment $1,118,000.00 and an additional $2,400,000.00 contribution in December 2010) in Shanghai Chemetall Chemicals Co., Ltd.	Equity
Sociedad Chilena de Litio Ltda.	50% capital investment (representing an original investment $89,000.00) in Sales de Magnesio Limitida	Equity
Chemetall Asia Pte Ltd	49% capital investment (representing an original investment of $1,000) in Chemetall Thailand Co. Ltd.	Equity
Chemetall GmbH & Shanghai Chemetall Chemicals Co., Ltd.	35% and 20% capital investment, respectively, (representing an original investment $507,000.00) in Chongqing Chemetall Chemicals Co., Ltd	Equity
Chemetall Asia Pte Ltd	49% capital investment (representing an original investment of $1,000) in Chemetall Surface Treatment Holding Co. Ltd.	Equity
Sachtleben Chemie GmbH	25% capital investment (representing an original investment $16,000.00) in Alberti & Co. GmbH	Equity
Sachtleben Chemie GmbH	25% capital investment (representing an original investment $727,000.00) in Deutsche Baryt-Industrie, Dr. Rudolf Alberti GmbH & Co. KG	Equity
Dynamit Nobel GmbH	13% capital investment (representing an original investment $6,000.00) in Troisdorf Genehmigungshaltergesellschaft mbH	Equity
Dynamit Nobel GmbH	10% capital investment (representing	Equity

(5)           This investment was written-off due for accounting purposes.

an original investment $3,000.00) in Stadeln Genehmigungshaltergesellschaft mbH
Chemetall Ges.m.b.H	10% capital investment (representing an original investment $28,000.00) in Industrieservice Ges.m.b.H. Written off Dec. 2009	Equity
Chemetall GmbH & Shanghai Chemetall Chemicals Co., Ltd.	40% and 17% capital investment, respectively, (representing an original investment $1,100,000.00) in Changchun Chemetall Chemicals Co., Ltd.	Equity

EXHIBIT A

TO THE CREDIT AGREEMENT

[FORM OF GUARANTEE]

GUARANTEE dated as of February 10, 2011, made among ROCKWOOD SPECIALTIES INTERNATIONAL, INC., a Delaware corporation (“Holdings”), each of the subsidiaries of ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Borrower”), listed on Annex A hereto (each such subsidiary individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and Holdings are referred to collectively as the “Guarantors”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) from time to time parties to the Credit Agreement dated as of February10, 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the Lenders, the Administrative Agent, KKR Capital Markets LLC, as syndication agent (in such capacity, the “Syndication Agent”) for the Lenders, and Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as co-documentation agents (in such capacities, the “Co-Documentation Agents”) for the Lenders.

W I T N E S S E T H:

WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower and the Letter of Credit Issuer has agreed to issue Letters of Credit for the account of the Borrower (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) one or more Lenders or Affiliates of Lenders may from time to time enter into Hedge Agreements with the Borrower or any of the Restricted Subsidiaries;

WHEREAS, each Subsidiary Guarantor is a Domestic Subsidiary of the Borrower;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Subsidiary Guarantors in connection with the operation of their respective businesses;

WHEREAS, each Guarantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or Affiliates of Lenders to enter into Hedge Agreements with the Borrower and/or the Restricted Subsidiaries, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

1.             Defined Terms.

(a)           Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)           As used herein, the term “Closing Time” means 12:00 p.m. EST on the Closing Date.

(c)           As used herein, the term “Obligations” means the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower or any other Credit Party to any of the Secured Parties under the Credit Agreement and the other Credit Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Credit Documents, (iii) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Credit Party under or pursuant to this Guarantee or the other Credit Documents, (iv) the due and punctual payment and performance of all obligations of each Borrower or Restricted Subsidiary under each Hedge Agreement that (x) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (y) is entered into after the Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedge Agreement is entered into and (v) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or its Affiliates arising from or in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds.

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(d)           As used herein, the term “Secured Parties” means (i) the Lenders, (ii) the Letter of Credit Issuer, (iii) the Swingline Lender, (iv) the Administrative Agent, (v) the Syndication Agent, (vi) the Co-Documentation Agents, (vii) each counterparty to a Hedge Agreement the obligations under which constitute Obligations, (viii) the beneficiaries of each indemnification obligation undertaken by any Credit Party under any Credit Document and (ix) any successors, indorsees, transferees and assigns of each of the foregoing.

(e)           References to “Lenders” in this Guarantee shall be deemed to include Affiliates of Lenders that may from time to time enter into Hedge Agreements with any Borrower or Restricted Subsidiary.

(f)            The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section references are to Sections of this Guarantee unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(g)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.             Guarantee.

(a)           Subject to the provisions of Section 2(b) and effective immediately upon the Closing Time, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)           Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable laws relating to the insolvency of debtors.

(c)           Each Guarantor further agrees to pay any and all expenses (including all fees and disbursements of counsel) that may be paid or incurred by the Administrative Agent or any other Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee.

(d)           Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

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(e)           No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations under the Credit Documents are paid in full, the Commitments are terminated and no Letters of Credit shall be outstanding.

(f)            Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any other Secured Party on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

3.             Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 5 hereof.  The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

4.             Right of Set-off.  In addition to any rights and remedies of the Secured Parties provided by law, each Guarantor hereby irrevocably authorizes each Secured Party at any time and from time to time following the occurrence and during the continuance of an Event of Default without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Guarantor.  Each Secured Party shall notify such Guarantor promptly of any such set-off and the appropriation and application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such set-off and application.

5.             No Subrogation.  Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation and application of funds of any of the Guarantors by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative

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Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by the Credit Parties on account of the Obligations under the Credit Documents are paid in full, the Commitments are terminated and no Letters of Credit shall be outstanding.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether due or to become due, in such order as the Administrative Agent may determine.

6.             Amendments, etc. with Respect to the Obligations; Waiver of Rights.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the Administrative Agent or any of its Affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Hedge Agreement or documents entered into with the Administrative Agent or any of its Affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.  When making any demand hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Guarantor or guarantor, and any failure by the Administrative Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or

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any Guarantor or guarantor or any release of the Borrower or any Guarantor or guarantor shall not relieve any Guarantor in respect of which a demand or collection is not made or any Guarantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor.  For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

7.             Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations, and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon this Guarantee or acceptance of this Guarantee, the Obligations or any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guarantee; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations.  Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any other Credit Document, any Letter of Credit or any Hedge Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrowers or any other Guarantor against the Administrative Agent or any other Secured Party, (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any other Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the other Secured Parties against such Guarantor.  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the other Secured Parties, and

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their respective successors, indorsees, transferees and assigns, until all the Obligations under the Credit Documents shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding, notwithstanding that from time to time during the term of the Credit Agreement and any Hedge Agreement the Credit Parties may be free from any Obligations.  A Guarantor shall automatically be released from its obligations hereunder and the Guarantee of such Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Domestic Subsidiary of the Borrower.  In connection with any such release, the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to the preceding sentence of this Section 7 shall be without recourse to or warranty by the Administrative Agent.

8.             Reinstatement.  This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

9.             Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Administrative Agent’s Office.

10.           Representations and Warranties; Covenants.

(a)           Each Guarantor hereby represents and warrants that the representations and warranties set forth in Section 8 of the Credit Agreement as they relate to such Guarantor or in the other Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

(b)           Each Guarantor hereby covenants and agrees with the Administrative Agent and each other Secured Party that, from and after the date of this Guarantee until the Obligations under the Credit Documents are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding, such Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 9 or 10 of the Credit Agreement, and so that no Default or Event of Default, is caused by any act or failure to act of such Guarantor or any of its Subsidiaries.

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(c)           Each Guarantor represents, warrants and agrees that each of the waivers and consents set forth in this Guaranty is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Guarantor or any other obligor otherwise may have against the Borrower, the Administrative Agent, any other Secured Party or any other Person or against any collateral.

11.           Authority of Agent.  Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.  Each Secured Party has irrevocably authorized and directed the Administrative Agent as the agent for such Secured Party to execute and deliver intercreditor agreements, substantially in the form attached as Exhibit E-1 and E-2 to the Credit Agreement(with such changes thereto as agreed by the Administrative Agent in its sole discretion), in connection with any Indebtedness incurred under Sections 10.1(a), 10.1(f), 10.1(k), 10.1(n), 10.1(o), 10.1(p) or 10.1(r) of the Credit Agreement on their behalf.

12.           Notices.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement.  All communications and notices hereunder to each Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

13.           Counterparts.  This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Guarantee signed by all the parties shall be lodged with the Administrative Agent and the Borrower.

14.           Severability.  Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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15.           Integration.  This Guarantee represents the agreement of each Guarantor and the Administrative Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

16.           Amendments in Writing; No Waiver; Cumulative Remedies.

(a)           None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Guarantor(s) and the Administrative Agent in accordance with Section 13.1 of the Credit Agreement.

(b)           Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or any Secured Party would otherwise have on any future occasion.

(c)           The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17.           Section Headings.  The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18.           Successors and Assigns.  This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors and assigns except that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Administrative Agent.

19.           Additional Guarantors.  Each Subsidiary of the Borrower that is required to become a party to this Guarantee pursuant to Section 9.11 of the Credit Agreement shall become a Guarantor, with the same force and effect as if originally named as a Guarantor herein, for all purposes of this Guarantee upon execution and delivery by such Subsidiary of a Supplement in the form of Annex B hereto.  The execution and delivery of any instrument adding an additional Guarantor as a party to this

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Guarantee shall not require the consent of any other Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee.

20.          WAIVER OF JURY TRIAL.  EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

21.           Submission to Jurisdiction; Waivers.  Each Guarantor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 12 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right of the Administrative Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Administrative Agent or any other Secured Party to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 21 any special, exemplary, punitive or consequential damages.

22.          GOVERNING LAW.  THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

ROCKWOOD SPECIALTIES INTERNATIONAL, INC.,

by

Name:
Title:

CERAMTEC NORTH AMERICA CORPORATION,

by

Name:
Title:

CHEMETALL CORPORATION,

by

Name:
Title:

CHEMETALL FOOTE CORP.,

by

Name:
Title:

CHEMETALL US, INC.,

by
Name:
Title:

CHEMICAL SPECIALTIES, INC.,

by

Name:
Title:

ETEC-DURAWEAR, INC.,

by

Name:
Title:

ETEC TECHNICAL CERAMICS CORP.,

By

Name:
Title:

EXCALIBUR REALTY COMPANY,

by

Name:
Title:

FOOTE CHILE HOLDING COMPANY,

by

Name:
Title:

POOL SPA HOLDINGS, INC.,

by

Name:
Title:

ROCKWOOD PIGMENTS NA, INC.,

by

Name:
Title:

ROCKWOOD SPECIALTIES INC.,

by

Name:
Title:

ROCKWOOD SPECIALTIES GROUP, INC.,,

by

Name:
Title:

SOUTHERN CLAY PRODUCTS, INC.,

by

Name:
Title:

SOUTHERN COLOR N.A., INC.,

by

Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

by

Name:
Title:

by

Name:
Title:

ANNEX A

TO THE GUARANTEE

SUBSIDIARY GUARANTORS

CeramTec North America Corporation

Chemetall Corporation

Chemetall Foote Corp.

Chemetall US, Inc.

Chemical Specialties, Inc.
ETEC-Durawear, Inc.
ETEC Technical Ceramics Corp.

Excalibur Realty Company.

Foote Chile Holding Company

Pool Spa Holdings, Inc.

Rockwood Pigments NA, Inc.
Rockwood Specialties Group,Inc.
Rockwood Specialties Inc..
Southern Clay Products, Inc.
Southern Color N.A., Inc.

SUPPLEMENT NO. [  ] dated as of [            ], to the Guarantee dated as of February 10, 2011, among ROCKWOOD SPECIALTIES INTERNATIONAL, INC., a Delaware corporation (“Holdings”), each of the subsidiaries of ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Borrower”) listed on Annex A thereto (each such subsidiary individually, a “Subsidiary Guarantor”, and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and Holdings are referred to collectively as the “Guarantors”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”) for the lenders to the Borrower (the “Lenders”) from time to time parties to the Credit Agreement referred to below.

A.  Reference is made to (a) the Credit Agreement dated as of February 10, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Administrative Agent, KKR Capital Markets LLC, as syndication agent (in such capacity, the “Syndication Agent”) for the Lenders, and Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as co-documentation agents (in such capacities, the “Co-Documentation Agents”) for the Lenders.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee (or, if not defined therein, in the Credit Agreement).

C.  The Guarantors have entered into the Guarantee in order to induce the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or Affiliates of Lenders to enter into Hedge Agreements with the Borrower.  Section 9.11 of the Credit Agreement and Section 19 of the Guarantee provide that additional Subsidiaries may become Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement.  Each undersigned Subsidiary (each a “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee in order to induce the Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Administrative Agent and each New Guarantor agrees as follows:

SECTION 1.  In accordance with Section 19 of the Guarantee, each New Guarantor by its signature below becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a

Guarantor in the Guarantee shall be deemed to include each New Guarantor.  The Guarantee is hereby incorporated herein by reference.

SECTION 2.  Each New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.  This Supplement shall become effective as to each New Guarantor when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Guarantor and the Administrative Agent.

SECTION 4.  Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement.  All communications and notices hereunder to each New Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

SECTION 8.  Each New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

IN WITNESS WHEREOF, each New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee as of the day and year first above written.

[NAME OF NEW GUARANTOR],

by

Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

by

Name:
Title:

by

Name:
Title:

EXHIBIT B

TO THE CREDIT AGREEMENT

RECORDING REQUESTED BY:
Latham & Watkins LLP

AND WHEN RECORDED MAIL TO:

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022-4802
Attn: Shira E. Bressler, Esq.

Re: [ROCKWOOD ENTITY]

Location: [PROPERTY]

Municipality:

County:

State:

Space above this line for recorder’s use only

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
AND LEASES AND FIXTURE FILING

This MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, dated as of                                , 2011 (as it may be amended, supplemented or otherwise modified from time to time, this “Mortgage”), by and from [ROCKWOOD ENTITY], a                                     , with an address at                                                        (“Mortgagor”) to CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,  with an address at 11 Madison Avenue, New York, New York 10010, as Collateral Agent for the benefit of the Secured Parties (in such capacity, together with its successors and assigns, “Mortgagee”).

RECITALS:

WHEREAS, reference is made to that certain Credit Agreement, dated as of the date hereof (as it may be amended, amended and restated, restated, replaced, supplemented or otherwise modified, the “Credit Agreement”), entered into by and among ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (“Borrower”), ROCKWOOD SPECIALTIES INTERNATIONAL, INC., a Delaware corporation, MORTGAGOR, CERTAIN OTHER SUBSIDIARIES OF BORROWER, as Guarantors, the Lenders party thereto from time to time, MORTGAGEE, as administrative agent and collateral agent (together with its permitted successors in such capacity), and KKR CAPITAL MARKETS LLC, as Syndication Agent;

WHEREAS, subject to the terms and conditions of the Credit Agreement, Mortgagor may enter into one or more Hedge Agreements with one or more lender counterparties;

WHEREAS, either (a) Mortgagor is Borrower or (b) Mortgagor is the wholly owned subsidiary of Borrower or (c) Borrower directly or indirectly owns a controlling interest in Mortgagor or (d) Borrower is the sole member or a member of Mortgagor or (e) Borrower is the general or managing partner of Mortgagor, as a result of any of which Mortgagor is a direct or indirect beneficiary of the Loans and other accommodations of Lenders and lender counterparties as set forth in the Credit Agreement and may receive advances therefrom, whether or not Mortgagor is a party to the Credit Agreement;

WHEREAS, in consideration of the making of the Loan and other accommodations of Lenders and lender counterparties as set forth in the Credit Agreement and the Hedge Agreements, respectively, Mortgagor has agreed, subject to the terms and conditions hereof, each other Credit Document (as defined in the Credit Agreement) and each of the Hedge Agreements, to secure Mortgagor’s obligations under the Credit Documents and the Hedge Agreements as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Mortgagee and Mortgagor agree as follows:

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SECTION 1.                                DEFINITIONS

1.1                                 Definitions.  Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.  In addition, as used herein, the following terms shall have the following meanings:

“Indebtedness” shall have the meaning ascribed to it in the Credit Agreement [and shall also include the Incremental Facilities, if any].

“Mortgaged Property” means all of Mortgagor’s interest in (i) the real property described in Exhibit A, together with any greater or additional estate therein as hereafter may be acquired by Mortgagor (the “Land”); (ii) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land subject to the Permitted Liens, (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”); (iii) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”); (iv) all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”); (v) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the “Deposit Accounts”); (vi) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Mortgagor) a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits subject to depositors rights and requirements of law (the “Leases”); (vii) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits subject to depositors rights and requirements of law, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (viii) to the extent mortgageable or assignable all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”); (ix) to the extent mortgageable or assignable all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing; (x) all property tax refunds payable to Mortgagor (the “Tax Refunds”); (xi) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”); (xii) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”); and (xiii) all of Mortgagor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining

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to the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”).  As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

“Obligations” means all of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement, any other Credit Documents or any of the Hedge Agreements.

“UCC” means the Uniform Commercial Code of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

1.2                                 Interpretation.  References to “Sections” shall be to Sections of this Mortgage unless otherwise specifically provided.  Section headings in this Mortgage are included herein for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose or be given any substantive effect.  The rules of construction set forth in the Credit Agreement shall be applicable to this Mortgage mutatis mutandis.  If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

SECTION 2.                                GRANT

To secure the full and timely payment of the Indebtedness and the full performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS WITH POWER OF SALE (if available under State law), to Mortgagee the Mortgaged Property, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee for so long as any of the Obligations remain outstanding, upon the trust, terms and conditions contained herein.

SECTION 3.                                WARRANTIES, REPRESENTATIONS AND COVENANTS

3.1                                 Title.  Mortgagor represents and warrants to Mortgagee that except for the Permitted Liens, (a) Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, and (b) this Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

3.2                                 First Lien Status.  Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Credit Documents to the extent related to the Mortgaged Property.  If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released.

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3.3                                 Payment and Performance.  Mortgagor shall pay the Indebtedness when due under the Credit Documents and shall perform the Obligations in full when they are required to be performed as required under the Credit Documents.

(a)                                  Intentionally Deleted

(b)                                 Intentionally Deleted

3.4                                 Covenants Running with the Land.  All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property.  As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property.  All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Credit Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.  In addition, all of the covenants of Mortgagor in any Credit Document party thereto are incorporated herein by reference and, together with covenants in this Section, shall be covenants running with the land.

(a)                                  Intentionally Deleted

(b)                                 Intentionally Deleted

3.5.                              Mortgage Tax.  Mortgagor shall (i) pay when due any tax imposed upon it or upon Mortgagee or any Lender or lender counterparty pursuant to the tax law of the state in which the Mortgaged Property is located in connection with the execution, delivery and recordation of this Mortgage and any of the other Credit Documents, and (ii) prepare, execute and file any form required to be prepared, executed and filed in connection therewith.

3.6.                              Reduction Of Secured Amount.  In the event that the amount secured by the Mortgage is less than the Indebtedness, then the amount secured shall be reduced only by the last and final sums that Borrower repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness unless arising from the Mortgaged Property.  So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Mortgage.  Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

3.7                                 Prohibited Transfers.  Except as expressly permitted by the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, sell, lease or convey all or any part of the Mortgaged Property.

SECTION 4.                                DEFAULT AND FORECLOSURE

4.1                                 Remedies.  If an Event of Default has occurred and is continuing, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses: (a) declare the Indebtedness to be immediately due and payable, without further

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notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable; (b) enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon.  If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor; (c) hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions hereof; (d) institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels.  With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable.  At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor.  Mortgagee or any of the Lenders may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee shall credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash.  In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived; (e)  make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or (f)  exercise all other rights, remedies and recourses granted under the Credit Documents or otherwise available at law or in equity.

4.2                                 Separate Sales.  The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

4.3                                 Remedies Cumulative, Concurrent and Nonexclusive.  Mortgagee shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Credit Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Lenders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any

5

of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.  No action by Mortgagee or the Lenders in the enforcement of any rights, remedies or recourses under the Credit Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

4.4                                 Release of and Resort to Collateral.  Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Credit Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property.  For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

4.5                                 Waiver of Redemption, Notice and Marshalling of Assets.  To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Documents; and (c) any right to a marshalling of assets or a sale in inverse order of alienation.  Borrower waives the statutory right of redemption and equity of redemption.

4.6                                 Discontinuance of Proceedings.  If Mortgagee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or the Lenders shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee or the Lenders shall be restored to their former positions with respect to the Obligations, the Credit Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee or the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Lenders thereafter to exercise any right, remedy or recourse under the Credit Documents for such Event of Default.

4.7                                 Application of Proceeds.  The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in accordance with the terms of the Credit Agreement.

4.8                                 Occupancy After Foreclosure.  Any sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Mortgagor in and to the property sold.  Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased.  If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

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4.9.                              Additional Advances and Disbursements; Costs of Enforcement.  If any Event of Default exists, Mortgagee and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor in accordance with the Credit Agreement.  All sums advanced and expenses incurred at any time by Mortgagee or any Lender under this Section, or otherwise under this Mortgage or any of the other Credit Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred if not repaid within five (5) days after demand therefor, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage.  Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Credit Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Credit Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee or the Lenders in respect thereof, by litigation or otherwise.

4.10                           No Mortgagee in Possession.  Neither the enforcement of any of the remedies under this Section, the assignment of the Rents and Leases under Section 5, the security interests under Section 6, nor any other remedies afforded to Mortgagee or the Lenders under the Credit Documents, at law or in equity shall cause Mortgagee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

SECTION 5.                                ASSIGNMENT OF RENTS AND LEASES

5.1                                 Assignment.  In furtherance of and in addition to the assignment made by Mortgagor herein, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents.  This assignment is an absolute assignment and not an assignment for additional security only.  So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same.  The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing.  Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

5.2                                 Perfection Upon Recordation.  Mortgagor acknowledges that Mortgagee has taken all reasonable actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such

7

Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and requirements of law.  Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

5.3                                 Bankruptcy Provisions.  Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

SECTION 6.                                SECURITY AGREEMENT

6.1                                 Security Interest.  This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards.  To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations subject to the Permitted Liens, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property.  Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

6.2                                 Financing Statements.  Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.  Mortgagor’s chief executive office is at the address set forth on Appendix B to the Credit Agreement.

6.3                                 Fixture Filing.  This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures.  Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

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SECTION 7.                                ATTORNEY-IN-FACT.  Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Fixtures, Personalty, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; provided, (i) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (ii) any sums advanced by Mortgagee in such performance shall be added to and included in the definition of Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness provided that from the date incurred said advance is not repaid within five (5) days demand therefor; (iii) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (iv) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

SECTION 8.                                MORTGAGEE AS AGENT. Mortgagee has been appointed to act as Mortgagee hereunder by Lenders and, by their acceptance of the benefits hereof, lender counterparties.  Mortgagee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with this Mortgage and the Credit Agreement; provided, Mortgagee shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of (a) Requisite Lenders, or (b) after payment in full of all Obligations under the Credit Agreement and the other Credit Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as “Requisite Obligees”).  In furtherance of the foregoing provisions of this Section, each lender counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property, it being understood and agreed by such lender counterparty that all rights and remedies hereunder may be exercised solely by Mortgagee for the benefit of Lenders and lender counterparties in accordance with the terms of this Section.  Mortgagee shall at all times be the same Person that is Administrative Agent under the Credit Agreement.  Written notice of resignation by Administrative Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Mortgagee under this Mortgage; removal of Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute removal as Mortgagee under this Mortgage; and appointment of a successor Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute

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appointment of a successor Mortgagee under this Mortgage.  Upon the acceptance of any appointment as Administrative Agent under the terms of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Mortgagee under this Mortgage, and the retiring or removed Mortgagee under this Mortgage shall promptly (i) transfer to such successor Mortgagee all sums, securities and other items of Mortgaged Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Mortgagee under this Mortgage, and (ii) execute and deliver to such successor Mortgagee such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Mortgagee of the security interests created hereunder, whereupon such retiring or removed Mortgagee shall be discharged from its duties and obligations under this Mortgage thereafter accruing.  After any retiring or removed Administrative Agent’s resignation or removal hereunder as Mortgagee, the provisions of this Mortgage shall continue to enure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Mortgagee hereunder.

8.1.                              Termination and Release.

UPON PAYMENT AND PERFORMANCE IN FULL OF THE OBLIGATIONS, SUBJECT TO AND IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT, MORTGAGEE, AT MORTGAGOR’S EXPENSE, SHALL RELEASE THE LIENS AND SECURITY INTERESTS CREATED BY THIS MORTGAGE OR RECONVEY THE MORTGAGED PROPERTY TO MORTGAGOR.

SECTION 9                                   LOCAL LAW PROVISIONS.  [to be provided, if any, by local counsel or title company]

9.1                                 Multi-site Real Estate Transactions.

MORTGAGOR ACKNOWLEDGES THAT THIS MORTGAGE IS ONE OF A NUMBER OF MORTGAGES AND OTHER SECURITY DOCUMENTS (“OTHER MORTGAGES”) THAT SECURE THE OBLIGATIONS.  MORTGAGOR AGREES THAT, SUBJECT TO THE TERMS OF SECTION 9 HEREOF, THE LIEN OF THIS MORTGAGE SHALL BE ABSOLUTE AND UNCONDITIONAL AND SHALL NOT IN ANY MANNER BE AFFECTED OR IMPAIRED BY ANY ACTS OR OMISSIONS WHATSOEVER OF MORTGAGEE, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE LIEN HEREOF SHALL NOT BE IMPAIRED BY ANY ACCEPTANCE BY MORTGAGEE OF ANY SECURITY FOR OR GUARANTEES OF THE OBLIGATIONS, OR BY ANY FAILURE, NEGLECT OR OMISSION ON THE PART OF MORTGAGEE TO REALIZE UPON OR PROTECT ANY OBLIGATION OR ANY COLLATERAL SECURITY THEREFOR INCLUDING THE OTHER MORTGAGES. SUBJECT TO THE TERMS OF SECTION 9 HEREOF,  THE LIEN OF THIS MORTGAGE SHALL NOT IN ANY MANNER BE IMPAIRED OR AFFECTED BY ANY RELEASE (EXCEPT AS TO THE PROPERTY RELEASED), SALE, PLEDGE, SURRENDER, COMPROMISE, SETTLEMENT, RENEWAL, EXTENSION, INDULGENCE, ALTERATION, CHANGING, MODIFICATION OR DISPOSITION OF

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ANY OF THE OBLIGATIONS OR OF ANY OF THE COLLATERAL SECURITY THEREFOR, INCLUDING THE OTHER MORTGAGES OR ANY GUARANTEE THEREOF, AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MORTGAGEE MAY AT ITS DISCRETION FORECLOSE, EXERCISE ANY POWER OF SALE, OR EXERCISE ANY OTHER REMEDY AVAILABLE TO IT UNDER ANY OR ALL OF THE OTHER MORTGAGES WITHOUT FIRST EXERCISING OR ENFORCING ANY OF ITS RIGHTS AND REMEDIES HEREUNDER.  SUCH EXERCISE OF MORTGAGEE’S RIGHTS AND REMEDIES UNDER ANY OR ALL OF THE OTHER MORTGAGES SHALL NOT IN ANY MANNER IMPAIR THE INDEBTEDNESS HEREBY SECURED OR THE LIEN OF THIS MORTGAGE AND ANY EXERCISE OF THE RIGHTS AND REMEDIES OF MORTGAGEE HEREUNDER SHALL NOT IMPAIR THE LIEN OF ANY OF THE OTHER MORTGAGES OR ANY OF MORTGAGEE’S RIGHTS AND REMEDIES THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MORTGAGOR SPECIFICALLY CONSENTS AND AGREES THAT MORTGAGEE MAY EXERCISE ITS RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER MORTGAGES SEPARATELY OR CONCURRENTLY AND IN ANY ORDER THAT IT MAY DEEM APPROPRIATE AND WAIVES ANY RIGHT OF SUBROGATION.

SECTION 10.                          MISCELLANEOUS

10.1                           Notices.  Any notice and other communication required or permitted to be given under this Mortgage shall be given in accordance with the notice provisions of the Credit Agreement to the address set forth therein.

10.2                           Governing Law.  THE PROVISIONS OF THIS MORTGAGE REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED.  ALL OTHER PROVISIONS OF THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF MORTGAGOR AND MORTGAGEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

10.3                           Severability.  In case any provision in or obligation under this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

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10.4                           Credit Agreement.  In the event of any conflict or inconsistency with the terms of this Mortgage and the terms of the Credit Agreement, the Credit Agreement shall control.

10.5                           Time of Essence.  Time is of the essence of this Mortgage.

10.6                           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 12.6 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.7                           Successors and Assigns.  This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns.  Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

10.8                           No Waiver.  Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Credit Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.  No failure or delay on the part of Mortgagee or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any

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default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Mortgage and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.9                           Subrogation.  To the extent proceeds of the Loan have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Mortgagee shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Mortgagee.

10.10                     Waiver of Stay, Moratorium and Similar Rights.  Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

10.11                     Entire Agreement. This Mortgage and the other Credit Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

10.12                     Counterparts.  This Mortgage is being executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Mortgaged Property is situated offshore or in more than one county, descriptions of only those portions of the Mortgaged Property located in the county in which a particular counterpart is recorded shall be attached as Exhibit A thereto.  Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this instrument to be duly executed and delivered by authority duly given.

[ROCKWOOD ENTITY]

By:
Name:
Title:

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[APPROPRIATE NOTARY BLOCK TO BE PROVIDED BY LOCAL COUNSEL]

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EXHIBIT A

TO THE MORTGAGE

Legal Description of Premises

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EXHIBIT C

TO THE CREDIT AGREEMENT

PRE-CLOSING UCC DILIGENCE CERTIFICATE

In connection with that certain Credit Agreement, dated as of February 10, 2011, by and among ROCKWOOD SPECIALTIES GROUP, INC., ROCKWOOD SPECIALTIES INTERNATIONAL, INC., CREDIT SUISSE SECURITIES (USA) LLC, DEUTSCHE BANK SECURITIES, INC. (“DBSI”), MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), and UBS SECURITIES LLC (“UBS Securities”), as Joint Bookrunners and Joint Lead Arrangers, KKR CAPITAL MARKETS LLC (“KKR”), as Joint Arranger and Manager, DBSI, MSSF and UBS Securities, as Co-Documentation Agents, KKR, as syndication agent, and Credit Suisse AG, as Administrative Agent and as Collateral Agent (the “Collateral Agent”) and the Security Agreement, Pledge Agreement and Guarantee referred to therein, each Grantor (as defined in the Security Agreement) hereby certifies as follows:

I.                                         Current Information

A.                                    Legal Names, Organizations, Jurisdictions of Organization and Organizational Identification Numbers.  The full and exact legal name (as it appears in each respective certificate or articles of incorporation, limited liability membership agreement or similar organizational documents, in each case as amended to date), the type of organization (or if a particular Grantor is an individual, please indicate so), the jurisdiction of organization (or formation, as applicable), the Organizational Identification Number and the Federal Taxpayer Identification Number of each Grantor are as follows:

Name of Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Organizational Identification Number	Federal Taxpayer Identification Number

B.                                    Chief Executive Offices and Mailing Addresses.  The chief executive office address and the preferred mailing address (if different than chief executive office) of each Grantor are as follows:

Name of Grantor	Address of Chief Executive Office	Mailing Address (if different than CEO)

C.                                    Changes in Names, Jurisdiction of Organization or Corporate Structure.

Except as set forth below, no Grantor has changed its name, jurisdiction of organization or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form, change in jurisdiction of organization or otherwise) within the past five (5) years:

Grantor	Date of Change	Description of Change

D.                                    Acquisitions of Equity Interests or Assets.

Except as set forth below, no Grantor has acquired the equity interests of another entity or substantially all the assets of another entity within the past five (5) years:

Grantor	Date of Acquisition	Description of Acquisition

II.                                     ADDITIONAL INFORMATION

A.                                    Tangible Personal Property.  Set forth below are all the locations, including within the Commonwealth of Puerto Rico and any Province of Canada, where any Grantor currently maintains any material amount (fair market value of $10,000 or more) of its tangible personal property (including goods, inventory and equipment) of such Grantor:

Grantor	Address/City/State/Zip Code	County

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned hereto has caused this Pre-Closing UCC Diligence Certificate to be executed as of this       day of February, 2011 by its officer thereunto duly authorized.

ROCKWOOD SPECIALTIES GROUP, INC.

By:
Name:
Title:

[INSERT NAME OF EACH OTHER GRANTOR]

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

Appendix A

to Pre-Closing UCC Diligence Certificate

INVESTMENT RELATED PROPERTY

1.                                      Securities.  Set forth below is a list of all equity interests owned by a Grantor together with the type of organization that issued such equity interests (e.g. corporation, limited liability company, partnership or trust):

Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated please indicate so)

2.                                      Debt Securities & Instruments.  Set forth below is a list of all debt securities and instruments owed to any Grantor in the principal amount of greater than $10,000:

Grantor	Issuer of Instrument	Principal Amount of Instrument	Maturity Date

Appendix B

to Pre-Closing UCC Diligence Certificate

INTELLECTUAL PROPERTY

1.                                      Set forth below is a list of all United States registered (i) copyrights, (ii) patents and (iii) trademarks and all applications thereof owned by a Grantor, and all licenses under which a Grantor is an exclusive licensee of any registered or applied for copyright, patent or trademark:

a.                                       United States Copyright Registrations, Copyright Applications and Exclusive Copyright Licenses.

b.                                       United States Patents, Patent Applications and Exclusive Patent Licenses.

United States Patents and Patent Applications

Exclusive Patent Licenses

c.                                       United States Trademark Registrations, Trademark Applications and Exclusive Trademark Licenses.

U.S. Trademark Applications and Registrations

Exclusive Trademark Licenses

Appendix C

to Pre-Closing UCC Diligence Certificate

WAREHOUSEMEN AND BAILEES

1.             Warehousemen and bailees.  Except as set forth below, no persons (including, without limitation, warehousemen and bailees) other than a Grantor have possession of any material amount (fair market value of $10,000 or more in the aggregate held by such person) of assets of any Grantor:

Grantor	Address/City/State/Zip Code	County	Description of Assets and Value

Appendix D

to Pre-Closing UCC Diligence Certificate

REAL ESTATE RELATED UCC COLLATERAL

1.             Real Estate.  Set forth below are all the locations where any Grantor owns or leases any real property:

Address	Owned/Leased	Grantor

EXHIBIT D

TO THE CREDIT AGREEMENT

PLEDGE AGREEMENT

PLEDGE AGREEMENT dated as of February 10, 2011, among ROCKWOOD SPECIALTIES INTERNATIONAL, INC., a Delaware corporation (“Holdings”), ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Borrower”), the undersigned Subsidiaries of the Borrower listed on Schedule 1 hereto (each a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Borrower, Holdings and the Subsidiary Pledgors are referred to collectively herein as the “Pledgors”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) from time to time parties to the Credit Agreement dated as of February 10, 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the Lenders, the Administrative Agent, KKR Capital Markets LLC, as syndication agent (in such capacity, the “Syndication Agent”) for the Lenders, and Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as co-documentation agents (in such capacities, the “Co-Documentation Agents”) for the Lenders.

W I T N E S S E T H:

WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower and the Letter of Credit Issuer has agreed to issue Letters of Credit for the account of the Borrower (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) one or more Lenders or Affiliates of Lenders may from time to time enter into Hedge Agreements with the Borrower or any of the Restricted Subsidiaries;

WHEREAS, pursuant to the Guarantee (the “Guarantee”) dated as of the date hereof, Holdings and each Subsidiary Pledgor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined below);

WHEREAS, each Subsidiary Pledgor is a Domestic Subsidiary of the Borrower;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Subsidiary Pledgors in connection with the operation of their respective businesses;

WHEREAS, each Pledgor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit;

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Borrower, Holdings and the Subsidiary Pledgors shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Secured Parties; and

WHEREAS, (a) Holdings is the legal and beneficial owner of all the issued and outstanding shares of capital stock of the Borrower, (b) the Borrower and the Subsidiary Pledgors are the legal and beneficial owners of the Equity Interests described under Schedule 2 hereto and issued by the entities named therein (the pledged Equity Interests described under (a) and (b) are, together with any Equity Interests obtained in the future of the issuer of such Pledged Shares (the “After-acquired Shares”), referred to collectively herein as the “Pledged Shares”) and (c) each of the Pledgors is the legal and beneficial owner of the Indebtedness (the “Pledged Debt”) described under Schedule 2 hereto;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or Affiliates of Lenders to enter into Hedge Agreements with the Borrower and/or the Restricted Subsidiaries, the Pledgors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

1.             Defined Terms.

(a)           Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and all terms defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “NY UCC”) and not defined herein shall have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the NY UCC.

(b)           As used herein, the term “Closing Time” means 12:00 p.m. EST on the Closing Date.

(c)           As used herein, the term “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person of whatever nature, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

(d)           As used herein, the term “Obligations” means the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower or any other Credit Party

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to any of the Secured Parties under the Credit Agreement and the other Credit Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Credit Documents, (iii) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Credit Party under or pursuant to this Pledge Agreement or the other Credit Documents, (iv) the due and punctual payment and performance of all obligations of each Borrower or Restricted Subsidiary under each Hedge Agreement that (x) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (y) is entered into after the Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedge Agreement is entered into and (v) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or its Affiliates arising from or in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds.

(e)           As used herein, the term “Secured Parties” means (i) the Lenders, (ii) the Letter of Credit Issuer, (iii) the Swingline Lender, (iv) the Administrative Agent, (v) the Syndication Agent, (vi) the Co-Documentation Agents, (vii) each counterparty to a Hedge Agreement the obligations under which constitute Obligations, (viii) the beneficiaries of each indemnification obligation undertaken by any Credit Party under any Credit Document and (ix) any successors, indorsees, transferees and assigns of each of the foregoing.

(f)            References to “Lenders” in this Pledge Agreement shall be deemed to include Affiliates of Lenders that may from time to time enter into Hedge Agreements with any Borrower or Restricted Subsidiary.

(g)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section references are to Sections of this Pledge Agreement unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(h)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.             Grant of Security.  Each Pledgor hereby transfers, assigns and pledges to the Administrative Agent for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties, a security interest, which security interest shall attach immediately upon the Closing Time (“Security Interest”), in all of such Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Collateral”):

(a)           the Pledged Shares held by such Pledgor and the certificates representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, provided that the Pledged Shares under this Pledge Agreement shall not

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include more than 65 percent of the issued and outstanding Equity Interests in any Foreign Subsidiary;

(b)           the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c)           to the extent not covered by clauses (a) and (b) above, respectively, all proceeds of any or all of the foregoing Collateral.  For purposes of this Pledge Agreement, the term “proceeds” shall include all “proceeds” as defined in the NY UCC and shall also include proceeds of any indemnity or guarantee payable to any Pledgor or the Administrative Agent from time to time with respect to any of the Collateral.

3.             Security for Obligations.  This Pledge Agreement secures the payment of all Obligations of each Credit Party.  Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by any of the Credit Parties to the Administrative Agent or the Lenders under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

4.             Delivery of the Collateral.  All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments or documents of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent.  The Administrative Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and without notice to any Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Shares.  Each delivery of Collateral (including any After-acquired Shares) shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which shall be attached hereto as Schedule 2 and made a part hereof, provided that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such securities.  Each schedule so delivered shall supersede any prior schedules so delivered.

5.             Representations and Warranties.  Each Pledgor represents and warrants as follows:

(a)           Schedule 2 hereto (i) correctly represents as of the date hereof (A) the issuer, the certificate number, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder.  Except as set forth on Schedule 2, the Pledged Shares represent all (or 65 percent in the case of pledges of Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the date hereof.

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(b)           Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for the Lien created by this Pledge Agreement.

(c)           As of the date of this Pledge Agreement, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d)           The execution and delivery by such Pledgor of this Pledge Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a valid and perfected first-priority security interest in the Collateral, securing the payment of the Obligations, in favor of the Administrative Agent for the ratable benefit of the Secured Parties.

(e)           Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Pledge Agreement and this Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(f)            Each of the waivers and consents set forth in this Pledge Agreement is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Pledgor or any other obligor otherwise may have against the Borrower, the Administrative Agent, any other Secured Party or any other Person or against any collateral.

6.             Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt.  (a) The Equity Interests in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall be represented by a certificate and in the organizational documents of such Domestic Subsidiary, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the Uniform Commercial Code:

“The Partnership/Company hereby irrevocably elects that all partnership/membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable].  Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend:  “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.”  No change to this provision shall be effective until all outstanding certificates have been surrendered for cancelation and any new certificates thereafter issued shall not bear the foregoing legend.”

(b)           Each Pledgor will cause any Indebtedness for borrowed money owed to such Pledgor and required to be pledged hereunder to be evidenced by a duly executed

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promissory note that is pledged and delivered to the Administrative Agent pursuant to the terms hereof.

7.             Further Assurances.  Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

8.             Voting Rights; Dividends and Distributions; Etc.  (a) So long as no Event of Default shall have occurred and be continuing:

(i)            Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by or inconsistent with the terms of this Pledge Agreement or the other Credit Documents; and

(ii)           The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments or documents as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b)           Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien of this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Credit Agreement; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary indorsement).

(c)           Upon written notice to a Pledgor by the Administrative Agent following the occurrence and during the continuance of an Event of Default,

(i)            all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such

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Event of Default, provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights.  After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate to that effect, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Administrative Agent under Section 8(a)(ii) shall be reinstated);

(ii)           all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Collateral (subject to Section 12) such dividends, distributions and principal and interest payments during the continuance of such Event of Default.  After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate to that effect, the Administrative Agent shall repay to each Pledgor (unless previously applied to the Obligations) (and, in any event, without interest) all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii)          all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary indorsements); and

(iv)          in order to permit the Administrative Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and (c)(iii) above, such Pledgor shall, if necessary, upon written notice from the Administrative Agent, from time to time execute and deliver to the Administrative Agent, appropriate proxies, dividend payment orders and other instruments or documents as the Administrative Agent may reasonably request.

9.             Transfers and Other Liens; Additional Collateral; Etc.  Each Pledgor shall (a) not (i) except as permitted by the Credit Agreement, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement, provided that in the event such Pledgor sells or otherwise disposes of assets permitted by the Credit Agreement and such assets are or include any of the Collateral, the Administrative Agent shall release such Collateral to such Pledgor free and clear of the Lien under this Pledge Agreement concurrently with the consummation of such sale;

(b)           pledge and, if applicable, cause each Domestic Subsidiary to pledge, to the Administrative Agent for the benefit of the Secured Parties, immediately upon acquisition

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thereof, all the capital stock and all evidence of Indebtedness held or received by such Pledgor or Domestic Subsidiary required to be pledged hereunder pursuant to Section 9.12 of the Credit Agreement, in each case pursuant to a supplement to this Pledge Agreement substantially in the form of Annex A hereto (it being understood that the execution and delivery of such a supplement shall not require the consent of any Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Pledge Agreement); and

(c)           defend its and the Administrative Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than the Lien of this Pledge Agreement), however arising, and any and all Persons whomsoever.

10.           Administrative Agent Appointed Attorney-in-Fact.  Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Administrative Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument or document, in each case after the occurrence and during the continuance of an Event of Default, that the Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.  Each Secured Party has irrevocably authorized and directed the Administrative Agent as the agent for such Secured Party to execute and deliver intercreditor agreements, substantially in the form attached as Exhibit E-1 and E-2 to the Credit Agreement (with such changes thereto as agreed by the Administrative Agent in its sole discretion), in connection with any Indebtedness incurred under Sections 10.1(a), 10.1(f), 10.1(k), 10.1(n), 10.1(o), 10.1(p) or 10.1(r) of the Credit Agreement on their behalf.

11.           The Administrative Agent’s Duties.  The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property.

12.           Remedies.  If any Event of Default shall have occurred and be continuing:

(a)           The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the NY UCC (whether or not the NY UCC applies to the affected Collateral) or otherwise available to it at law or in equity and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the

8

Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral.  The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Administrative Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Administrative Agent or such Secured Party may subject to (x) the satisfaction in full in cash of all payments due pursuant to Section 12(b)(i), and (y) the ratable satisfaction of the Obligations in accordance with Section 12(b)(ii) pay the purchase price by crediting the amount thereof against the Obligations.  Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the extent permitted by law, each Pledgor hereby waives any claim against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b)           The Administrative Agent shall apply the proceeds of any collection or sale of the Collateral at any time after receipt as follows:

(i)            first, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Pledge Agreement, the other Credit Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Credit Document on behalf of any Pledgor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii)           second, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any such distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and

9

(iii)          third, any surplus then remaining shall be paid to the Pledgors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Upon any sale of the Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

(c)           The Administrative Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(d)           All payments received by any Pledgor after the occurrence and during the continuance of an Event of Default in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary indorsement).

(e)           Each Pledgor hereby consents to the transfer, at any time after the occurrence and during the continuance of an Event of Default, of any Pledged Shares to the Administrative Agent or its designee and to the substitution, at any time after the occurrence and during the continuance of an Event of Default, of the Administrative Agent or its designee as a partner, member or shareholder of the limited liability company, partnership or other entity that issued the Pledged Shares.

13.           Amendments, etc. with Respect to the Obligations; Waiver of Rights.  Each Pledgor shall remain obligated hereunder notwithstanding, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) that any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) that the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, (c) that the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the Administrative Agent or any of its Affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Hedge Agreement or documents entered into with the Administrative Agent or any of its Affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, (d) that any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any other Secured Party shall

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have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Pledge Agreement or any property subject thereto.  When making any demand hereunder against any Pledgor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Pledgor or pledgor, and any failure by the Administrative Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any Pledgor or pledgor or any release of the Borrower or any Pledgor or pledgor shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any other Secured Party against any Pledgor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

14.           Continuing Security Interest; Assignments Under the Credit Agreement; Release.  (a) This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all the Obligations under the Credit Documents shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding, notwithstanding that from time to time during the term of the Credit Agreement and any Hedge Agreement the Credit Parties may be free from any Obligations. This Pledge Agreement and the security interest granted hereby shall terminate on the first date on which all the Obligations under the Credit Documents shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding.

(b)           A Subsidiary Pledgor shall automatically be released from its obligations hereunder and the Pledge of such Subsidiary Pledgor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Pledgor ceases to be a Domestic Subsidiary of the Borrower.

(c)           Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.1 of the Credit Agreement, the obligations of such Pledgor with respect to such Collateral and the security interest granted hereby in such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby.

(d)           In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Administrative Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Administrative Agent.

15.           Reinstatement.  This Pledge Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Pledgor, or upon or as a result of the appointment of a receiver, intervenor

11

or conservator of, or trustee or similar officer for, the Borrower or any other Pledgor or any substantial part of its property, or otherwise, all as though such payments had not been made.

16.           Notices.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement.  All communications and notices hereunder to any Subsidiary Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

17.           Counterparts.  This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Pledge Agreement signed by all the parties shall be lodged with the Administrative Agent and the Borrower.

18.           Severability.  Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

19.           Integration.  This Pledge Agreement represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

20.           Amendments in Writing; No Waiver; Cumulative Remedies.

(a)           None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Administrative Agent in accordance with Section 13.1 of the Credit Agreement.

(b)           Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such other Secured Party would otherwise have on any future occasion.

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(c)           The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

21.           Section Headings.  The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

22.           Successors and Assigns.  This Pledge Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Administrative Agent.

23.          WAIVER OF JURY TRIAL.  EACH PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

24.           Submission to Jurisdiction; Waivers.  Each of the Pledgors hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement, and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor at its address referred to in Section 16 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right of the Administrative Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Administrative Agent or any other Secured Party to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 24 any special, exemplary, punitive or consequential damages.

25.          GOVERNING LAW.  THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE

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GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

14

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

CERAMTEC NORTH AMERICA CORPORATION,

by

Name:
Title:

CHEMETALL CORPORATION,

by

Name:
Title:

CHEMETALL FOOTE CORP.,

by

Name:
Title:

CHEMETALL US, INC.,

by

Name:
Title:

CHEMICAL SPECIALTIES, INC.,

by

Name:
Title:

ETEC-DURAWEAR, INC.,

by

Name:
Title:

ETEC TECHNICAL CERAMICS CORP.,

By

Name:
Title:

EXCALIBUR REALTY COMPANY,

by

Name:
Title:

FOOTE CHILE HOLDING COMPANY,

by

Name:
Title:

POOL SPA HOLDINGS, INC.,

by

Name:
Title:

ROCKWOOD PIGMENTS NA, INC.,

by

Name:
Title:

ROCKWOOD SPECIALTIES INC.,

by

Name:
Title:

ROCKWOOD SPECIALTIES GROUP, INC.,,

by

Name:
Title:

SOUTHERN CLAY PRODUCTS, INC.,

by

Name:
Title:

SOUTHERN COLOR N.A., INC.,

by

Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent
by

Name:
Title:

by

Name:
Title:

SCHEDULE I

TO THE PLEDGE AGREEMENT

SUBSIDIARY PLEDGORS

CeramTec North America Corporation

Chemetall Corporation

Chemetall Foote Corp.

Chemetall US, Inc.

Chemical Specialties, Inc.
ETEC-Durawear, Inc.
ETEC Technical Ceramics Corp.

Excalibur Realty Company.

Foote Chile Holding Company

Pool Spa Holdings, Inc.

Rockwood Pigments NA, Inc.
Rockwood Specialties Group,Inc.
Rockwood Specialties Inc..
Southern Clay Products, Inc.
Southern Color N.A., Inc.

SCHEDULE 2

TO THE PLEDGE AGREEMENT

Pledged Shares

Pledged Debt

ANNEX A TO THE

PLEDGE AGREEMENT

SUPPLEMENT NO. [  ] dated as of [            ], to the Pledge Agreement (the “Pledge Agreement”) dated as of February 10, 2011, among ROCKWOOD SPECIALTIES INTERNATIONAL, INC., a Delaware corporation (“Holdings”) ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower listed on Schedule 1 thereto (each a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Borrower, Holdings and the Subsidiary Pledgors are referred to collectively herein as the “Pledgors”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) from time to time parties to the Credit Agreement referred to below.

A.  Reference is made to (a) the Credit Agreement dated as of February 10, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the Lenders, the Administrative Agent, KKR Capital Markets LLC, as syndication agent (in such capacity, the “Syndication Agent”) for the Lenders, and Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as co-documentation agents (in such capacities, the “Co-Documentation Agents”) for the Lenders and (b) the Guarantee dated as of February 10, 2011 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”), among the Borrower, Holdings, the Subsidiary Guarantors party thereto and the Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

C.  The Pledgors have entered into the Pledge Agreement in order to induce the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or Affiliates of Lenders to enter into Hedge Agreements with the Borrower and/or the Restricted Subsidiaries.

D.  The undersigned [Pledgors] [Domestic Subsidiaries] (each an “Additional Pledgor”) are (a) the legal and beneficial owners of the Equity Interests described under Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests, together with any Equity Interests obtained in the future of the issuer of such Pledged Shares (the “After-acquired Additional Pledged Shares”), referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owners of the Indebtedness (the “Additional Pledged Debt”) described under Schedule 1 hereto.

E.  Section 9.12 of the Credit Agreement and Section 9(b) of the Pledge Agreement provide that additional Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement.  Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 9(b) of the Pledge Agreement to pledge to the Administrative Agent for the benefit of the Secured Parties the Additional Pledged Shares and the Additional Pledged Debt [and to become a Subsidiary Pledgor under the Pledge Agreement] in order to induce the

Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Administrative Agent and each undersigned Additional Pledgor agree as follows:

SECTION 1.  In accordance with Section 9(b) of the Pledge Agreement, each Additional Pledgor by its signature hereby transfers, assigns and pledges to the Administrative Agent for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties, a security interest in all of such Additional Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Additional Collateral”):

(a)                                  the Additional Pledged Shares held by such Additional Pledgor and the certificates representing such Additional Pledged Shares and any interest of such Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares, provided that the Additional Pledged Shares under this Supplement shall not include more than 65 percent of the issued and outstanding Equity Interests in any Foreign Subsidiary;

(b)                                 the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to such Additional Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c)                                  to the extent not covered by clauses (a) and (b) above, respectively, all proceeds of any or all of the foregoing Additional Collateral.  For purposes of this Supplement, the term “proceeds” shall include all “proceeds” as defined in the NY UCC and shall also include proceeds of any indemnity or guarantee payable to any Additional Pledgor or the Administrative Agent from time to time with respect to any of the Additional Collateral.

For purposes of the Pledge Agreement, (x) the Collateral shall be deemed to include the Additional Collateral and (y) the After-acquired Pledged Shares shall be deemed to include the Additional After-acquired Pledge Shares.

[SECTION 2.  Each Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and each Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder.  Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor.  The Pledge Agreement is hereby incorporated herein by reference.] (6)

SECTION [2][3].  Each Additional Pledgor represents and warrants as follows:

(6) Include for new pledgors only.

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(a)                                  Schedule 1 hereto (i) correctly represents as of the date hereof (A) the issuer, the certificate number, the Pledgor and registered owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Additional Pledged Debt and (ii) together with Schedule 2 to the Pledge Agreement, the comparable schedules to each other Supplement to the Pledge Agreement, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder.  Except as set forth on Schedule 1, the Pledged Shares represent all (or 65 percent in the case of pledges of Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer on the date hereof.

(b)                                 Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for the Lien created by this Supplement to the Pledge Agreement.

(c)                                  As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d)                                 The execution and delivery by such Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a valid and perfected first-priority security interest in the Additional Collateral, securing the payment of the Obligations, in favor of the Administrative Agent for the ratable benefit of the Secured Parties.

(e)                                  Such Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Pledgor pursuant to this Supplement and this Supplement constitutes a legal, valid and binding obligation of each Additional Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION [3][4].  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Administrative Agent and the Borrower.  This Supplement shall become effective as to each Additional Pledgor when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Administrative Agent.

SECTION [4][5].  Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION [5][6].  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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SECTION [6][7].  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION [7][8].  All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement.  All communications and notices hereunder to each Additional Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

SECTION [8][9].  Each Additional Pledgor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

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IN WITNESS WHEREOF, each Additional Pledgor and the Administrative Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[NAME OF ADDITIONAL PLEDGOR],

By

Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By

Name:
Title:

By

Name:
Title:

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Pledged Shares

Pledgor	Issuer	Class of Stock	Stock Certificate No(s)	Number of Shares	Percentage of Issued and Outstanding Shares

Pledged Debt

Pledgor	Issuer	Initial Principal Amount	Date of Note	Maturity Date

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EXHIBIT E-1

TO THE CREDIT AGREEMENT

[FORM OF]

FIRST-LIEN INTERCREDITOR AGREEMENT

among

ROCKWOOD SPECIALTIES GROUP, INC.,

ROCKWOOD SPECIALTIES INTERNATIONAL, INC.,

the other Grantors party hereto,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Authorized Representative for the Credit Agreement Secured Parties,

[•]

as the Initial Additional Authorized Representative,

and

each additional Authorized Representative from time to time party hereto

dated as of [            ], 20[•]

FIRST-LIEN INTERCREDITOR AGREEMENT, dated as of [            ], 20[•] (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Company”), ROCKWOOD SPECIALTIES INTERNATIONAL, INC., a Delaware Corporation (“Holdings”), the other Grantors (as defined below) from time to time party hereto, CREDIT SUISSE AG, CAYMAN ISLAND BRANCH, as administration agent and collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined below), [•], as the collateral agent and Authorized Representative for the Initial Additional First-Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the other Additional First-Lien Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional First-Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional First-Lien Secured Parties of the applicable Series) agree as follows:

SECTION 1                                   Definitions

1.01                           Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein.  As used in this Agreement, the following terms have the meanings specified below:

“Additional First-Lien Collateral Agent” means (x) for so long as the Initial Additional First-Lien Obligations are the only Series of Additional First-Lien Obligations, the Initial Additional Authorized Representative and (y) thereafter, the Major-Non Controlling Authorized Representative.

“Additional First-Lien Documents” means, with respect to the Initial Additional First-Lien Obligations or any Series of Additional Senior Class Debt, the notes, indentures, credit agreements, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Initial Additional First-Lien Documents and the Additional First-Lien Security Documents and each other agreement entered into for the purpose of securing the Initial Additional First-Lien Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Initial Additional First-Lien Obligations) has been designated as Additional First-Lien Obligations pursuant to Section 5.13 hereto.

“Additional First-Lien Obligations” means all amounts owing pursuant to the terms of any Additional First-Lien Document (including the Initial Additional First-Lien Documents), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Additional First-Lien Document, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts.

“Additional First-Lien Secured Party” means the holders of any Additional First-Lien Obligations and any Authorized Representative with respect thereto, and shall include the Initial Additional First-Lien Secured Parties.

“Additional First-Lien Security Documents” means any collateral agreement, security agreement and any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure the Additional First-Lien Obligations.

“Additional Senior Class Debt” has the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“Administrative Agent” has the meaning assigned to such term in the definition of “Credit Agreement”; provided, however, that if the Credit Agreement is Refinanced in accordance with Section 2.08 hereof then all references to Administrative Agent shall refer to the administrative agent (or trustee or other representatitve) under the agreement that Refinances the Credit Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional First-Lien Obligations or the Initial Additional First-Lien Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any other Series of Additional First-Lien Obligations or Additional First-Lien Secured Parties that become

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subject to this Agreement after the date hereof, the collateral agent named as authorized representative for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Collateral” means all assets and properties subject to Liens created pursuant to any First-Lien Security Document to secure one or more Series of First-Lien Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent and (ii) in the case of the Additional First-Lien Obligations, the Additional First-Lien Collateral Agent and each other collateral agent in respect of any Series of Additional First-Lien Obligations named as Authorized Representative for such Series in the applicable Joinder Agreement.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Controlling Collateral Agent” means (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Additional First-Lien Collateral Agent.

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Credit Agreement Collateral Agent is the Controlling Collateral Agent, the Credit Agreement Secured Parties and (ii) at any other time, the Series of First-Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Credit Agreement, dated as of February 10, 2011, among the Company, Holdings, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and shall also include any agreement that Refinances the Credit Agreement in accordance with Section 2.08 hereof.

“Credit Agreement Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement”; provided, however, that if the Credit Agreement is Refinanced in accordance with Section 2.08 hereof then all references to Credit Agreement Collateral Agent shall refer to the collateral agent under the agreement that Refinances the Credit Agreement.

“Credit Agreement Collateral Documents” means the Security Agreement, the other Security Documents (as defined in the Credit Agreement) and each other agreement entered into in

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favor of the Credit Agreement Collateral Agent for the purpose of securing any Credit Agreement Obligations.

“Credit Agreement Obligations” means all Obligations as defined in the Credit Agreement (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding).

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First-Lien Obligations, the date on which such Series of First-Lien Obligations is no longer secured by such Shared Collateral.  The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, the payment in full in cash of all Credit Agreement Obligations (other than any contingent indemnity obligations that have not then been asserted) and the termination of all commitments thereunder; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First-Lien Obligations under an Additional First-Lien Document in accordance with Section 2.08 hereof.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“First-Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional First-Lien Obligations.

“First-Lien Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Additional First-Lien Secured Parties with respect to each Series of Additional First-Lien Obligations.

“First-Lien Security Documents” means, collectively, (i) the Credit Agreement Collateral Documents and (ii) the Additional First-Lien Security Documents.

“Grantors” means the Company and each of the Guarantors (as defined in the Credit Agreement) and each other Subsidiary of the Company which has granted a security interest pursuant to any First-Lien Security Document to secure any Series of First-Lien Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

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“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial Additional First-Lien Agreement” mean that certain [indenture] [other agreement], dated as of [•], among the Company, [the Guarantors identified therein,] and [•]as [trustee], as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Initial Additional First-Lien Documents” means the Initial Additional First-Lien Agreement, the debt securities issued thereunder, the Initial Additional First-Lien Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional First-Lien Obligations.

“Initial Additional First-Lien Obligations” means the [Obligations] as such term is defined in the Initial Additional First-Lien Security Agreement.

“Initial Additional First-Lien Secured Parties” means the Additional First-Lien Collateral Agent, the Initial Additional Authorized Representative and the holders of the Initial Additional First-Lien Obligations issued pursuant to the Initial Additional First-Lien Agreement.

“Initial Additional First-Lien Security Agreement” means the security agreement, dated as of the date hereof, among the Company, the Additional First-Lien Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Insolvency or Liquidation Proceeding” means:

(1)                        any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)                        any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)                        any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a joinder to this Agreement in the form of Annex II hereto required to be delivered by an Authorized Representative to each Collateral Agent and each

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Authorized Representative pursuant to Section 5.13 hereof in order to establish an additional Series of Additional First-Lien Obligations and add Additional First-Lien Secured Parties hereunder.

“Lien” means any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature thereof.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional First-Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First-Lien Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional First-Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional First-Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional First-Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional First-Lien Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Credit Agreement Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First-Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien

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thereon under the Uniform Commercial Code of any jurisdiction.  Possessory Collateral includes, without limitation, any certificated securities, promissory notes, instruments, and chattel paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First-Lien Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (i) the Credit Agreement and each Credit Document (as defined in the Credit Agreement), (ii) each Initial Additional First-Lien Document, and (iii) each Additional First-Lien Document.

“Security Agreement” means the Security Agreement, dated as of February [•], 2011, among the Company, the Credit Agreement Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Series” means (a) with respect to the First-Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional First-Lien Secured Parties (in their capacities as such), and (iii) the Additional First-Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First-Lien Secured Parties) and (b) with respect to any First-Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional First-Lien Obligations, and (iii) the Additional First-Lien Obligations incurred pursuant to any Additional First-Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First-Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First-Lien Obligations hold a valid and perfected security interest at such time.  If more than two Series of First-Lien Obligations are outstanding at any time and the holders of less than all Series of First-Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First-Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

1.02                 Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any

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pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

1.03                 Impairments.  It is the intention of the First-Lien Secured Parties of each Series that the holders of First-Lien Obligations of such Series (and not the First-Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First-Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First-Lien Obligations), (y) any of the First-Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First-Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First-Lien Obligations) on a basis ranking prior to the security interest of such Series of First-Lien Obligations but junior to the security interest of any other Series of First-Lien Obligations or (ii) the existence of any Collateral for any other Series of First-Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First-Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any Mortgaged Property (as defined in the Credit Agreement) that applies to all First-Lien Obligations shall not be deemed to be an Impairment of any Series of First-Lien Obligations.  In the event of any Impairment with respect to any Series of First-Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First-Lien Obligations, and the rights of the holders of such Series of First-Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First-Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First-Lien Obligations subject to such Impairment.  Additionally, in the event the First-Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First-Lien Obligations or the First-Lien Security Documents governing such First-Lien Obligations shall refer to such obligations or such documents as so modified.

1.04                 Priorities and Agreements with Respect to Shared Collateral Priority of Claims.  Anything contained herein or in any of the Secured Credit Documents to the contrary

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notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent or, without limiting this Agreement including the prohibitions in Section 2.02 hereof,  any First-Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Company or any other Grantor or any First-Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First-Lien Secured Party or received by the Controlling Collateral Agent or any First-Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First-Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) secured by such Collateral pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First-Lien Obligations of each Series secured by such Collateral on a ratable basis, with such Proceeds to be applied to the First-Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after payment of all First-Lien Obligations secured by such Collateral, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.  Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First-Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First-Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First-Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First-Lien Obligations with respect to which such Impairment exists.

It is acknowledged that the First-Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First-Lien Secured Parties of any Series.

Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First-Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First-Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First-Lien Secured Party hereby agrees that the Liens securing each Series of First-Lien Obligations on any Shared Collateral shall be of equal priority.

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Notwithstanding anything in this Agreement or any other First-Lien Security Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the Collateral Agent pursuant to Section 3.3(d), 5.3(a) or 11.13 of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

1.05                 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.  Only the Controlling Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral).  At any time when the Credit Agreement Collateral Agent is the Controlling Collateral Agent, no Additional First-Lien Secured Party shall or shall instruct any Collateral Agent to, and neither the Additional First-Lien Collateral Agent nor any other Collateral Agent that is not the Controlling Collateral Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Additional First-Lien Security Document, applicable law or otherwise, it being agreed that only the Credit Agreement Collateral Agent, acting in accordance with the Credit Agreement Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

With respect to any Shared Collateral, (i) the Controlling Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) the Controlling Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First-Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First-Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Controlling Collateral Agent to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First-Lien Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the Additional First-Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral.  Each Non-Controlling Authorized Representative hereby appoints the Controlling Collateral Agent as its agent and authorizes the Controlling Collateral Agent to exercise any and all remedies under each First Lien Security Documents with respect to Shared Collateral.

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Notwithstanding the equal priority of the Liens securing each Series of First-Lien Obligations, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Controlling Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Controlling Collateral Agent to do so.  The foregoing shall not be construed to limit the rights and priorities of any First-Lien Secured Party, the Controlling Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

Each of the First-Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First-Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.

1.06                 No Interference; Payment Over.  Each First-Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First-Lien Obligations of any Series or any First-Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First-Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Controlling Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Controlling Collateral Agent or any other First-Lien Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to, or object to, the exercise by the Controlling Collateral Agent or any First-Lien Secured Party represented by the Controlling Collateral Agent of any right, remedy or power with respect to any Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Collateral Agent or any First-Lien Secured Party represented by the Controlling Collateral Agent seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral, and shall not otherwise contest, protest or object to any action taken, or any forbearance by, the Controlling Collateral Agent or any First-Lien Secured Party represented by the Controlling Collateral Agent and none of the Controlling Collateral Agent, any Applicable Authorized Representative or any other First-Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent, such Applicable Authorized Representative or other First-Lien Secured Party with respect to any Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that

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nothing in this Agreement shall be construed to prevent or impair the rights of any of the Controlling Collateral Agent or any other First-Lien Secured Party to enforce this Agreement.

Each First-Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First-Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First-Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First-Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

1.07      Automatic Release of Liens; Amendments to First-Lien Security Documents.  If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agent for the benefit of each Series of First-Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.  If in connection with any such foreclosure or other exercise of remedies the Controlling Collateral Agent releases any guarantor from its obligations under a guarantee of the First Lien Obligations for which it serves as agent, then such guarantor shall also be released from its guarantee of all other First Lien Obligations

Each Collateral Agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

1.08      Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.  This Agreement, including without limitation Section 2.02 hereof, shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its Subsidiaries.

If the Company and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First-Lien Secured Party (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Authorized Representative shall then oppose

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or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First-Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First-Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First-Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First-Lien Secured Parties (other than any Liens of the First-Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First-Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First-Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the First-Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First-Lien Obligations, such amount is applied pursuant to Section 2.01, and (D) if any First-Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the First-Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First-Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First-Lien Secured Parties receiving adequate protection shall not object to any other First-Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First-Lien Secured Parties in connection with a DIP Financing or use of cash collateral.  If any First-Lien Secured Party is granted adequate protection (A) in the form of Liens on any additional collateral, then each other First-Lien Secured Party shall be entitled to seek, and each First-Lien Secured Party will consent and not object to, adequate protection in the form of Liens on such additional collateral with the same priority vis-à-vis the First-Lien Secured Parties as set forth in this Agreement, (B) in the form of a superpriority or other administrative claim, then each other First-Lien Secured Party shall be entitled to seek, and each First-Lien Secured Party will consent and not object to, adequate protection in the form of a pari passu superpriority or administrative claim or (C) in the form of periodic or other cash payments, then the proceeds of such adequate protection must be applied to all First-Lien Obligations pursuant to Section 2.01.

1.09      Reinstatement.  In the event that any of the First-Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First-Lien Obligations shall again have been paid in full in cash.

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1.10      Insurance.  As between the First-Lien Secured Parties, the Controlling Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

1.11      Refinancings.  The First-Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First-Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.  If such Refinancing indebtedness is intended to Refinance the Credit Agreement, such Joinder Agreement shall so state.

1.12      Possessory Collateral Agent as Gratuitous Bailee for Perfection.

The Possessory Collateral shall be delivered to the Credit Agreement Collateral Agent and the Credit Agreement Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First-Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First-Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time the Credit Agreement Collateral Agent is not the Controlling Collateral Agent, the Credit Agreement Collateral Agent shall, at the request of the Additional First-Lien Collateral Agent promptly deliver all Possessory Collateral to the Additional First-Lien Collateral Agent together with any necessary endorsements (or otherwise allow the Additional First-Lien Collateral Agent to obtain control of such Possessory Collateral). The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith.

The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First-Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First-Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First-Lien Secured Party for purposes of perfecting the Lien held by such First-Lien Secured Parties thereon.

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1.13      Amendments to Security Documents.

Without the prior written consent of the Credit Agreement Collateral Agent, each Additional First-Lien Secured Party agrees that no Additional First-Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Additional First-Lien Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

Without the prior written consent of the Additional First-Lien Collateral Agent, the Credit Agreement Collateral Agent agrees that no Credit Agreement Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Credit Agreement Collateral Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

In making determinations required by this Section 2.10, each Collateral Agent may conclusively rely on a certificate of an Authorized Officer of the Company.

SECTION 2.  Existence and Amounts of Liens and Obligations

2.01      Determinations with Respect to Amounts of Liens and Obligations.  Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First-Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First-Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First-Lien Secured Party or any other person as a result of such determination.

SECTION 3        The Controlling  Collateral Agent

3.01      Authority.

Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Controlling Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Controlling Collateral Agent, except that each Controlling Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

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In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the First-Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First-Lien Security Documents, as applicable, pursuant to which the Controlling Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First-Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent, the Applicable Authorized Representative or any other First-Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First-Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First-Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First-Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of First-Lien Obligations or any other First-Lien Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the First-Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First-Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First-Lien Security Documents or any other agreement related thereto or to the collection of the First-Lien Obligations or the valuation, use, protection or release of any security for the First-Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First-Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First-Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First-Lien Obligations for whom such Collateral constitutes Shared Collateral.

SECTION 4        Miscellaneous

4.01      Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)         if to the Credit Agreement Collateral Agent or the Administrative Agent, to it at [                           ], Attention of [                           ] (Fax No. [                        ]);

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(b)        if to the Initial Additional Authorized Representative, to it at [    ], Attention of [               ] (Fax No. [        ]);

(c)         if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

4.02      Waivers; Amendment; Joinder Agreements.  (a)  No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)        Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).

(c)         Notwithstanding the foregoing, without the consent of any First-Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional First-Lien Secured Parties and Additional First-Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the Additional First-Lien Security Documents applicable thereto.

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(d)        Notwithstanding the foregoing, without the consent of any other Authorized Representative or First-Lien Secured Party, the Collateral Agents may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First-Lien Obligations in compliance with the Credit Agreement and the other Secured Credit Documents.

4.03      Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First-Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

4.04      Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

4.05      Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

4.06      Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

4.07      GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.08      Submission to Jurisdiction Waivers; Consent to Service of Process.  Each Collateral Agent and each Authorized Representative, on behalf of itself and the First-Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)         submits for itself and its property in any legal action or proceeding relating to this Agreement and the First-Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts the State of New York located in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)        consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such

18

action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)         agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address set forth in Section 5.01;

(d)        agrees that nothing herein shall affect the right of any other party hereto (or any First-Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First-Lien Secured Party) to sue in any other jurisdiction; and

(e)         waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

4.09      WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.

4.10      Headings.  Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

4.11      Conflicts.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the First-Lien Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control.

4.12      Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional First-Lien Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First-Lien Obligations as and when the same shall become due and payable in accordance with their terms.

4.13      Additional Senior Debt.  To the extent, but only to the extent permitted by the provisions of the Credit Agreement and the Additional First-Lien Documents, the Company may incur additional indebtedness after the date hereof that is permitted by the Credit Agreement and the Additional First-Lien Documents to be incurred and secured on an equal and ratable basis by the Liens securing the First-Lien Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt may be secured by a

19

Lien and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First-Lien Documents, if and subject to the condition that the Authorized Representative of any such Additional Senior Class Debt (each, an “Additional Senior Class Debt Representative”), acting on behalf of the holders of such Additional Senior Class Debt (such Authorized Representative and holders in respect of any Additional Senior Class Debt being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (A) through (D) of the immediately succeeding paragraph.

In order for an Additional Senior Class Debt Representative to become a party to this Agreement,

(a)         such Additional Senior Class Debt Representative, each Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by such Collateral Agent and Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Authorized Representative and the related Additional Senior Class Debt Parties become subject hereto and bound hereby;

(b)        the Company shall have (x) delivered to each Collateral Agent true and complete copies of each of the Additional First-Lien Documents relating to such Additional Senior Class Debt, certified as being true and correct by an Authorized Officer of the Company and (y) identified in a certificate of an authorized officer the obligations to be designated as Additional First-Lien Obligations and the initial aggregate principal amount or face amount thereof;

(c)         all filings, recordations and/or amendments or supplements to the First-Lien Security Documents necessary or desirable in the reasonable judgment of the Additional First-Lien Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordations shall have been taken in the reasonable judgment of the Additional First-Lien Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Additional First-Lien Collateral Agent); and

(d)        the Additional First-Lien Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

20

Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an Additional Senior Class Debt Representative and each Grantor in accordance with this Section 5.13, the Additional First-Lien Collateral Agent will continue to act in its capacity as Additional First-Lien Collateral Agent in respect of the then existing Authorized Representatives (other than the Administrative Agent) and such additional Authorized Representative.

4.14      Agent Capacities.  Except as expressly provided herein or in the Credit Agreement Collateral Documents, Credit Suisse AG, Cayman Islands Branch is acting in the capacities of Administrative Agent and Credit Agreement Collateral Agent solely for the Credit Agreement Secured Parties.  Except as expressly provided herein or in the Additional First-Lien Security Documents, [•] is acting in the capacity of Additional First- Lien Collateral Agent solely for the Additional First-Lien Secured Parties.  Except as expressly set forth herein, none of the Administrative Agent, the Credit Agreement Collateral Agent or the Additional First-Lien Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents.

4.15      Integration.  This Agreement together with the other Secured Credit Documents and the First-Lien Security Documents represents the agreement of each of the Grantors and the First-Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Credit Agreement Collateral Agent, or any other First-Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First-Lien Security Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Authorized Representative for the Credit Agreement Secured Parties

21

By:
Name:
Title:

By:
Name:
Title:

[ ],
as a Collateral Agent and as Initial Additional Authorized Representative

By:
Name:
Title:

ROCKWOOD SPECIALTIES GROUP, INC.

By:
Name:
Title:

ROCKWOOD SPECIALTIES INTERNATIONAL, INC.

By:
Name:
Title:

22

ANNEX I

TO FORM OF FIRST-LIEN INTERCREDITOR AGREEMENT

[Grantors]

Schedule 1

ANNEX I-1

ANNEX II

TO FORM OF FIRST-LIEN INTERCREDITOR AGREEMENT

[FORM OF] JOINDER NO. [•]dated as of [•], 20[•] to the FIRST-LIEN INTERCREDITOR AGREEMENT dated as of [•], 20[ ] (the “First-Lien Intercreditor Agreement”), among among ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Company”), ROCKWOOD SPECIALTIES INTERNATIONAL, INC., a Delaware Corporation (“Holdings”), certain subsidiaries and affiliates of the Company (each, a “Grantor”), CREDIT SUISSE AG, CAYMAN ISLAND BRANCH, as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties under the First-Lien Security Documents (in such capacity, the “Credit Agreement Collateral Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Authorized Representative for the Credit Agreement Secured Parties, as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.(7)

A.                         Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First-Lien Intercreditor Agreement.

B.                           As a condition to the ability of the Company to incur Additional First-Lien Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional First-Lien Security Documents, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First-Lien Inter-creditor Agreement.  Section 5.13 of the First-Lien Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by the First-Lien Intercreditor Agreement upon the execution and delivery by the Senior Debt Class Representative of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.13 of the First-Lien Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the First-Lien Intercreditor Agreement and the First-Lien Security Documents.

Accordingly, each Collateral Agent, each Authorized Representative and the New Representative agree as follows:

SECTION 1.  In accordance with Section 5.13 of the First-Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the First-Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Representative, on its behalf and on behalf of such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First-Lien Intercreditor Agreement applicable to it as Authorized Representative and to the Additional

(7)          In the event of the Refinancing of the Credit Agreement Obligations, revise to reflect joinder by a new Credit Agreement Collateral Agent.

ANNEX II-1

Senior Class Debt Parties that it represents as Additional First-Lien Secured Parties. Each reference to an “Authorized Representative” in the First-Lien Intercreditor Agreement shall be deemed to include the New Representative. The First-Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Representative represents and warrants to each Collateral Agent, each Authorized Representative and the other First-Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder, in its capacity as [trustee/administrative agent and] collateral agent, (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (iii) the Additional First-Lien Documents relating to such Additional Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the First-Lien Intercreditor Agreement as Additional First-Lien Secured Parties.

SECTION 3.  This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4.  Except as expressly supplemented hereby, the First-Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.  THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.  In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First-Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First-Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at its address set forth below its signature hereto.

SECTION 8.  The Company agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel.

ANNEX II-2

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder to the First-Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] and as collateral agent for the holders of
[ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

ANNEX II-3

ANNEX II

TO FORM OF FIRST-LIEN INTERCREDITOR AGREEMENT

Acknowledged by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as the Credit Agreement Collateral Agent and Authorized Representative,

By:
Name:
Title:

[ ]],
as the Initial Additional Authorized Representative [and the Additional First-Lien Collateral Agent and],

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]

ROCKWOOD SPECIALTIES GROUP, INC., as Company

By:
Name:
Title:

ROCKWOOD SPECIALTIES INTERNATIONAL, INC., as Holdings

By:
Name:
Title:

THE OTHER GRANTORS
LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

ANNEX II-4

SCHEDULE I TO THE

SUPPLEMENT TO THE

FIRST-LIEN INTERCREDITOR AGREEMENT

Grantors

[                 ]

EXHIBIT E-2

TO THE CREDIT AGREEMENT

[FORM OF]

SECOND LIEN INTERCREDITOR AGREEMENT

Among

ROCKWOOD SPECIALTIES GROUP, INC.,

ROCKWOOD SPECIALTIES INTERNATIONAL, INC.,

the other Grantors party hereto,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Authorized Representative for the Credit Agreement Secured Parties,

[•]

as the Initial Additional Authorized Representative,

and

each additional Authorized Representative from time to time party hereto

dated as of [            ], 20[•]

SECOND LIEN INTERCREDITOR AGREEMENT dated as of [        ], 20[ ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Company”), ROCKWOOD SPECIALTIES INTERNATIONAL, INC., a Delaware Corporation (“Holdings”) the other Grantors (as defined below) from time to time party hereto, CREDIT SUISSE AG, CAYMAN ISLAND BRANCH, as Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), [INSERT NAME AND CAPACITY], as Representative for the Initial Second Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), [[                 ], as Representative for the Additional Senior Debt Parties under the [describe applicable Additional Senior Debt Facility]]and each additional Second Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Second Priority Representative (for itself and on behalf of the Initial Second Priority Debt Parties) and each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Second Priority Debt Parties under the applicable Second Priority Debt Facility) agree as follows:

SECTION 1                         Definitions

1.01                 Certain Defined Terms.  Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Debt” means any Indebtedness that is issued or guaranteed by the Company and/or any Guarantor (other than Indebtedness constituting Credit Agreement Obligations) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies and subject to the Section 1.03 of the First Lien Intercreditor Agreement with respect to any Impairment as defined therein) with the Credit Agreement Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have (A) executed and delivered this Agreement as of the date hereof or become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) become a party to the First Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 5.13 thereof; provided further that, if such Indebtedness will be the initial Additional Senior Debt incurred by the Company, then the Guarantors, the Administrative Agent and the Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Senior Collateral Documents.

“Additional Senior Debt Facility” means each indenture or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Debt Parties under the related Additional Senior Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Guarantor under any related Additional Senior Debt Documents.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor administrative agent and collateral agent as provided in Article VIII of the Credit Agreement and in the event that the Credit Agreement is Refinanced shall include the administrative agent (or trustee) under the agreement that refinances the Credit Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means any property or asset constituting either Senior Collateral or Second Priority Collateral or both.

“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement” means that certain Credit Agreement, dated as of February [•], 2011, among the Company, Holdings, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and shall also include any agreement that Refinances the Credit Agreement..

“Credit Agreement Loan Documents” means the Credit Agreement and the other “Credit Documents” as defined in the Credit Agreement.

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding).

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Debt Facility” means any Senior Facility and any Second Priority Debt Facility.

“Designated Second Priority Representative” means (i) the Initial Second Priority Representative, until such time as the Second Priority Debt Facility under the Initial Second Priority Debt Documents ceases to be the only Second Priority Debt Facility under this Agreement and (ii) thereafter, the Second Priority Representative designated from time to time by the Second Priority Majority Representatives, in a notice to the Designated Senior Representative and the Company hereunder, as the “Designated Second Priority Representative” for purposes hereof.

“Designated Senior Representative” means (i) if at any time there is only one Senior Representative for a Senior Facility with respect to which the Discharge of Senior Obligations has not occurred, such Senior Representative and (ii) at any time when clause (i) does not apply, the Applicable Authorized Representative (as defined in the First Lien Intercreditor Agreement) at such time.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Second Priority Debt Obligations thereunder, as the case may be, are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, the payment in full in cash of all Credit Agreement Obligations (other than any contingent indemnity obligations that have not then been asserted) and the termination of all commitments thereunder provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First-Lien Obligations

“Discharge of Senior Obligations” means the date on which the Discharge of Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred.

“First Lien Intercreditor Agreement” means an intercreditor agreement as contemplated by Exhibit E-1 to the Credit Agreement.

“Grantors” means the Company and each Subsidiary or direct or indirect parent company of the Company which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations.

“Guarantors” has the meaning assigned to such term in the Credit Agreement.

“Initial Second Priority Debt” means the Second Priority Debt incurred pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Documents” means that certain [[indenture] dated as of [                         ], 20[ ], among the Company, [the Guarantors identified therein,] [ ], as [trustee], and [ ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Second Priority Debt Obligations.

“Initial Second Priority Debt Obligations” means the Second Priority Debt Obligations arising pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Parties” means the holders of any Initial Second Priority Debt Obligations and the Initial Second Priority Representative.

“Initial Second Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(1)                                  any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)                                  any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)                                  any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means all “Copyrights,” “Patents” and “Trademarks,” each as defined in the Security Agreement and shall include any license with respect to any of the foregoing.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex III or Annex IV hereof required to be delivered by a Representative to the Designated Senior Representative pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Secured Parties or Second Priority Secured Parties, as the case may be, under such Debt Facility.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Major Second Priority Representative” means, with respect to any Shared Collateral, the Second Priority Representative of the series of Second Priority Debt that (a) constitutes the largest outstanding principal amount of any then outstanding series of Second Priority Debt with respect to such Shared Collateral and (b) is larger than the largest outstanding principal amount of any then outstanding series of Indebtedness constituting Senior Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a

Bankruptcy Case and any amounts received by any Senior Representative or any Senior Secured Party from a Second Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Senior Representatives and the Second Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Second Priority Collateral” means any “Collateral” as defined in any Second Priority Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means the Initial Second Priority Collateral Documents and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Second Priority Debt” means any Indebtedness of the Borrower or any other Grantor guaranteed by the Guarantors (and not guaranteed by any Subsidiary that is not a Guarantor), including the Initial Second Priority Debt, which Indebtedness and guarantees are secured by the Second Priority Collateral on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) with any other Second Priority Debt Obligations and the applicable Second Priority Debt Documents which provide that such Indebtedness and guarantees are to be secured by such Second Priority Collateral on a subordinate basis to the Senior Debt Obligations (and which is not secured by Liens on any assets of the Borrower or any other Grantor other than the Second Priority Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document and (ii) except in the case of the Initial Second Priority Debt hereunder, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof. Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Second Priority Debt Documents” means the Initial Second Priority Debt Documents and, with respect to any series, issue or class of Second Priority Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Second Priority Collateral Documents.

“Second Priority Debt Facility” means each indenture or other governing agreement with respect to any Second Priority Debt.

“Second Priority Debt Obligations” means the Initial Second Priority Debt Obligations and, with respect to any series, issue or class of Second Priority Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Second Priority Debt, (b) all other amounts payable to the related Second Priority Debt Parties under the related Second Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Second Priority Debt Parties” means the Initial Second Priority Debt Parties and, with respect to any series, issue or class of Second Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Second Priority Debt Documents.

“Second Priority Enforcement Date” means, with respect to any Second Priority Representative, the date which is 210 days (through which 210 day period such Second Priority Representative was the Major Second Priority Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Second Priority Representative that (x) such Second Priority Representative is the Major Second Priority Representative and that an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) has occurred and is continuing and (y) the Second Priority Debt Obligations of the series with respect to which such Second Priority Representative is the Second Priority Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Second Priority Debt Document; provided that the Second Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to ) any Insolvency or Liquidation Proceeding.

“Second Priority Majority Representatives” means Second Priority Representatives representing at least a majority of the then aggregate amount of Second Priority Debt Obligations that agree to vote together.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Debt Parties under Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of the Initial Second Priority Debt Obligations covered hereby, the Initial Second Priority Representative and (ii) in the case of any Second Priority Debt Facility, the Second Priority Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the Representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement.

“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties.

“Security Agreement” means the “Security Agreement” as defined in the Credit Agreement.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” as defined in any Credit Agreement Loan Document or any other Senior Debt Document or Senior Collateral Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

“Senior Collateral Documents” means the Security Agreement and the other “Security Documents” as defined in the Credit Agreement, the First Lien Intercreditor

Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Company or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means (a) the Credit Agreement Loan Documents and (b) any Additional Senior Debt Documents.

“Senior Facilities” means the Credit Agreement and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties or any agent thereof under the Senior Collateral Documents.

“Senior Obligations” means the Credit Agreement Obligations and any Additional Senior Debt Obligations.

“Senior Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder (including with respect to any Additional Senior Debt Facility initially covered hereby on the date of this Agreement), the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility hereunder or in the applicable Joinder Agreement.

“Senior Secured Parties” means the Credit Agreement Secured Parties and any Additional Senior Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

1.02                           Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 2                                   Priorities and Agreements with Respect to Shared Collateral

2.01                           Subordination.  Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Parties on the Shared Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Debt Parties or any Second Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared

Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Company, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.  For avoidance of doubt, the foregoing subordination is also intended to apply to any judgment lien obtained by or on behalf of any Second Priority Representative or any Second Priority Debt Party.

2.02                           Nature of Senior Lender Claims.  Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Company and the other Grantors and the Second Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations.

2.03                           Prohibition on Contesting Liens.  Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and the each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

2.04                           No New Liens.  The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure each of the Senior Obligations; and (b) if any Second Priority Representative

or any Second Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Obligations that are not also subject to the first-priority Liens securing all Senior Obligations under the Senior Collateral Documents, such Second Priority Representative or Second Priority Debt Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each Senior Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to each Senior Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Representative and the other Senior Secured Parties as security for the Senior Obligations.  To the extent that the foregoing are not complied with, any amounts received by any Second Priority Representative on account of such a lien shall be promptly remitted to the Designated Senior Representative.

2.05                           Perfection of Liens.  Except for the limited agreements of the Senior Representatives pursuant to Section 5.05 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt Parties and shall not impose on the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.06                           Certain Cash Collateral.  Notwithstanding anything in this Agreement or any other Senior Debt Documents or Second Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Credit Document Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent pursuant to Section 3.3(d), 5.3(a) or 11.13 of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

SECTION 3                                   Enforcement

3.01                           Exercise of Remedies.  (a)  So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any Second Priority Representative may file a claim or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Secured Parties may exercise their rights and remedies as unsecured creditors, as provided in Section 5.04, (D) any Second Priority Representative may exercise the rights and remedies provided for in Section 6.03 and (E) from and after the Second Priority Enforcement Date, the Major Second Priority Representative may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), but only so long as (1) the Designated Senior Representative has not commenced and is not diligently pursuing any enforcement action with respect to such Shared Collateral or (2) the Grantor which has granted a security interest in such Shared Collateral is not then a debtor under or with respect to (or otherwise subject to ) any Insolvency or Liquidation Proceeding. In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)                                 So long as the Discharge of Senior Obligations has not occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c)                                  Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties.

(d)                                 Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e)                                  Until the Discharge of Senior Obligations, the Designated Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Second Priority Representative who may be instructed by the Second Priority Majority Representatives shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Second Priority Representative who may be instructed by the Second Priority Majority Representatives shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Debt Parties or the Second Priority Debt Obligations.

3.02                           Cooperation.  Subject to the proviso in clause (ii) of Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

3.03                           Actions upon Breach.  Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) or the Company may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Second Priority Representatives or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.

SECTION 4                                   Payments

4.01                           Application of Proceeds.  After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents and the First Lien Intercreditor Agreement until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

4.02                           Payments Over.  Unless and until the Discharge of Senior Obligations has occurred, whether or not an Insolvency or Liquidation Event has occurred or is continuing, any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

SECTION 5                                   Other Agreements

5.01                           Releases.

(a)                                  Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of the Company) (i) in connection with the exercise of remedies in respect of Collateral or (ii) if not in connection with the exercise of remedies in respect of the Collateral, so long as an Event of Default (as defined in and under any Second Lien Debt Document) has not occurred and is continuing, the Liens granted to the Second Priority Representatives and the Second Priority Debt Parties upon such Shared Collateral to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations.  In addition, if in connection with any such release by the Senior Obligations the guarantee by any Guarantor of Senior Obligations is released, such Guarantor shall also be released from its guarantee of any Second Priority Debt Obligations. Upon delivery to a Second Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Debt Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Company or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Debt Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents.

(b)                                 Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)                                  Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Debt Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

(d)                                 Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated Senior Representative and any Second Priority Representative or Second Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

5.02                           Insurance and Condemnation Awards.  Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor, (b) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Debt Parties pursuant to the terms of the applicable Second Priority Debt Documents and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

5.03                           Amendments to Second Priority Collateral Documents.

Except to the extent not prohibited by any Senior Debt Document or to the extent that it would be inconsistent with this Agreement, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document. The Company agrees to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to Credit Suisse AG, Cayman Islands Branch, as administrative agent, pursuant to or in connection with the Credit Agreement, dated as of February [•], 2011, among the Company, Holdings, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, and (ii) the exercise of any right or remedy by the [Second Priority Representative] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of [ ], 20[ ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Credit Suisse AG, Cayman Is lands Branch, as Administrative Agent, [      ] and its subsidiaries and affiliated entities party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

In the event that each applicable Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Senior Collateral) in a manner that is applicable to all Senior Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Debt Party and without any action by any Second Priority Representative, the Company or any other Grantor; provided, however, that written notice of such amendment, waiver or consent shall have been given to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

5.04                           Rights as Unsecured Creditors.  Notwithstanding anything to the contrary in this Agreement, the Second Priority Representatives and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

5.05                           Gratuitous Bailee for Perfection.  Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

The Senior Representatives shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each, Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Gran-tor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Party Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith. The Senior Representatives have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Debt Party in contravention of this Agreement.

None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.06                           When Discharge of Senior Obligations Deemed To Not Have Occurred.  If, at any time after the Discharge of Senior Obligations has occurred, the Company or any Subsidiary incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

SECTION 6                                   Insolvency or Liquidation Proceedings

6.01                           Financing Issues.  Until the Discharge of Senior Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, (a) if any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will raise no objection to and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) any and all Liens securing such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement and (y) to any “carve-out” for professional and United States Trustee fees and any other customary expenses agreed to by the Senior Representatives, (b) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will raise no objection to ~~(~~and will not otherwise contest (i) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by any Senior Representative or any other Senior Secured Party, ii) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral, (iii) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or iv) any motion or order relating to a sale or other disposition of assets of any Grantor for which any Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such DIP Financing as set forth in the immediately preceding sentence shall be adequate notice.

6.02                           Relief from the Automatic Stay.  Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

6.03                           Adequate Protection.  Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection, (b) any objection by any Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party under Section 506(b) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law, then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a replacement Lien or superpriority claim on such additional collateral, which Lien or superpriority claim shall be subordinated to the Liens securing all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of additional collateral, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that it will not contest, object to or support any Person in contesting or objecting to any request by a Senior Representative for adequate protection in the form of a senior Lien on such additional collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement.  Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that notwithstanding the foregoing, any administrative or superpriority claim granted by way of adequate protection may be treated as part of such Second Priority Debt Party’s prepetition claim for purposes of section 1129(a)(9) of the Title 11 of the United States Code and the Company shall not be required under such section to pay such claim in cash.

6.04                           Preference Issues.  If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

6.05                           Separate Grants of Security and Separate Classifications. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its

Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) before any distribution is made in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

6.06                           Post-Petition Interest. (a)  Neither any Second Priority Representative nor any Second Priority Debt Party shall oppose or seek to challenge any claim by any Senior Representative or any Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of Post-Petition Interest to the extent of the value of any Senior Secured Party’s Lien, without regard to the existence of the Lien of any Second Priority Representative on behalf of any Second Priority Debt Party on the Collateral.

(b)                                 Neither any Senior Representative nor any other Senior Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any Second Priority Debt Party for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Second Priority Representatives on behalf of the Second Priority Debt Parties on the Collateral (after taking into account the value of the Senior Obligations).

6.07                           No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party, including the seeking by any Second Priority Debt Party of adequate protection or the asserting by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

6.08                           Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of Title 11 of the United

States Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

6.09                           Other Matters.  To the extent that any Second Priority Representative or any Second Priority Debt Party has or acquires rights under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees not to assert any such rights without the prior written consent of each Senior Representative, provided that if requested by any Senior Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Representatives (acting unanimously), including any rights to payments in respect of such rights.

6.10                           506(c) Claims.  Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

6.11                           Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations (including without limitation any administrative or superpriority claim granted as adequate protection), then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

SECTION 7                                   Reliance; Etc.

7.01                           Reliance.  The consent by the Senior Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Secured Par-ties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

7.02                           No Warranties or Liability.  Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.03                           Obligations Unconditional.  All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a)                                  any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

(b)                                 any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Debt Document or of the terms of any Second Priority Debt Document;

(c)                                  any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d)                                 the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)                                  any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations or (ii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement.

SECTION 8                                   Miscellaneous

8.01                           Conflicts.  Subject to Section 8.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the Senior Secured Collateral Agent, the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the First Lien Intercreditor Agreement and in the event of any conflict between the First Lien Intercreditor Agreement and this Agreement, the provisions of the First Lien Intercreditor Agreement shall control.

8.02                           Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.03                           Amendments; Waivers.

(a)                                  No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)                                 This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any Grantor, shall require the consent of the Company. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Se-cured Parties and the Second Priority Debt Parties and their respective successors and assigns.

(c)                                  Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

8.04                           Information Concerning Financial Condition of the Company and the Subsidiaries. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.05                           Subrogation.  Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

8.06                           Application of Payments.  Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reap-plied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.07                           Additional Grantors.  The Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

8.08                           Dealings with Grantors.  Upon any application or demand by the Company or any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Company or such Grantor, as appropriate, shall furnish to such Representative a certificate of an Authorized Officer ( an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

8.09                           Additional Debt Facilities.  To the extent, but only to the extent, permitted by the provisions of the Senior Debt Documents and the Second Priority Debt Documents, the Company may incur or issue and sell one or more series or classes of Second Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Second Priority Debt (the “Second Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the Senior Collateral

Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties; and the Senior Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

(a)                                  such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex III (if such Representative is a Second Priority Class Debt Representative) or Annex IV (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(b)                                 the Company shall have delivered to the Designated Senior Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.09 are satisfied with respect to such Class Debt and, if requested, true and complete copies of each of the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by an Authorized Officer of the Company; and

(c)                                  the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

8.10                           Consent to Jurisdiction; Waivers.  Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)                                  submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

(d)                                 agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

8.10                           Notices.  All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(a)                                  if to the Company or any Grantor, to the Company, at its address at: [ ], Attention of [ ], telecopy [ ];

(b)                                 if to the Initial Second Priority Representative to it at: [ ], Attention of [ ], telecopy [ ];

(c)                                  if to the Administrative Agent, to it at: [Credit Suisse AG, One Madison Avenue, New York, New York 10010, Attention of [S], (Fax No.: [S]) (e-mail: [S]), with a copy];

(d)                                 if to any other Senior Representative a party hereto on the date hereof, to it at: : [ ], Attention of [ ], telecopy [ ];

(e)                                  if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly ad-dressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

8.11                           Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Debt Facility for which it is acting, each Second Party Representative, on behalf of itself, and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

8.12                           GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CON-STRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UN-CONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PRO-CEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.13                           Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties, the Company, the other Grantors party hereto and their respective successors and assigns.

8.14                           Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.15                           Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

8.16                           Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Administrative Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Initial Second Priority Representative represents and warrants that this Agreement is binding upon the Initial Second Priority Debt Parties.

8.17                           No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

8.18                           Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

8.19         Administrative Agent and Representative.  It is understood and agreed that (a) the Administrative Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the Credit Agreement and the provisions of Section 12 of the Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the Administrative Agent hereunder and (b) [ ] is entering into this Agreement in its capacity as [Trustee] under [indenture] and the provisions of Article [ ] of such indenture applicable to the Trustee thereunder shall also apply to the Trustee hereunder.

8.20         Relative Rights.  Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, any other Senior Debt Document or any Second Priority Debt Documents, or permit the Company or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Company or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Document.

8.21         Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[	],

as [ ] for the holders of [applicable Additional Senior Debt Facility]

By:
Name:
Title:

[	],
as Initial Additional Authorized Representative

By:
Name:
Title:

ROCKWOOD SPECIALTIES GROUP, INC.

By:
Name:
Title:

ROCKWOOD SPECIALTIES INTERNATIONAL, INC.

By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO

By:
Name:
Title:

ANNEX I

TO FORM OF SECOND-LIEN INTERCREDITOR AGREEMENT

Grantors

[  ]

ANNEX II

TO FORM OF SECOND-LIEN INTERCREDITOR AGREEMENT

SUPPLEMENT NO. [ ] dated as of , to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [       ], 20[ ] (the “Second Lien Intercreditor Agreement”), among ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Company”), ROCKWOOD SPECIALTIES INTERNATIONAL, INC., a Delaware Corporation (“Holdings”), certain subsidiaries and affiliates of the Company (each a “Grantor”), Credit Suisse AG, Cayman Islands Branch, as Administrative Agent under the Credit Agreement, [          ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B.            The Grantors have entered into the Second Lien Intercreditor Agreement. Pursuant to the Credit Agreement, certain Additional Senior Debt Documents and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Company are required to enter into the Second Lien Intercreditor Agreement. Section 8.07 of the Second Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Second Priority Debt Documents and Additional Senior Debt Documents.

Accordingly, the Designated Senior Representative and the New Subsidiary Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Second Lien Inter-creditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single con-tract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Inter-creditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the Second Lien Intercreditor Agreement.

SECTION 8. The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

IN WITNESS WHEREOF, the New Grantor, and the Designated Senior Representative have duly executed this Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:

[ ], as Designated Senior Representative

By:
Name:
Title:

[ ], as Designated Second Priority Representative

By:
Name:
Title:

ANNEX III

TO FORM OF FIRST-LIEN INTERCREDITOR AGREEMENT

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [ ], 20[ ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [              ], 20[ ] (the “Second Lien Intercreditor Agreement”), among ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Company”), ROCKWOOD SPECIALTIES INTERNATIONAL, INC., a Delaware Corporation (“Holdings”), certain subsidiaries and affiliates of the Company (each a “Grantor”), Credit Suisse AG, Cayman Islands Branch, as Administrative Agent under the Credit Agreement, [       ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B.            As a condition to the ability of the Company to incur Second Priority Debt and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors on a subordinated basis, in each case under and pursuant to the Second Priority Collateral Documents, the Second Priority Class Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.09 of the Second Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New  Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Debt Parties. Each reference to a “Representative” or “Second Priority Representative” in the Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Second Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Inter-creditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Second Lien Inter-creditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

[ ],
as Designated Senior Representative

By:
Name: Title:

Acknowledged by:

ROCKWOOD SPECIALTIES GROUP, INC.

By:
Name:
Title:

ROCKWOOD SPECIALTIES INTERNATIONAL, INC.

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:

Name:

Title:

SCHEDULE I TO THE

REPRESENTATIVE SUPPLEMENT TO THE

SECOND LIEN INTERCREDITOR AGREEMENT

Grantors

[                   ]

ANNEX IV

REPRESENTATIVE SUPPLEMENT TO THE

SECOND LIEN INTERCREDITOR AGREEMENT

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [ ], 20[ ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [              ], 20[ ] (the “Second Lien Intercreditor Agreement”), among ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Company”), ROCKWOOD SPECIALTIES INTERNATIONAL, INC., a Delaware Corporation (“Holdings”), certain subsidiaries and affiliates of the Company (each a “Grantor”), Credit Suisse AG, Cayman Islands Branch, as Administrative Agent under the Credit Agreement, [       ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B.            As a condition to the ability of the Company to incur Senior Class Debt after the date of the Second Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.09 of the Second Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Debt Parties. Each reference to a “Representative” or “Senior Representative” in the Second Lien Intercreditor

Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Second Lien Inter-creditor Agreement as Senior Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Inter-creditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Second Lien Inter-creditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],

as [ ] for the holders of [ ]
By:
Name:
Title:

Address for notices:

Attention of:

Telecopy:

[ ],
as Designated Senior Representative

By:
Name: Title:

Acknowledged by:

ROCKWOOD SPECIALTIES GROUP, INC.

By:
Name:
Title:

ROCKWOOD SPECIALTIES INTERNATIONAL, INC.

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Grantors

 [        ]

EXHIBIT F

TO THE SECURITY AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of February 10, 2011, among ROCKWOOD SPECIALTIES INTERNATIONAL, INC., a Delaware corporation (“Holdings”), ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower listed on Annex A hereto (each such undersigned Subsidiary being a “Subsidiary Grantor” and collectively the “Subsidiary Grantors”; the Subsidiary Grantors, Holdings and the Borrower are referred to collectively as the “Grantors”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and as collateral agent (in such capacity, the “Administrative Agent”) for the lenders (“Lenders”) from time to time party to the Credit Agreement dated as of February 10, 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the Lenders, the Administrative Agent, KKR Capital Markets LLC, as syndication agent (in such capacity, the “Syndication Agent”) for the Lenders, and Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as co-documentation agents (in such capacities, the “Co-Documentation Agents”) for the Lenders.

W I T N E S S E T H:

WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower and the Letter of Credit Issuer has agreed to issue Letters of Credit for the account of the Borrower (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) one or more Lenders or Affiliates of Lenders may from time to time enter into Hedge Agreements with the Borrower or any of their Restricted Subsidiaries;

WHEREAS, pursuant to the Guarantee (the “Guarantee”) dated as of the date hereof, Holdings and each Subsidiary Grantor party thereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

WHEREAS, each Subsidiary Grantor is a Domestic Subsidiary of the Borrower;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Subsidiary Grantors in connection with the operation of their respective businesses;

WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the

Credit Agreement that the Grantors shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or Affiliates of Lenders to enter into Hedge Agreements with the Borrower and/or the Restricted Subsidiaries, the Grantors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

1.  Defined Terms.

(a)           Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and all terms defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “NY UCC”) and not defined herein shall have the meanings specified therein; the term “Instrument” shall have the meaning specified in Article 9 of the NY UCC.

(c)           The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning assigned to such term in the recitals hereto.

“Closing Time” shall mean 12:00 p.m. EST on the Closing Date.

“Collateral” shall have the meaning assigned to such term in Section 2.

“Collateral Account” shall mean any collateral account established by the Administrative Agent as provided in Section 5.1.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule 1.

“copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, or group of countries, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Copyrights” means all copyrights now owned or hereafter acquired by any Grantor, including those listed on Schedule 2.

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“Equipment” shall mean any “equipment,” as such term is defined in the NY UCC, now or hereafter owned by any Grantor and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding Equipment to the extent it is subject to a Permitted Lien and the terms of the Indebtedness securing such Permitted Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein, provided, that immediately upon the repayment of all Indebtedness secured by such Permitted Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such Equipment.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Section 9-102 of the NY UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach thereof or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in its right, title and interest in any such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Guarantors” shall mean each Grantor other than the Borrower.

“Grantor” shall have the meaning assigned to such term in the recitals hereto.

“Intellectual Property” shall mean all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise now owned or hereafter acquired, including (a) all information used or useful arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information, and (b) the Copyrights, the Patents, the Trademarks and the Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any such rights, priorities and privileges relating to intellectual property is not

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prohibited by any contract, agreement or other instrument governing such rights, priorities and privileges without the consent of any other party thereto, would not give any other party to any such contract, agreement or other instrument the right to terminate its obligations thereunder or is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the relevant parties (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now or hereafter acquired by any Grantor, in each case to the extent the grant by a Grantor of a Security Interest therein pursuant to this Security Agreement in its right, title and interest in any such Investment Property is not prohibited by any contract, agreement, instrument or indenture governing such Investment Property without the consent of any other party thereto, would not give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

“NY UCC” has the meaning assigned to such term in Section 1(a).

“Obligations” shall mean the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower or any other Credit Party to any of the Secured Parties under the Credit Agreement and the other Credit Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Credit Documents, (iii) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Credit Party under or pursuant to this Security Agreement or the other Credit Documents, (iv) the due and punctual payment and performance of all obligations of each Borrower or Restricted Subsidiary under each Hedge Agreement that (x) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (y) is entered into after the Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedge Agreement is entered into and (v) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the

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Administrative Agent or its Affiliates arising from or in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement, including those listed on Schedule 3.

“patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country or group of countries, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patents” means all patents now owned or hereafter acquired by any Grantor, including those listed on Schedule 4.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102 of the NY UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Administrative Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Parties” shall mean (i) the Lenders, (ii) the Letter of Credit Issuer, (iii) the Swingline Lender, (iv) the Administrative Agent, (v) the Syndication Agent, (vi) the Co-Documentation Agents, (vii) each counterparty to a Hedge Agreement the obligations under which constitute Obligations, (viii) the beneficiaries of each indemnification obligation undertaken by any Credit Party under any Credit Document and (ix) any successors, indorsees, transferees and assigns of each of the foregoing.

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“Security Agreement” shall mean this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning assigned to such term in Section 2.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule 5.

“trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and applications to register any of the foregoing in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or group of countries or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trademarks” means all trademarks now owned or hereafter acquired by any Grantor, including those listed on Schedule 6 hereto.

(d)           The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section and Schedule references are to this Security Agreement unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(e)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f)            Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(g)           References to “Lenders” in this Security Agreement shall be deemed to include Affiliates of Lenders that may from time to time enter into Hedge Agreements with the Borrower.

2.  Grant of Security Interest.

(a)           Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest, which security interest shall attach immediately upon the Closing Time (the “Security Interest”), in all

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of the following property now owned or hereafter acquired by such Grantor or in which such Grantor now has or at any time in future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i)            all Accounts;

(ii)           all Chattel Paper;

(iii)          all Documents;

(iv)          all Equipment;

(v)           all General Intangibles;

(vi)          all Instruments;

(vii)         all Intellectual Property;

(viii)        all Inventory;

(ix)           all cash and cash accounts, including, without limitation, all Deposit Accounts;

(x)            all Investment Property;

(xi)           all Letter of Credit Rights;

(xii)          all books and records pertaining to the Collateral; and

(xiii)         to the extent not otherwise included, all Proceeds and products of, and Supporting Obligations with respect to any and all of the foregoing.

(b)           Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor.  Such financing statements may describe the Collateral as “all assets” or “all property” or such other description as the Administrative Agent determines in its sole discretion.  Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

(c)           Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(d)           The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the

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purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party; provided, that the Collateral shall not include any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

(e)           The Security Interests are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

3.  Representations And Warranties.

Each Grantor hereby represents and warrants to the Administrative Agent and each Secured Party that:

3.1  Title; No Other Liens.  Except for the Security Interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Security Agreement, the Liens permitted by the Credit Agreement and any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Security Agreement or are permitted by the Credit Agreement.

3.2           Perfected First Priority Liens.  (a) Subject to the limitations set forth in clause (b) of this Section 3.2, the Security Interests granted pursuant to this Security Agreement (i) will constitute valid perfected Security Interests in the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, upon (A) completion of all filings, registrations, recordings and other actions specified in the Perfection Certificate (as such information is updated pursuant to Section 9.1(d) of the Credit Agreement) to the extent that a Security Interest may be perfected by the filing of any UCC financing statement, (B) in the case of Equipment that is covered by a certificate of title, the filing with the registrar of motor vehicles or other appropriate authority in the applicable jurisdiction (as specified in the Perfection Certificate (as such information is updated pursuant to Section 9.1(d) of the Credit Agreement)) of an application requesting the notation of the Security Interest created hereunder on such certificate of title and (C) completion of the timely filing, registration and recording of fully executed intellectual property security agreements in substantially the form of Exhibits 1, 2 and 3 hereto, in appropriate form for recordation with the United Stated Patent and Trademark Office or United States Copyright Office, as applicable, and containing a description of all U.S. Intellectual Property applications and registrations included in the Collateral, to the extent that a security interest may be perfected by such filings,

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registrations and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.2 of the Credit Agreement.

(b)           Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security Agreement (including Security Interests in cash, cash accounts and Investment Property) by any means other than by (i) filings pursuant to the Uniform Commercial Codes of the relevant State(s), (ii) filings with the registrars of motor vehicles or other appropriate authorities in the relevant jurisdictions, (iii) filings with the United States Patent and Trademark Office and the United States Copyright Office with respect to Intellectual Property or (iv) when applicable, possession by the Administrative Agent in the United States.  No Grantor shall be required to complete any filings or other action with respect to the perfection of Security Interests in any jurisdiction outside the United States.

(c)           It is understood and agreed that the Security Interests in cash, cash accounts and Permitted Investments created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

3.3           Waivers and Consents.  Each of the waivers and consents set forth in this Security Agreement is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor or any other obligor otherwise may have against the Borrower, the Administrative Agent, any other Secured Party or any other Person or against any collateral.

4.  Covenants.

Each Grantor hereby covenants and agrees with the Administrative Agent and the Secured Parties that, from and after the date of this Security Agreement until the Obligations under the Credit Documents are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding:

4.1  Maintenance of Perfected Security Interest; Further Documentation.  (a)  Such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in Section 3.2 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(b).

(b)           Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request.  In addition, within 30 days after the end of each calendar quarter, such Grantor will deliver to the Administrative Agent (i) copies of all such certificates of title issued during such calendar quarter with the notation thereon of the Administrative Agent’s Security Interest created hereunder in the items of Equipment covered hereby and (ii) a written supplement hereto substantially in the form of Annex 2 hereto with respect to any additional copyrights, Copyright Licenses, patents, Patent Licenses, trademarks and Trademark Licenses acquired by such Grantor after the date hereof, all in reasonable detail.

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(c)           Subject to clause (d) below and Section 3.2(b), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, in order (x) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (y) to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby, all at the expense of such Grantor.

(d)           Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary of the Borrower that is required by the Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement or this Section 4.1.

4.2  Changes in Locations, Name, etc.  Each Grantor will furnish to the Administrative Agent prompt written notice of (and will use commercially reasonable efforts to provide such written notice at least ten days prior to ) any proposed change (i) in its legal name, (ii) in its jurisdiction of incorporation or organization, (iii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it (including the establishment of any such new office), (iv) in its identity or type of organization or corporate structure or (v) in its Federal Taxpayer Identification Number or organizational identification number.  Each Grantor agrees promptly to provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph.  Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral having at least the priority described in Section 3.2.  Each Grantor also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

4.3  Notices.  Each Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Administrative Agent to exercise any of its remedies hereunder.

4.4  Special Covenants with Respect to Equipment.  (a)  Each Grantor shall, promptly after the acquisition by such Grantor of any item of Equipment that is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a Security Interest on such certificate is required as a condition of perfection thereof, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the Security Interest created hereunder on such certificate of title.

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(b)           Upon the occurrence and during the continuation of any Event of Default, all insurance payments in respect of such Equipment shall be paid to and applied by Administrative Agent as specified in Section 5.5 hereof.

(c)           At the Administrative Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent the certificates of title covering each item of Equipment the perfection of which is governed by the notation on the certificate of title of the Administrative Agent’s Security Interest created hereunder.

5.  Remedial Provisions.

5.1  Certain Matters Relating to Accounts.  (a) At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications.  The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b)           The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required in writing by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)           At the Administrative Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(d)           Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Administrative Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise, or settlement under any circumstances during the continuance of such Event of Default.

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5.2  Communications with Obligors; Grantors Remain Liable.  (a)  The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, after giving reasonable notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts, any Chattel Paper and any Payment Intangibles (collectively, the “Receivables”)  to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.  The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b)           Upon the written request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Receivables (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating thereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivables (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3  Proceeds to be Turned Over To Administrative Agent.  In addition to the rights of the Administrative Agent and the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Administrative Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Section 11.5 of the Credit Agreement shall be deemed to constitute a request by the Administrative Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control and on terms and conditions reasonably satisfactory to the Administrative Agent.  All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

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5.4  Application of Proceeds.  The Administrative Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt as follows:

(i)            first, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Security Agreement, the other Credit Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Credit Document on behalf of any Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii)           second, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and

(iii)          third, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Upon any sale of the Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

5.5  Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the NY UCC or any other applicable law or in equity and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral.  The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Administrative Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by

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law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Administrative Agent or such Secured Party may subject to (x) the satisfaction in full in cash of all payments due pursuant to Section 5.4(i), and (y) the ratable satisfaction of the Obligations in accordance with Section 5.4(ii), pay the purchase price by crediting the amount thereof against the Obligations.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the extent permitted by law, each Grantor hereby waives any claim against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4.

5.6  Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

5.7  Amendments, etc. with Respect to the Obligations; Waiver of Rights.  Each Grantor shall remain obligated hereunder notwithstanding, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) that any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) that the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, (c) that the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the Administrative Agent or any of its Affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Hedge Agreement or documents entered into with the Administrative Agent or any of its Affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) that any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as

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security for the Obligations or for this Security Agreement or any property subject thereto.  When making any demand hereunder against any Grantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Grantor or grantor, and any failure by the Administrative Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any Grantor or grantor or any release of the Borrower or any Grantor or grantor shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any other Secured Party against any Grantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6.             The Administrative Agent.

6.1           Administrative Agent’s Appointment as Attorney-in-Fact, etc.  (a)  Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon and during the occurrence of an Event of Default, the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, either in the Administrative Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after and during the occurrence of an Event of Default and after written notice by the Administrative Agent of its intent to do so:

(i)            take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)          pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv)          execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

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(v)           obtain and adjust insurance required to be maintained by such Grantor or paid to the Administrative Agent pursuant to Section 4.4;

(vi)          direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vii)         ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii)        sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix)           commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x)            defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi)           settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii)          assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and

(xiii)         generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

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Anything in this Section 6.l(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Security Interests created hereby are released.

6.2           Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NY UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property.  Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers.  The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3           Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Security Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority

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so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4           Security Interest Absolute.  All rights of the Administrative Agent hereunder, the security interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5           Continuing Security Interest; Assignments Under the Credit Agreement; Release.  (a) This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all Obligations under the Credit Documents and the obligations of each Grantor under this Security Agreement shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding, notwithstanding that from time to time during the term of the Credit Agreement and any Hedge Agreement the Credit Parties may be free from any Obligations.  This Security Agreement and the security interest granted hereby shall terminate on the first date on which all the Obligations under the Credit Documents shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding.

(b)           A Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Grantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Grantor ceases to be a Domestic Subsidiary of the Borrower.

(c)           Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.1 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby.

(d)           In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Administrative Agent.

6.6           Reinstatement.  This Security Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

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7.  Administrative Agent As Agent.

(a)           Credit Suisse AG, Cayman Islands Branch, has been appointed to act as Administrative Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, the other Secured Parties.  The Administrative Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Security Agreement and the Credit Agreement, provided that the Administrative Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 in accordance with the instructions of (i) Required Lenders or (ii) after the termination of this Security Agreement.  In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Administrative Agent for the ratable benefit of the Lenders and Secured Parties in accordance with the terms of this Section 7(a).  For the avoidance of doubt, each Secured Party has irrevocably authorized and directed the Administrative Agent as the agent for such Secured Party to execute and deliver intercreditor agreements, substantially in the form attached as Exhibit E-1 and E-2 to the Credit Agreement (with such changes thereto as agreed by the Administrative Agent in its sole discretion), in connection with any Indebtedness incurred under Sections 10.1(a), 10.1(f), 10.1(k), 10.1(n), 10.1(o), 10.1(p) or 10.1(r)  of the Credit Agreement on their behalf.

(b)           The Administrative Agent shall at all times be the same Person that is the Administrative Agent under the Credit Agreement. Written notice of resignation by the Administrative Agent pursuant to Section 12.9 of the Credit Agreement shall also constitute notice of resignation as Administrative Agent under this Security Agreement; removal of the Administrative Agent shall also constitute removal as Administrative Agent under this Security Agreement; and appointment of a successor Administrative Agent pursuant to Section 12.9 of the Credit Agreement shall also constitute appointment of a successor Administrative Agent under this Security Agreement.  Upon the acceptance of any appointment as Administrative Agent under Section 12.9 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent under this Security Agreement, and the retiring or removed Administrative Agent under this Security Agreement shall promptly (i) transfer to such successor Administrative Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under this Security Agreement, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the Security Interests created hereunder, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Security Agreement.  After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was Administrative Agent hereunder.

(c)           The Administrative Agent shall not be deemed to have any duty whatsoever with respect to any Secured Party that is a counterparty to a Hedge Agreement the obligations under which constitute Obligations, until it shall have received written notice in form

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and substance satisfactory to the Administrative Agent from a Grantor or any such Secured Party as to the existence and terms of the applicable Hedge Agreement.

8.  Miscellaneous.

8.1  Amendments in Writing.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Administrative Agent in accordance with Section 13.1 of the Credit Agreement.

8.2  Notices.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement.  All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

8.3  No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such other Secured Party would otherwise have on any future occasion.  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4  Enforcement Expenses; Indemnification.  (a) Each Grantor agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Security Agreement.

(b)           Each Grantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

(c)           Each Grantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement to the extent either of the Borrower would be required to do so pursuant to Section 12.7 of the Credit Agreement.

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(d)           The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

8.5  Successors and Assigns.  The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Administrative Agent except pursuant to a transaction permitted by the Credit Agreement.

8.6  Counterparts.  This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Administrative Agent and the Borrower.

8.7  Severability.  Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.8  Section Headings.  The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9  Integration.  This Security Agreement represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

8.10  GOVERNING LAW.  THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11  Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

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(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right of the Administrative Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Administrative Agent or any Secured Party to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

8.12  Acknowledgments.  Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Credit Documents to which it is a party;

(b)           neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Grantors and the Lenders and any other Secured Party.

8.13  Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Security Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Supplement substantially in the form of Annex 1 hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.14  WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

22

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

ROCKWOOD SPECIALTIES INTERNATIONAL, INC.,

by

Name:
Title:

ROCKWOOD SPECIALTIES GROUP, INC.,

by

Name:
Title:

CERAMTEC NORTH AMERICA CORPORATION,

by

Name:
Title:

CHEMETALL CORPORATION,

by

Name:
Title:

CHEMETALL FOOTE CORP.,

by

Name:
Title:

CHEMETALL US, INC.,

by

Name:
Title:

CHEMICAL SPECIALTIES, INC.,

by

Name:
Title:

ETEC-DURAWEAR, INC.,

by

Name:
Title:

ETEC TECHNICAL CERAMICS CORP.,

By

Name:
Title:

EXCALIBUR REALTY COMPANY,

by

Name:
Title:

FOOTE CHILE HOLDING COMPANY,

by

Name:
Title:

POOL SPA HOLDINGS, INC.,

by

Name:
Title:

ROCKWOOD PIGMENTS NA, INC.,

by

Name:
Title:

ROCKWOOD SPECIALTIES INC.,

by

Name:
Title:

ROCKWOOD SPECIALTIES GROUP, INC.,,

by

Name:
Title:

SOUTHERN CLAY PRODUCTS, INC.,

by

Name:
Title:

SOUTHERN COLOR N.A., INC.,

by

Name:
Title:

CREDIT SUISSE AG,
CAYMAN ISLANDS BRANCH, as Administrative Agent

by

Name:
Title:

by
Name:
Title:

ANNEX A TO THE

SECURITY AGREEMENT

SUBSIDIARY GRANTORS

•  Subsidiary Grantors

CeramTec North America Corporation

Chemetall Corporation

Chemetall Foote Corp.

Chemetall US, Inc.

Chemical Specialties, Inc.
ETEC-Durawear, Inc.
ETEC Technical Ceramics Corp.

Excalibur Realty Company.

Foote Chile Holding Company

Pool Spa Holdings, Inc.

Rockwood Pigments NA, Inc.
Rockwood Specialties Group,Inc.
Rockwood Specialties Inc..
Southern Clay Products, Inc.
Southern Color N.A., Inc.

•  Notice Address for All Grantors

[100 Overlook Center

Princeton, NJ 08540]

SCHEDULE 1 TO THE

SECURITY AGREEMENT

COPYRIGHT LICENSES

SCHEDULE 2 TO THE

SECURITY AGREEMENT

COPYRIGHTS AND COPYRIGHT APPLICATIONS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE 3 TO THE

SECURITY AGREEMENT

PATENT LICENSES

SCHEDULE 4 TO THE

SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

SCHEDULE 5 TO THE

SECURITY AGREEMENT

TRADEMARK LICENSES

SCHEDULE 6 TO THE

SECURITY AGREEMENT

TRADEMARKS AND TRADEMARK APPLICATIONS

Registered Owner/Grantor	Trademark	Registration No.	Application No.

ANNEX 1 TO THE

SECURITY AGREEMENT

SUPPLEMENT NO. [  ] dated as of [             ], to the Security Agreement dated as of February 10, 2011, among ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Borrower”), ROCKWOOD SPECIALTIES INTERNATIONAL, INC., a Delaware corporation (“Holdings”), each subsidiary of the Borrower listed on Schedule 1 thereto (each such subsidiary individually a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors, Holdings and the Borrower are referred to collectively herein as the “Grantors”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) from time to time parties to the Credit Agreement referred to below.

A.  Reference is made to (a) the Credit Agreement dated as of February 10, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the Lenders, the Administrative Agent, KKR Capital Markets LLC, as syndication agent and Deutsche Bank Securities, Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as co-documentation agents (in such capacity, the “Co-Documentation Agents”) for the Lenders, and (b) the Guarantee dated as of February 10, 2011 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”), among the Borrower, Holdings, the Subsidiary Guarantors party thereto and the Administrative Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C.  The Grantors have entered into the Security Agreement in order to induce Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or Affiliates of Lenders to enter into Hedge Agreements with the Borrower and/or the Restricted Subsidiaries.

D.  Section 9.11 of the Credit Agreement and Section 8.13 of the Security Agreement provide that each Subsidiary of the Borrower that is required to become a party to the Security Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement.  Each undersigned Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce the Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Administrative Agent and the New Grantors agree as follows:

SECTION 1.  In accordance with Section 8.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a Security Interest in all of the Collateral of such New Grantor.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.  Each New Grantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Administrative Agent and the Borrower.  This Supplement shall become effective as to each New Grantor when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Administrative Agent.

SECTION 4.  Each New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of such New Grantor, (b) set forth on Schedule I attached hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books or records relating to Collateral owned by it, (iv) the identity or type of organization or corporate structure of such New Grantor and (v) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (c) as of the date hereof (i) Schedule II hereto sets forth all of each New Grantor’s Copyright

2

Licenses, (ii) Schedule III hereto sets forth, in proper form for filing with the United States Copyright Office, all of each New Grantor’s Copyrights and Copyright Applications, (iii) Schedule IV hereto sets forth all of each New Grantor’s Patent Licenses, (iv) Schedule V hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Patents and Patent Applications, (v) Schedule VI hereto sets forth all of each New Grantor’s Trademark Licenses, (vi) Schedule VII hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Trademarks and Trademark Applications.

SECTION 5.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement.  All communications and notices hereunder to each New Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

SECTION 9.  Each New Grantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

3

IN WITNESS WHEREOF, each New Grantor and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By

Name:
Title:

CREDIT SUISSE AG,
CAYMAN ISLANDS BRANCH, as Administrative Agent

By

Name:
Title:

By
Name:
Title:

4

SCHEDULE I

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

LOCATION OF COLLATERAL

NEW GRANTOR INFORMATION

Legal Name	Jurisdiction of Incorporation or Organization	Location of Chief Executive Office and Principal Place of Business	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number

SCHEDULE II

TO SUPPLEMENT NO.       TO THE

SECURITY AGREEMENT

COPYRIGHT LICENSES

SCHEDULE III

TO SUPPLEMENT NO.       TO THE

SECURITY AGREEMENT

COPYRIGHTS AND COPYRIGHT APPLICATIONS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE IV

TO SUPPLEMENT NO.       TO THE

SECURITY AGREEMENT

PATENT LICENSES

SCHEDULE V

TO SUPPLEMENT NO.       TO THE

SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

SCHEDULE VI

TO SUPPLEMENT NO.       TO THE

SECURITY AGREEMENT

TRADEMARK LICENSES

SCHEDULE VII

TO SUPPLEMENT NO.       TO THE

SECURITY AGREEMENT

TRADEMARKS AND TRADEMARK APPLICATIONS

Registered Owner/Grantor	Trademark	Registration No.	Application No.

ANNEX 2 TO THE

SECURITY AGREEMENT

SUPPLEMENT NO. [  ] dated as of [             ], to the Security Agreement dated as of February 10, 2011, among ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Borrower”), ROCKWOOD SPECIALTIES INTERNATIONAL, INC., a Delaware corporation (“Holdings”), each subsidiary of the Borrower listed on Schedule 1 thereto (each such subsidiary individually a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors, Holdings and the Borrower are referred to collectively herein as the “Grantors”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) from time to time parties to the Credit Agreement referred to below.

A.  Reference is made to (a) the Credit Agreement dated as of February 10, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the Lenders, the Administrative Agent, KKR Capital Markets LLC, as syndication agent AND Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as co-documentation agents (in such capacity, the “Co-Documentation Agents”) for the Lenders, and (b) the Guarantee dated as of February 10, 2011 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”), among the Borrower, Holdings, the Subsidiary Guarantors party thereto and the Administrative Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C.  The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or Affiliates of Lenders to enter into Hedge Agreements with the Borrower.  Pursuant to Section 4.1(b) of the Security Agreement, within 30 days after the end of each calendar quarter, each Grantor has agreed to deliver to the Administrative Agent a written supplement substantially in the form of Annex 2 thereto with respect to any additional Copyrights and Copyright Applications, Copyright Licenses, Patents and Patent Applications, Patent Licenses, Trademarks and Trademark Applications, and Trademark Licenses acquired by such Grantor after the date of the Credit Agreement.  The Grantors have identified the additional Copyrights and Copyright Applications, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Applications, and Trademark Licenses acquired by such Grantors after the date of the Credit Agreement set forth on Schedule I, II, III, IV, V and VI hereto.  The undersigned Grantors are executing this Supplement in order to facilitate supplemental filings to be made by the

Administrative Agent with the United States Copyright Office and the United States Patent and Trademark Office.

Accordingly, the Administrative Agent and the Grantors agree as follows:

SECTION 1.  (a) Schedule 1 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in Schedule I hereto, (b) Schedule 2 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in Schedule II hereto, (c) Schedule 3 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in Schedule III hereto, (d) Schedule 4 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in Schedule IV hereto, (e) Schedule 5 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in Schedule V hereto, and (f) Schedule 6 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in Schedule VI hereto.

SECTION 3.  Each Grantor hereby represents and warrants that the information set forth on Schedules I, II, III, IV, V and VI hereto is true and correct.

SECTION 2.  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Administrative Agent and the Borrower.  This Supplement shall become effective as to each Grantor when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Grantor and the Administrative Agent.

SECTION 4.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement.  All communications and

2

notices hereunder to each Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

SECTION 8.  Each Grantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

3

IN WITNESS WHEREOF, each Grantor and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[GRANTOR],

By

Name:
Title:

CREDIT SUISSE AG,
CAYMAN ISLANDS BRANCH,
as Administrative Agent

By

Name:
Title:

By

Name:
Title:

4

SCHEDULE I

TO SUPPLEMENT NO.       TO THE

SECURITY AGREEMENT

COPYRIGHT LICENSES

SCHEDULE II

TO SUPPLEMENT NO.       TO THE

SECURITY AGREEMENT

COPYRIGHTS AND COPYRIGHT APPLICATIONS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE III

TO SUPPLEMENT NO.       TO THE

SECURITY AGREEMENT

PATENT LICENSES

SCHEDULE IV

TO SUPPLEMENT NO.       TO THE

SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

SCHEDULE V

TO SUPPLEMENT NO.       TO THE

SECURITY AGREEMENT

TRADEMARK LICENSES

SCHEDULE VI

TO SUPPLEMENT NO.       TO THE

SECURITY AGREEMENT

TRADEMARKS AND TRADEMARK APPLICATIONS

Registered Owner/Grantor	Trademark	Registration No.	Application No.

EXHIBIT 1

TO THE SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of February 10, 2011 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of CREDIT SUISSE AG, as administrative agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”).

WHEREAS, the Grantors are party to a Security Agreement dated as of February 10, 2011 (the “Security Agreement”) between each of the Grantors and the other grantors party thereto and the Administrative Agent pursuant to which the Grantors granted a security interest to the Administrative Agent in the Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Administrative Agent as follows:

SECTION 1.        Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.        Grant of Security Interest in Trademark Collateral

SECTION 2.1      Grant of Security.  Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, a security interest in all of the following property now owned or hereafter acquired by such Grantor or in which such Grantor now has or at any time in future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and applications to register any of the foregoing in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including all such registrations and applications listed on Schedule A hereto, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

SECTION 2.2      Certain Limited Exclusions.  Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 3.        Security Agreement

This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Administrative Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.        Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Note: the governing law provision here should conform to the Security Agreement.]

SECTION 5.        Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

On this          day of                         ,          before me personally appeared                                       , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                                         , who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

Accepted and Agreed:

CREDIT SUISSE AG,

CAYMAN ISLANDS BRANCH,

as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A
to
TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date

EXHIBIT 2

TO THE SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of February 10, 2011 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of CREDIT SUISSE AG, as administrative agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”).

WHEREAS, the Grantors are party to a Security Agreement dated as of February February 10, 2011 (the “Security Agreement”) between each of the Grantors and the other grantors party thereto and the Administrative Agent pursuant to which the Grantors granted a security interest to the Administrative Agent in the Patent Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Administrative Agent as follows:

SECTION. 1.       Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.        Grant of Security Interest

Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, a security interest in all of the following property now owned or hereafter acquired by such Grantor or in which such Grantor now has or at any time in future may acquire any right, title or interest (collectively, the “Patent Collateral”):

(a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including the patents and patent applications listed on Schedule A hereto, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

SECTION 3.        Security Agreement

This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office.  The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Administrative Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.        Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.        Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

On this          day of                         ,          before me personally appeared                                       , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                                         , who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

Accepted and Agreed:
CREDIT SUISSE AG,
CAYMAN ISLANDS BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A
to
PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

EXHIBIT 3

TO THE SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of February 10, 2011 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of CREDIT SUISSE AG, as administrative agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”).

WHEREAS, the Grantors are party to a Security Agreement dated as of February February 10, 2011 (the “Security Agreement”) between each of the Grantors and the other grantors party thereto and the Administrative Agent pursuant to which the Grantors granted a security interest to the Administrative Agent in the Copyright Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Administrative Agent as follows:

SECTION 1.         Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.         Grant of Security Interest

Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, a security interest in all of the following property now owned or hereafter acquired by such Grantor or in which such Grantor now has or at any time in future may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including the registrations and applications listed on Schedule A hereto.

SECTION 3.         Security Agreement

This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Copyright Office.  The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Administrative Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.         Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.         Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

STATE OF	)
) ss.
COUNTY OF	)

On this          day of                         ,          before me personally appeared                                       , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                                         , who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

Accepted and Agreed:
CREDIT SUISSE AG,
CAYMAN ISLANDS BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A
to
COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Title	Application No.	Filing Date	Registration No.	Registration Date

EXCLUSIVE INBOUND COPYRIGHT LICENSES

Description of Copyright License	Name of Licensor	Registration Number of underlying Copyright

EXHIBIT G
TO THE CREDIT AGREEMENT

FORM OF LETTER OF CREDIT REQUEST

No. (8)	Dated (9)

To:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and as the Letter of Credit Issuer, under the Credit Agreement dated as of February     , 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rockwood Specialties Group, Inc., and Rockwood Specialties International, Inc., the several lenders from time to time parties thereto, the Administrative Agent referred to above and KKR Capital Markets LLC, as Syndication Agent.

Ladies and Gentlemen:

The undersigned hereby requests that the Letter of Credit Issuer issue a Letter of Credit on                           (10) (the “Date of Issuance, in the aggregate stated amount of the Dollar Equivalent of                           (11) in                           (12).

For purposes of this Letter of Credit Request, unless otherwise defined, all capitalized terms used herein that are defined in the Credit Agreement shall have the respective meanings provided therein.

The beneficiary of the requested Letter of Credit will be                           (13), and such Letter of Credit will be in support of                           (14) and will have a stated termination date of                           (15).

(8)           Letter of Credit Request Number.

(9)           Date of standby Letter of Credit Request (at least five Business Days prior to the Date of Issuance or such lesser number of Business Days as may be agreed by the Administrative Agent and such Letter of Credit Issuer).

(10)         Date of Issuance.

(11)         Aggregate initial stated amount of Letter of Credit.

(12)         Dollars, Euro or Sterling.

(13)         Insert name and address of beneficiary.

(14)         Insert description of supported obligations and name of agreement to which it relates, if any.

The undersigned hereby certifies that:

(a)           All representations and warranties made by any Credit Party contained in the Credit Agreement or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Date of Issuance (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(b)           No Default or Event of Default has occurred and is continuing as of the date hereof nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.

Copies of all documentation with respect to the supported transaction are attached hereto.

ROCKWOOD SPECIALTIES GROUP, INC.,

By:
Name:
Title:

(15)         Insert last date upon which drafts may be presented.

EXHIBIT H-1

TO THE CRDIT AGREEMENT

[FORM OF OPINION]

EXHIBIT H-2

TO THE CRDIT AGREEMENT

[FORM OF OPINION]

EXHIBIT I
TO THE CREDIT AGREEMENT

FORM OF CLOSING CERTIFICATE

Reference is made to the Credit Agreement dated as of February     , 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rockwood Specialties Group, Inc., a Delaware corporation, Rockwood Specialties International, Inc., a Delaware corporation, the lending institutions from time to time parties thereto, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Collateral Agent and KKR Capital Markets LLC, as Syndication Agent. Terms  used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

1.             The undersigned [President or Vice President] of [             ] (the “Certifying Credit Party”) hereby certifies as follows:

(a)           The representations and warranties made by the Certifying Credit Party(16) in Sections 8.1(a), 8.2 and 8.3 of the Credit Agreement, in each case as they relate to the Certifying Credit Party on the date hereof, are true and correct in all material respects on and as of the date hereof; and

(b)           [              ] is the duly elected and qualified [Assistant] Secretary of the Certifying Credit Party and the signature set forth on the signature line for such officer below is such officer’s true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Certifying Credit Party each Credit Document to which it is a party and any certificate or other document to be delivered by the Certifying Credit Party pursuant to such Credit Documents; and

2.             The undersigned [Assistant] Secretary of the Certifying Credit Party hereby certifies as follows:

(a)           There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Credit Party, nor to my knowledge has any other event occurred affecting or threatening the corporate existence of the Certifying Credit Party;

(b)           The Certifying Credit Party is a [corporation][limited liability company] duly organized, validly existing and in good standing under the laws of [jurisdiction];

(c)           Attached hereto as Exhibit A is a complete and correct copy of resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of the Certifying Credit Party on                   , 2011 authorizing [(a)] the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party [and (b) the extensions of credit contemplated by the Credit Agreement](17); such

(16)         Only applicable for Rockwood Specialties Group, Inc. and Rockwood Specialties International, Inc.

(17)         To be included for Rockwood Specialties Group, Inc. only.

resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of the Certifying Credit Party now in force relating to or affecting the matters referred to therein;

(d)           Attached hereto as Exhibit B is a true and complete copy of the certificate of [incorporation] [formation] of the Certifying Credit Party as in effect at all times since [           ] to and including the date hereof, certified by the [Secretary of State of the State of Delaware or appropriate Governmental Authority in the jurisdiction] as of a recent date;

(e)           Attached hereto as Exhibit C is a true and complete copy of the [by-laws] [limited liability company agreement] of the Certifying Credit Party as in effect at all times since [          ], to and including the date hereof; and

(f)            The following persons are now duly elected and qualified officers of the Certifying Credit Party holding the offices indicated next to their respective names below, and such officers have held such offices with the Certifying Credit Party at all times since the date appearing opposite their respective names below, to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Credit Party each Credit Document to which it is a party and any certificate or other document to be delivered by the Certifying Credit Party pursuant to such Credit Documents:

Name	Office	Date	Signature
[ ]
[Assistant] Secretary

IN WITNESS WHEREOF, the undersigned have hereto set our names as of [       ], 2011.

Name:	Name:
Title:	Title: [Assistant] Secretary

EXHIBIT J
TO THE CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date (as defined below) and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Acceptance and not otherwise defined herein shall have the meanings specified in the Credit Agreement dated as of February     , 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rockwood Specialties Group, Inc. (the “Borrower”), a Delaware corporation, Rockwood Specialties International, Inc (“Holdings”)., a Delaware corporation, the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Collateral Agent and KKR Capital Markets LLC, as Syndication Agent. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of the Revolving Credit Commitment and/or Term Loan Commitment (each a “Credit Facility”) identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.                                       Assignor (the “Assignor”):

2.                                       Assignee (the “Assignee”):

3.                                       Assigned Interest (the “Assigned Interest”):

Credit Facility	Total Commitment of all Lenders	Amount of Credit Facility Assignment	Percentage Assigned of Total Commitment of all Lenders (Set forth, to at least 9 decimals, as a percentage of the Total Commitment of Revolving Credit Commitment of all Lenders)
Revolving Credit Commitment	$180,000,000.00		[0.000000000]	%
Term Loan Commitment	$850,000,000.00		[0.000000000]	%

4.                                       Effective Date of Assignment (the “Effective Date”):                      , 20  (1).

The terms set forth in this Assignment and Acceptance are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor,

by
Name:
Title:

[NAME OF ASSIGNEE], as Assignee,

by
Name:
Title:

(1)           To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the Register therefor.

2

[Consented to and](2) Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Administrative Agent,

by:
Name:
Title:

by:
Name:
Title:

(2)           See Section 13.6 of Credit Agreement.

3

[Consented to:

ROCKWOOD SPECIALTIES GROUP, INC.,

by:
Name:
	Title:	](3)

(3)           See Section 13.6 of Credit Agreement.

4

ANNEX 1

TO EXHIBIT J

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.             Representations and Warranties and Agreements.

1.1           Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, Holdings, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by any of the Borrower, Holdings, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document of any of their respective obligations under any Credit Document.

1.2.          Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender thereunder, (iii) from and after the Effective Date, it shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under the Credit Agreement, and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any other Agent, or any other Lender and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any other Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender, including, if it is a Non-U.S. Lender, its obligations pursuant to Section 5.4 of the Credit Agreement.

2.             Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but

5

excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions.

3.1           In accordance with Section 13.6 of the Credit Agreement, upon execution, delivery, acceptance and recording of this Assignment and Acceptance, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under the Credit Agreement with a Commitment as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Acceptance, be released from its obligations under the Credit Agreement (and, in the case of this Assignment and Acceptance covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5 thereof).

3.2           This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed by one or more of the parties to this Assignment and Acceptance on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Assignment and Acceptance and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by and interpreted under the law of the state of New York.

6

EXHIBIT K-1
TO THE CREDIT AGREEMENT

FORM OF PROMISSORY NOTE (TERM LOANS)

$	New York
[ ], 20[ ]

FOR VALUE RECEIVED, the undersigned, ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [Lender] or its registered assigns (the “Lender”), at the Administrative Agent’s Office or such other place as Credit Suisse AG, Cayman Islands Branch (the “Administrative Agent”), shall have specified, in Dollars and in immediately available funds, in accordance with Section 2.5 of the Credit Agreement (as defined below) on the Term Loan Maturity Date (capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), the principal amount of [        ] Dollars ($[    ]) or, if less, the aggregate unpaid principal amount of all Term Loans, if any, made by the Lender to the Borrower pursuant to the Credit Agreement. The Borrower further unconditionally promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement.

This Promissory Note is one of the promissory notes referred to in Section 13.6 of the Credit Agreement dated as of February     , 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Rockwood Specialties International, Inc., the lending institutions from time to time parties thereto, the Administrative Agent and KKR Capital Markets LLC, as Syndication Agent. This Promissory Note is subject to, and the Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the Term Loans evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents. The Term Loans evidenced hereby are subject to prepayment prior to the Term Loan Maturity Date, in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the Lender, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Administrative Agent or the Lender of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or the Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 13.6(b) of the Credit Agreement, and such Person shall be treated as the Lender hereunder for all purposes of the Credit Agreement.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

ROCKWOOD SPECIALTIES GROUP, INC.,

by

Name:
Title:

2

EXHIBIT K-2
TO THE CREDIT AGREEMENT

FORM OF PROMISSORY NOTE (REVOLVING CREDIT AND SWINGLINE LOANS)

[$][€][£]	[New York]
[ ], 20[ ]

FOR VALUE RECEIVED, the undersigned, ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [Lender] or its registered assigns (the “Lender”), at the Administrative Agent’s Office or such other place as CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (the “Administrative Agent”), shall have specified, in [Dollars][Euro][Sterling] and in immediately available funds, in accordance with Section 2.5 of the Credit Agreement (as defined below) on the [Revolving Credit Maturity Date] [Swingline Maturity Date] (capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), the principal amount of [   ] [Dollars][Euro][Sterling] ([$][€][£][        ]) or, if less, the aggregate unpaid principal amount of all [Revolving Credit Loans][Swingline Loans], if any, made by the Lender to the Borrower pursuant to the Credit Agreement. The Borrower further unconditionally promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement.

This Promissory Note is one of the promissory notes referred to in Section 13.6 of the Credit Agreement dated as of February     , 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rockwood Specialties Group, Inc., Rockwood Specialties International, Inc., the lending institutions from time to time parties thereto, the Administrative Agent and KKR Capital Markets LLC, as Syndication Agent. This Promissory Note is subject to, and the Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the [Revolving Credit Loans][Swingline Loans] evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents. The [Revolving Credit Loans] [Swingline Loans] evidenced hereby are subject to prepayment prior to the [Revolving Credit Maturity Date][Swingline Maturity Date], in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the Lender, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Administrative Agent or the Lender of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or the Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 13.6(b) of the Credit Agreement, and such Person shall be treated as the Lender hereunder for all purposes of the Credit Agreement.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

ROCKWOOD SPECIALTIES GROUP, INC.,

by

Name:
Title:

2

EXHIBIT L
TO THE CREDIT AGREEMENT

FORM OF CONFIDENTIALITY AGREEMENT

• Memorandum To:	• [Insert Name and Address of the Prospective Lender/Counterparty to Swap Agreement to be entered into in connection with Loans]

• Date:	• [ ]

• Subject:	• Confidentiality Agreement for the Credit Agreement (as defined below).

In connection with your interest in becoming a [Lender][counterparty to a swap agreement to be entered into in connection with Loans (a “Counterparty”)] under the Credit Agreement dated as of February     , 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), among Rockwood Specialties Group, Inc., a Delaware corporation, Rockwood Specialties International, Inc., a Delaware corporation, the lending institutions from time to time parties thereto, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Collateral Agent (the “Administrative Agent”)and KKR Capital Markets LLC, as Syndication Agent, you will be receiving certain information that is non-public, confidential or proprietary. Such information concerning Rockwood Specialties Group, Inc. and each of its Subsidiaries, Rockwood Specialties International, Inc., (each together with its respective affiliates, the “Companies”), and partnerships controlled by Kohlberg Kravis Roberts & Co. (“KKR”), including the structure of the transaction in which KKR is involved or any of the Companies or KKR, furnished to you by Credit Suisse AG, Cayman Islands Branch and KKR Capital Markets LLC or any of their respective affiliates (collectively, the “Agents”) or otherwise by or on behalf of the Companies (at any time on, before or after the date of this Confidentiality Agreement), together with analyses, compilations, studies or other documents prepared by you or by your affiliates, agents, representatives (including attorneys, accountants and financial advisors) or employees that contain or otherwise reflect such information or your review of, or interest in, the Companies, and any information otherwise concerning the Credit Agreement, is hereinafter referred to as the “Information”. In consideration of your receipt of the Information, you agree that:

1.             The Information shall be kept confidential and shall not, without the prior written consent of the Administrative Agent and the Borrower, be reproduced or disclosed by you or by your affiliates, agents, representatives or employees in any manner whatsoever, in whole or in part, and shall not be used by you or your affiliates, agents, representatives or employees, other than in connection with evaluating whether you wish to become a [Lender under the Credit Agreement] [Counterparty]. Moreover, you agree to reveal Information only to your affiliates, agents, representatives and employees who need to know the Information for the purpose of evaluating whether you wish to become a [Lender under the Credit Agreement][Counterparty], who are informed by you of the confidential nature of the Information and who agree to be bound by the terms and conditions of this Confidentiality Agreement. You agree to take all reasonable measures to restrain your affiliates, agents, representatives and employees from unauthorized disclosure or use of the Information.

2.             Without the prior written consent of the Administrative Agent and the Borrower except as required by law, you and your affiliates, agents, representatives and employees shall not disclose to any person or entity (including, specifically, any representative of the press or media) the fact that the Information has been made available, that discussions or negotiations are taking place concerning a possible transaction involving the Refinancing, the Credit Agreement, any of the terms, conditions or other facts with respect to any such possible transaction (including the status thereof), or that the transaction has been, or is about to be, consummated.

3.             This Confidentiality Agreement shall be inoperative as to such portions of the Information (or such of the facts referred to in the preceding paragraph) that (a) are or become generally available to the public on a non-confidential basis through no fault of or action by you or your affiliates, agents, representatives or employees so long as you have determined in good faith that such portions became generally available from a source (an “Unrestricted Source”) not prohibited from disclosing such portions by a contractual, legal or fiduciary obligation to any of the Companies or Agents, (b) become available to you on a non-confidential basis from a source other than any of the Companies or Agents or any of their respective affiliates, agents, representatives or employees, which source is an Unrestricted Source, or (c) was hereafter independently developed or compiled by you, as evidenced by your records, without the use of the Information.

4.             If and to the extent that you or anyone to whom you transmit the Information pursuant to this Confidentiality Agreement (a) becomes legally compelled to discuss any of the Information or the existence of the transaction pursuant to a subpoena or other court process or (b) is requested or required to provide any of the Information or acknowledge the existence of the Information by an applicable regulatory agency in connection with an examination of your financial institution by examiners or by your independent auditors, (i) you shall use your best efforts to provide the Administrative Agent and the Borrower with notice of such event promptly upon your obtaining knowledge thereof so that any one or more of the Administrative Agent and the Borrower may seek confidential treatment of such Information, (ii) you may disclose the portion of the Information that is the subject of such legal compulsion or request or requirement of such applicable regulatory agency and (iii) you shall disclose such Information in a manner reasonably designed to preserve its confidential nature.

Notwithstanding anything express or implied to the contrary herein or by the documents referred to or incorporated by reference herein, or any other prior or future oral or written statements by any parties hereto with respect to the transactions contemplated herein or by the other Credit Documents, and whether or not any of them are legally binding, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by the Credit Agreement, shall not apply to the tax structure or tax treatment of

2

such transactions, and each recipient (and its employees, representatives, or other agents) may immediately disclose to any and all persons, without limitation of any kind, the U.S. Federal income tax structure and such recipient’s U.S. Federal income tax treatment of such transactions and any opinions or other tax analyses that have been provided by the parties hereto (or any agent thereof) to the recipient regarding such tax structure or tax treatment. However, no such recipient shall disclose any information relating to such tax structure or tax treatment to the extent that non-disclosure is reasonably necessary to comply with applicable securities laws. This paragraph is intended to cause the transactions contemplated by this Agreement not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose.

This Confidentiality Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

If you are prepared to accept the Information on this basis, please sign and return to the Administrative Agent the enclosed copy of this Confidentiality Agreement. In the event that you decide not to provide financing under the Credit Agreement referenced above or to become a Counterparty, you shall, within two business days of such decision, re-deliver to the Administrative Agent the Information, including the material that was furnished to you by or on behalf of any of the Companies in connection with the Credit Agreement, and represent to the Administrative Agent and the Borrower that you have returned all copies of such material (except that you may destroy, rather than re-deliver, any analyses, compilations, studies or other documents prepared by you or by your affiliates, agents, representatives (including attorneys, accountants and financial advisors) or employees that contain or otherwise reflect any Information, and represent to the Administrative Agent and the Borrower that you have destroyed all copies of such material). All of your obligations hereafter and all of our rights and remedies hereunder shall survive any return or destruction of the Information.

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Very truly yours,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By:

Name:
Title:

By:

Name:
Title:

ACCEPTED:

By:

(Name of [Lender] [Counterparty])

By:

Name:
Title:

Date:

4

EXHIBIT M

TO THE CREDIT AGREEMENT

Post-Closing Schedule

1.     All of the documents, instruments, opinions, policies and other items required under Sections 6.1(e), Section 6.2(b), Section 6.2(c), Section 6.2(d) and Section 6.3(c).

2.     A global promissory note, together with an instrument of transfer with respect thereto endorsed in blank, required under Section 6.2(b).

3.     An undated stock power endorsed in blank with respect to Certificate No. 9 of CeramTec North America Corporation Certificate required under Section 6.2(a).

4.     An undated stock power endorsed in blank with respect to Certificate No. 1 of Foote Chile Holding Company required under Section 6.2(a).

EXHIBIT N

TO THE CREDIT AGREEMENT

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of [                        , 20[  ] (this “Agreement”), by and among [NEW LOAN LENDERS] (each, a “New Loan Lender” and, collectively, the “New Loan Lenders”), ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Borrower”), ROCKWOOD SPECIALTIES INTERNATIONAL, INC., a Delaware corporation (“Holdings”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as administrative agent (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of February     , 2011 (the “Credit Agreement”) among the Borrower, Holdings, the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as Administrative Agent and as Collateral Agent and KKR CAPITAL MARKETS LLC, as Syndication Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Revolving Loan Commitments and/or New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders and/or New Revolving Loan Lenders, as applicable;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Revolving Loan Lender party hereto hereby agrees to commit to provide its respective New Revolving Loan Commitment and each New Term Loan Lender party hereto agrees to commit to provide its respective New Term Loan Commitment, as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

Each New Revolving Loan Lender and each New Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other New Revolving Loan Lender, New Term Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Revolving Loan Lender or New Term Loan Lender as the case may be.

Each New Revolving Loan Lender and each New Term Loan Lender hereby agrees to make its respective Commitment on the following terms and conditions:(21)

I.              Applicable ABR Margin.  The Applicable ABR Margin for each Series [    ] New Term Loan shall mean, as of any date of determination, [    ]% per annum [plus the pricing premium, if any, less the pricing reduction, if any].

II.            Applicable Eurodollar Margin

.  The Applicable Eurodollar Margin for each Series [  ] New Term Loans shall mean, as of any date of determination, [    ]% per annum [plus the pricing premium, if any, less the pricing reduction].

III.           Principal Payments

.  The Borrower shall make principal payments on the Series [    ] New Term Loans in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series [ ] New Term Loans
$
$
$
$
$
$
$
$

IV.           Voluntary and Mandatory Prepayments

.  Scheduled installments of principal of the Series [    ] New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of such Loans, as applicable, in accordance with Sections 5.1 and 5.2 of the Credit Agreement respectively.

(21)  Insert completed items 1-7 as applicable with respect to New Term Loans with such modifications as may be agreed to by the parties hereto to the extent consistent with the Credit Agreement.

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V.            Prepayment Fees

.  The Borrower agrees to pay to each New Term Loan Lender the following prepayment fees, if any:  [                                  ].

[Insert other additional prepayment provisions with respect to New Term Loans]

VI.           Other Fees

.  The Borrower agrees to pay each New Term Loan Lender its pro rata share of an aggregate fee equal to [                          ] on [                        ,         ].

VII.         Proposed Borrowing

.  This Agreement represents the Borrower’s request to borrow Series [    ] New Term Loans from the New Term Loan Lenders as follows (the “Proposed Borrowing”):

21.1.        Business Day of Proposed Borrowing:                            ,

21.2.        Amount of Proposed Borrowing:  $

21.3.        Interest rate option:

a.             ABR Loan(s)
b.             Eurodollar Loans
                with an initial Interest
                Period of          month(s)

VIII.        [New Loan Lenders

.  Each New Revolving Loan Lender and each New Term Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of New Revolving Loans or Series [      ] New Term Loans, as the case may be, that such New Revolving Loan Lender and/or New Term Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.](22)

IX.           Credit Agreement Governs

Except as set forth in this Agreement, the New Revolving Loans and/or New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

X.            Borrower’s Certifications

.  By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and the Borrower hereby certify that:

(a)           The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date

(22)  Insert bracketed language if the lending institution is not already a Lender.

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hereof to the same extent as though made on and as of the date hereof, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

(b)           No event has occurred and is continuing or would result from the consummation of the proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default; and

(c)           The Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

XI.           Borrower Covenants

.  By its execution of this Agreement, the Borrower hereby covenants that:

(a)           [The Borrower shall make any payments required pursuant to Section 2.11 of the Credit Agreement in connection with the New Revolving Loan Commitments](23)

(b)           The Borrower shall deliver or cause to be delivered the following legal opinions and documents:  [                      ], together with all other legal opinions and other documents reasonably requested by Administrative Agent in connection with this Agreement; and

(c)           Set forth on the attached Officers’ Certificate are the calculations (in reasonable detail) demonstrating compliance with the financial tests described in Sections 10.9 and 10.10 of the Credit Agreement.

XII.         Notice

.  For purposes of the Credit Agreement, the initial notice address of each New Revolving Loan Lender and/or New Term Loan Lender shall be as set forth below its signature below.

XIII.        Non-US Lenders

.  For each New Revolving Loan Lender and/or New Term Loan Lender that is a Non-US Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Revolving Loan Lender and/or New Term Loan Lender may be required to deliver to the Administrative Agent pursuant to subsection 5.4(d) of the Credit Agreement.

(23)  Select this provision in the circumstance where the Lender is a New Revolving Loan Lender.

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XIV.        Recordation of the New Loans

.  Upon execution and delivery hereof, the Administrative Agent will record the Series [      ] New Term Loans, and/or New Revolving Loans, as the case may be, made by each New Revolving Loan Lender and/or New Term Loan Lender in the Register.

XV.         Amendment, Modification and Waiver

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

XVI.        Entire Agreement

.  This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

XVII.      GOVERNING LAW

.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

XVIII.     Severability

.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

XIX.        Counterparts

.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

6

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [                              ,           ].

[NAME OF NEW LOAN LENDER]

By:
Name:
Title:

Notice Address:
Attention:
Telephone:
Facsimile:

7

ROCKWOOD SPECIALTIES GROUP, INC.

By:
Name:
Title:

ROCKWOOD SPECIALTIES INTERNATIONAL, INC.

By:
Name:
Title:

8

Consented to by:

CREDIT SUISSE AG, CAYMAN
ISLANDS BRANCH
as Administrative Agent and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

9

SCHEDULE A

TO JOINDER AGREEMENT

Name of New Loan Lender	Type of Commitment	Amount

[ ]	[New Term Loan Commitment]	$

[New Revolving Loan Commitment]